                                                                Exhibit 99.17(a)

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                                DATED MAY 1, 2002


SUBADVISORY ARRANGEMENTS

     The following subadviser changes are effective November 25, 2002:


----------------------------------------------------------------------------------------------------------------
Portfolio                           Current Subadviser                      Proposed New Subadviser
----------------------------------------------------------------------------------------------------------------

Real Estate Securities Trust        Cohen & Steers Management, Inc          Deutsche Asset Management, Inc.
                                                                            ("DeAM")
Dynamic Growth Trust                Janus Capital Management LLC            Deutsche Asset Management, Inc.
Growth Trust                        SSgA Funds Management, Inc.             Deutsche Asset Management, Inc.
International Stock Trust           T. Rowe Price International, Inc.       Deutsche Asset Management
                                                                            Investment Services Ltd. ("DeAMIS")

----------------------------------------------------------------------------------------------------------------

In addition, Deutsche Asset Management, Inc is replacing SSgA Funds Management, Inc. as sub-subadviser to the Lifestyle Trusts effective November 25, 2002. MFC Global Investment Management (U.S.A.) Limited will continue as subadviser to the Lifestyle Trusts.

     In connection with these subadviser changes, the following changes are effective November 25, 2002:

     REAL ESTATE SECURITIES TRUST

New Advisory Fee: The advisory fee for the Real Estate Securities Trust has been lowered from .65% to .60%.

New Investment Policies:

     The portfolio invests, under normal market conditions, at least 80% of net assets (plus any borrowings for investment purposes) in equity securities of real estate investment trusts ("REITS") and real estate companies. Equity securities include common stock, preferred stock and securities convertible into common stock.

     A company is considered to be a real estate company if, in the opinion of DeAM, at least 50% of its revenues or 50% of the market value of its assets at the time its securities are purchased by the portfolio are attributed to the ownership, construction, management or sale of real estate.

     DeAM looks for real estate securities it believes will provide superior returns to the portfolio, and attempts to focus on companies with the potential for stock price appreciation and a record of paying dividends.

     To find these issuers, DeAM tracks economic conditions and real estate market performance in major metropolitan areas and analyzes performance of various property types within those regions. To perform this analysis, it uses information from a nationwide network of real estate professionals to evaluate the holdings of real estate companies and REITs in which the portfolio may invest. Its analysis also includes the companies' management structure, financial structure and business strategy. The goal of these analyses is to determine which of the issuers DeAM believes will be the most profitable to the portfolio. DeAM also considers the effect of the real estate securities markets in general when making investment decisions. DeAM does not attempt to time the market.

     Description of REITs. A REIT invest primarily in income-producing real estate or makes loans to persons involved in the real estate industry.


     Some REITs, called equity REITs, buy real estate and pay investors income from the rents received from the real estate owned by the REIT and from any profits on the sale of its properties. Other REITs, called mortgage REITs, lend money to building developers and other real estate companies and pay investors income from the interest paid on those loans. There are also hybrid REITs which engage in both owning real estate and making loans.

     If a REIT meets certain requirements, it is not taxed on the income it distributes to its investors.

     The portfolio may realize some short-term gains or losses if DeAM chooses to sell a security because it believes that one or more of the following is true:

     - A security is not fulfilling its investment purpose;
     - A security has reached its optimum valuation; or
     - A particular company or general economic conditions have changed.

Based on its recent practices, DeAM expects that the portfolio's assets will be invested primarily in equity REITs. In changing market conditions, the portfolio may invest in other types of REITs.

     Other Investments. When DeAM believes that it is prudent, the portfolio may invest a portion of its assets in other types of securities. These securities may include convertible securities, short-term securities, bonds, notes, securities of companies not principally engaged in the real estate industry, non-leveraged stock index futures contracts and other similar securities. (Stock index futures contracts, can help the portfolio's cash assets remain liquid while performing more like stocks.)

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Real Estate Securities Trust may place all or a portion of its assets in liquid, high grade fixed income securities such as money market instruments, certificates of deposit, commercial paper, short-term corporate debt securities, variable rate demand notes, governments securities and repurchase agreements. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

New Portfolio Manager:

     The following persons are responsible for the day-to-day management of the portfolio's investments:

     KAREN J. KNUDSON. Principal, Deutsche Asset Management

     - Joined the investment advisor in 1995.
     - More than 20 years of investment industry experience.
     - MBA, University of California at Berkeley

     JOHN F. ROBERTSON. Vice President, Deutsche Asset Management

     - Joined the investment advisor in 1996.
     - Prior to 1996, Assistant Vice President for Lincoln Investment Management responsible for REIT research
     - Charter Financial Analyst

     JOHN W. VOJTICEK. Vice President, Deutsche Asset Management

     - Joined the investment advisor in 1996.
     - Over six years of investment experience

     MARK D. ZEISLOFT. Vice President, Deutsche Asset Management

     - Joined the investment advisor in 1996.
     - Over twelve years of investment experience
     - MBA, University of Chicago


     DYNAMIC GROWTH TRUST

New Investment Policies:

     The portfolio invests primarily in the stocks and other equity securities of medium-sized U.S. companies with strong growth potential

     Under normal circumstances, the portfolio invests the majority of its assets in the stock and other securities with equity characteristics of U.S. companies with market capitalizations, at the time of purchase, within the market capitalization range of the S&P Mid-Cap 400 Index. DeAM believes these companies contain the greatest concentration of businesses with significant growth prospects.

     DeAM focuses on individual security selection rather than industry selection. DeAM uses an active process which combines financial analysis with company visits to evaluate management and strategies.

     The portfolio may invest in convertible securities when it is more advantageous than investing in a company's common stock. The portfolio may also invest up to 20% of its assets in stocks and other securities of companies based outside the U.S. Under normal conditions this tactic will not comprise a major element of its strategy.

     Investment Process. Company research lies at the heart of DeAM's investment process. DeAM uses a "bottom-up" approach to picking securities. This approach focuses on individual stock selection rather than industry selection.

     - DeAM focuses on undervalued stocks with fast-growing earnings and superior near-to-intermediate term performance potential.
     - DeAM emphasizes individual selection of medium-sized stocks across all economic sectors, early in their growth cycles and with the potential to be the blue chips of the future.
     - DeAM generally seeks companies with leading or dominant position in their niche markets, a high rate of return on invested capital and the ability to finance a major part of future growth from internal sources.
     - DeAM screens within the market capitalization range of the S&P Mid-Cap 400 Index for medium-sized companies with growth and profitability.

     Temporary Defensive Position. The portfolio may from time to time adopt a temporary defensive position in response to extraordinary adverse political, economic or stock market events. DeAM may invest up to 100% of the portfolio's assets in the common stock of larger companies, in fixed-income securities, or short-term money market securities. To the extent DeAM adopts such a position and over the course of its duration, the portfolio may not meet its goal of long-term capital growth.

New Portfolio Manager:

     The following persons are responsible for the day-to-day management of the portfolio's investments:

     AUDREY M. T. JONES, CFA. Managing Director, Deutsche Asset Management, and Lead Manager of the portfolio.

     - Joined the investment advisor in 1986.
     - Portfolio manager with a primary focus on the credit sensitive, communication services, energy, process industries and transportation sectors.
     - 30 years of investment industry experience.
     - BBA from Pace University Lubin School of Business.

     DORIS R. KLUG, CFA. Director of Deutsche Asset Management and Co-Manager of the portfolio.

     - Joined Deutsche Asset Management in 2000.
     - Portfolio manager with primary focus on the consumer and capital goods sectors.
     - Vice President of Mutual of America from 1993 to 2000.
     - 21 years of financial industry experience.
     - MBA from New York University Stern School of Business.

     BOB GRANDHI, CFA. Director of Deutsche Asset Management and Co-Manager of the portfolio.

     - Joined Deutsche Asset Management in 2001.

     - Portfolio manager with primary focus on the technology and healthcare sectors.
     - Portfolio manager at Monument Funds Group and Daiwa Securities from 2000 to 2001 and 1990 to 2000, respectively.
     - 25 years of financial industry experience.
     - MS and MBA, Illinois Institute of Technology.


     GROWTH TRUST

New Name:  All Cap Core Trust

New Investment Policies:

     The All Cap Core Trust invests in common stocks and other equity securities within all asset classes (small, mid and large cap) primarily those within the Russell 3000 Index.

     The portfolio may invest in all types of equity securities including common stocks, preferred stocks and preferred and preference stocks, convertible securities and depositary receipts for such securities. These securities may be listed on securities exchanges, traded in various over-the-counter markets or have no organized markets.

      The portfolio may also invest in U.S. Government securities and up to 5% of its assets in foreign securities.

     Investment Philosophy. DeAM pursues an actively managed, quantitative investment process. DeAM's investment philosophy is based on three central tenets:

     - Securities have an intrinsic value from which they deviate over time. DeAM believes that the best way to measure a security's fair vale is relative to its peers within its own industry.

     - Finding attractive companies with long-term potential requires a consideration of both growth and value attributes. Technical analysis further enhances the stock selection process, helping to identify timely market opportunities.
     - Quantitative investment models provide an improved framework for selecting mispriced stocks in an unbiased, consistent and repeatable manner.

     Quantitative Investment Approach. DeAM blends fundamental equity analysis and quantitative investment theory into a disciplined and systematic process. This technique minimizes subjectivity and allows the team to analyze the broadest possible universe of stocks. DeAM's proprietary U.S. stock evaluation model, the Quantitative Investment Model (the "Model"), incorporates valuation and growth investment parameters and is used to select securities. DeAM believes that combining techniques used by fundamental value investors with extensive growth and earnings analysis minimizes investment style bias and ultimately produces a "pure" stock selection process that seeks to add value in any market environment. DeAM also incorporates technical analysis to capture short-term price changes and market responsiveness to new information.

     By applying a rigorous portfolio construction process, the team targets excess return levels similar to traditional managers, while holding a significantly more diversified basket of stocks. Non-linear market impact assumptions are also incorporated into the process to maximize the trade-off between the anticipated pickup from trading and the costs associated with making these trades.

     Portfolio Construction and Quantitative Risk Management. DeAM extensively screens the Russell 3000 universe using multiple investment parameters to identify what DeAM believes are the most and least attractive securities. Expected returns are generated for each stock relative to its own industry. Securities are then selected based on expected returns, risk control constraints and anticipated transaction costs.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the All Cap Core Trust may invest all or a portion of its assets in bonds, cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The All Cap Core Trust is authorized to use all the investment strategies referred to under "Hedging and Other Strategic Transactions".

New Portfolio Managers:

     JOSHUA FEUERMAN. Managing Director, Deutsche Asset Management, and Co-Manager of the portfolio

     - Joined the investment advisor in 1999. Prior to that, he was head of international strategies, including emerging and developed markets at State Street Global Advisors.

     - Manages Deutsche Global Quantitative Equities Group

     - Has MBA from the University of Chicago and is a Chartered Financial
       Analyst

     MICHAEL PATCHEN. Vice President, Co-Manager of the portfolio.

     - Joined the investment advisor in 2000. Prior to that, he managed global quantitative mandates including hedge funds at AQR Capital Management and prior to that at Goldman Sachs Asset Management
     - Senior U.S. portfolio manager
     - Has a BS from The Wharton School and a BAS from the University of Pennsylvania

     DAVID KOZIOL.   Director Deutsche Asset Management

     - Joined the investment advisor in 2001. Prior to that, was principal in the Advanced Strategies and Research Group at Barclays Global Investors specializing in equities, fixed income and hedge fund products. Prior to that, he was an investment banker at Salomon Brothers.

     - Manages Deutsche Global Quantitative Equities Research Group

     INTERNATIONAL STOCK TRUST

     Under normal market conditions, the International Stock Trust invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks. The portfolio primarily invests in the countries that make up the MSCI EAFE Index. The MSCI EAFE Index tracks stocks in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. At least 50% of the portfolio's assets will be invested in securities that are represented in the MSCI EAFE Index. However, the portfolio may invest up to 50% of its total assets in non-Index securities of companies located in the countries that make up the Index.

     The MSCI EAFE Index has a median market capitalization of over $2.8 billion. Under normal market conditions, the portfolio invests in securities of issuers with a minimum market capitalization of $500 million.

     Strategy. DeAMIS seeks to identify a focused list of approximately 30 to 40 companies that offer, in DeAMIS's opinion, the greatest upside potential on a rolling 12 month view. DeAMIS uses an entirely bottom-up approach, with no active allocation between countries, regions or industries.

     Investment Process. DeAMIS begins with a broad universe of equity securities of issuers located in the countries that make up the MSCI EAFE Index. The universe includes all securities in the Index and a large number of securities not included in the Index but whose issuers are located in the countries that make up the Index.

     Research is conducted by 15 global sector research teams in addition to 5 local research teams. These analysts are based in DeAMIS's worldwide offices but are connected by a systematic valuation approach, encapsulated in CFROI (cashflow return on investment). Focusing on CFROI enables DeAMIS to attempt to remove the distortions found in traditional accounting methods and enables the analyst to focus on the true worth of the company. Teams of analysts identify those companies with high and sustainable return on capital and long-term prospects for growth. The most important part of our investment process is the company meeting schedule.

     Each global sector analyst ranks their stocks relative to their own sector. Stocks are ranked on a relative expected return and the level of conviction. Based on fundamental research, DeAMIS sets a target price objective (DeAMIS's opinion of the intrinsic value of the security) for each security and rank the securities based on these target price objectives. DeAMIS applies a strict buy and sell strategy. The top 30 to 40 stocks in the ranking are purchased for the portfolio. Stocks are sold when they meet their target price objectives or when DeAMIS revised price objectives downward. In implementing this strategy, the portfolio may experience a high portfolio turnover rate.

     Other Investments. The portfolio may also invest up to 20% of its assets in cash equivalents, U.S. investments grade fixed income securities and U.S. stocks and other equity securities.

Hedging and Other Strategic Transactions

     The portfolio is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

Temporary Defensive Investing

     DeAMIS may from time to time adopt a temporary defensive position in response to extraordinary adverse political, economic or stock market events. DeAMIS could place up to 100% of the portfolio's asset in U.S. or foreign-government money market investments, or other short-term bonds that offer comparable safety, if the situation warranted. To the extent DeAMIS might adopt such a position and over the course of its duration, the portfolio may not meet its goal of capital appreciation.

New Portfolio Managers:

     The following persons are responsible for the day-to-day management of the portfolio's investments:

     ALEXANDER TEDDER, Managing Director, Deutsche Asset Management, and Lead Manager of the portfolio.

     - Joined the investment advisor in 1994. Prior to that, was a European analyst and representative for Schroders.
     - 13 years of investment industry experience.
     - Fluent in German, French, Italian and Spanish.
     - Masters in Economics and Business Administration from Freiburg University

     MARC SLENDERBROEK, Director, Deutsche Asset Management, and Co-Manager of the portfolio.

     - Portfolio manager for EAFE Equities; London.
     - Joined Deutsche Investment Management Americas Inc. (formerly Zurich Scudder Investments, Inc.) in 1994 after five years of experience as equity analyst at Kleinwort Benson Securities and at Enskilda Securities.
     - Fluent in English, Dutch, German, Swedish and Norwegian.
     - MA from University of Leiden, Netherlands.

     CLARE GRAY, Director, Deutsche Asset Management and Co-Manager of the portfolio.

     - Joined the investment advisor in 1993.
     - Ten years of investment industry experience.
     - Chartered Financial Analyst.
     - BS, Cornell University.

     STUART KIRK, Associate Director, Deutsche Asset Management, and Co-Manager of the portfolio.

     - Joined the investment advisor in 1995.
     - Seven years of investment industry experience.
     - Asia-Pacific analyst.
     - MA from Cambridge University


INFORMATION REGARDING DEUTSCHE ASSET MANAGEMENT, INC.

     Deutsche Asset Management, Inc. ("DeAM") , located at 280 Park Avenue, New York, New York 10017, is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

     DeAM provides a full range of investment advisory services to retail and institutional clients and as of September 30, 2002 had total assets under management of approximately $97 billion.

INFORMATION REGARDING DEUTSCHE ASSET MANAGEMENT SERVICES LTD.

     Deutsche Asset Management Services Ltd ("DeAMIS"), located at One Appold Street, London, England, is an indirect wholly-owned subsidiary of Deutsche Bank AG which is described above.

     DeAMIS provides a full range of investment advisory services to retail and institutional clients and as of September 30, 2002 had total assets under management of approximately $6 billion.

                                      * * *

STRATEGIC OPPORTUNITIES TRUST

     Effective November 1, 2002, the "Investment Strategies" section of the Strategic Opportunities Trust was amended and restated as follows:

INVESTMENT STRATEGIES: The portfolio normally invests primarily in common stocks. Investments may include securities of domestic and foreign issuers, and growth or value stocks or a combination of both.

     FMR normally invests the portfolio's assets primarily in common stocks.

     FMR may invest the portfolio's assets in securities of foreign issuers in addition to securities of domestic issuers.

     FMR is not constrained by any particular investment style. At any given time, FMR may tend to buy "growth" stocks or "value" stocks, or a combination of both types. In buying and selling securities for the portfolio, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates, and management.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

     TEMPORARY DEFENSIVE INVESTING. The portfolio reserves the right to invest without limitations in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

                                      * * *

     The chart illustrating the one, five and 10 year performance of the Strategic Opportunities Trust in the "Performance" section of the Strategic Opportunities Trust is amended and restated as follows:

PerformanceC

                                            ONE       FIVE      TEN      DATE FIRST
                                            YEAR      YEARS    YEARS     AVAILABLE
Strategic Opportunities Trust Series I      -15.25%    5.75%   10.97%    06/18/1985
S&P 500(R)(A)                                -9.11%   18.35%   17.4%
Russell 3000(R)Index(A)                     -11.46%   10.14%   12.65%
Russell Midcap(R)Index(B)                    -5.62%   11.40%   13.58%


(A) Effective November 1, 2002, the portfolio's performance is compared against the Standard & Poor's 500SM (S&P500(R)) Index, rather than the Russell 3000(R) Index, due to changes in the portfolio's investment policies which resulted in a change to the portfolio's benchmark.
(B)Prior to May 1, 2002, the portfolio's performance was compared against the Russell Midcap Index.
(C) Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

                                      * * *

Effective November 1, 2002, J. Fergus Shiel became the portfolio manager of the Strategic Opportunities Trust. Mr. Shiel is vice president and portfolio manager for FMRC. Since joining FMR in 1989 and FMRC in 2001, Mr. Shiel has worked as a research analyst and manager.

                                      * * *

MFS INVESTMENT MANAGEMENT - Capital Opportunities Trust:

The following portfolio manager changes have been made to the Capital Opportunities Trust:


     Maura Shaughnessy will no longer manage the Capital Opportunities Trust. Effective immediately Ms. Shaughnessy is replaced by both Mr. S. Irfan Ali and Mr. Kenneth J. Enright.

     Irfan Ali is the current portfolio manager of the Strategic Growth Trust. He is a Senior Vice President at MFS and has been employed by MFS since 1993.

     Kenneth Enright is the current portfolio manager of the MFS Strategic Value retail mutual fund. He is a Senior Vice President at MFS and has been employed by MFS since 1986.

                                      * * *

LIFESTYLE TRUSTS

     The following three Trust portfolios are eligible for investment by each of the Lifestyle Trusts: International Equity Select Trust, High Grade Bond Trust and Small-Mid Cap Trust. The High Grade Bond Trust invests primarily in fixed income securities while the Equity Select and Small-Mid Cap Trusts invest primarily in equity securities. The description of each of these three portfolios is set forth below.

SMALL-MID CAP TRUST

Subadviser:            Kayne Anderson Rudnick Investment Management, LLC
                       ("Kayne Anderson Rudnick")

INVESTMENT OBJECTIVE:  To achieve long-term capital appreciation, with dividend income as a Secondary consideration.

INVESTMENT STRATEGIES: The portfolio invests principally in common stocks of small and mid cap companies that the subadviser believes are of high quality.


     Kayne Anderson Rudnick pursues this investment objective by investing, under normal market conditions, at least 80% of the portfolio's assets (plus any borrowings for investment purposes) in small and mid cap companies that the subadviser believes are of high quality. (Small and mid cap companies are companies whose market cap does not exceed the market cap of the largest company included in the Russell 2500 Index at the time of purchase by the portfolio.)

     Kayne Anderson Rudnick will invest primarily in common stocks, but may also invest, from time to time, in securities convertible into common stock, or rights or warrants to subscribe for or purchase common stocks. Investments are made primarily in securities listed on national securities exchanges, but the Small-Mid Cap Trust may also purchase securities traded in the United States over-the-counter market.

     The portfolio will seek to maintain an average market capitalization that is the same as the simple (not-weighted) average market capitalization of the companies in the Russell 2500 Index.

     In selecting equity securities, Kayne Anderson Rudnick uses a screening process it believes identifies high-quality companies. The quality criteria includes:

     - Market dominance
     - Rising free cash flow
     - Shareholder-oriented management
     - Strong, consistent profit growth
     - Low-debt balance sheet

     The screening process identifies companies that meet Kayne Anderson Rudnick's criteria of quality. The portfolio managers then fundamentally analyze these securities. This research involves study of competitive industry conditions, discussions with company management, spreadsheet analysis, and valuation projections. Proprietary analytical tools compare expected rates of return of each equity security in the universe. In deciding whether to purchase a security, the portfolio managers appraise a company's fundamental strengths and relative attractiveness based on its expected return.

     The portfolio generally holds at least 25 to 35 securities, which are diversified by industry. The security selection discipline seeks to avoid over-concentration in any single sector or company.

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

     - The portfolio invests primarily in equity securities, especially those of small and mid cap companies. The risks of investing in these types of securities are set forth in the prospectus under "Risks of Investing in Certain Types of Securities."

     - The portfolio is managed based on proprietary analytical tools and techniques developed by the subadviser. There is no guarantee that such management tools and techniques will correctly predict earnings growth, or enable the portfolio to achieve its investment objective.

PERFORMANCE

     Performance is not provided for the Small-Mid Cap Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS

     Kayne Anderson Rudnick manages the Small-Mid Cap Trust. Richard A. Kayne and John E. Anderson, the founders of Kayne Anderson Rudnick, have been in the business of furnishing investment advice to institutional and private clients since 1984. At March 31, 2001, Kayne Anderson Rudnick had approximately $6.3 billion in assets under management. The address of Kayne Anderson Rudnick is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. Kayne Anderson Rudnick is privately held.

     The Portfolio Manager is:

     - Robert A. Schwarzkopf, CFA. (since July, 2001) Mr. Schwarzkopf joined Kayne Anderson Rudnick in 1991. He is managing director of Small Cap Equity, co-portfolio manager for the Small and Mid Cap Equity Portfolios, and a member of the Investment Committee. Prior to joining Kayne Anderson Rudnick, Mr. Schwarzkopf was a member of the Investment Policy Committee at the Pilgrim Group of Mutual Funds and portfolio manager for Pilgrim Regional BankShares. Mr. Schwarzkopf is a Chartered Financial Analyst charterholder. He is a principal of Kayne Anderson Rudnick.

     - Sandi L. Gleason, CFA. (since July, 2001) Ms. Gleason joined Kayne Anderson Rudnick in 1993. She is co-portfolio manager for the Small and Mid Cap Equity Portfolios. Prior to joining Kayne Anderson Rudnick, Ms. Gleason was a senior consultant with Peterson Consulting Limited Partnership, a national litigation consulting firm. Ms. Gleason is a Chartered Financial Analyst charterholder. She is a principal of Kayne Anderson Rudnick.

INTERNATIONAL EQUITY SELECT TRUST

Subadviser:   Lazard Asset Management

INVESTMENT OBJECTIVE:    To seek long-term capital appreciation.

INVESTMENT STRATEGIES:   Lazard seeks to obtain this investment objective by
                         investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in equity securities. The portfolio will invest primarily in American Depository
                         Receipts and common stocks, of relatively large non-U.S. companies with market capitalizations in the range of the Morgan Stanley Capital International
                         (MSCI) Europe, Australia and Far East(R)Index that
                         Lazard believes are undervalued based on their earnings, cash flow or asset values.

     The Portfolio will generally invest at least 80% of its total assets in equity securities, including American Depository Receipts, of companies located in at least three different foreign countries. The allocation of the Portfolio's assets among geographic sectors may shift from time to time based on Lazard's judgment and its analysis of market conditions. However, Lazard currently intends to invest the Portfolio's assets primarily in companies based in developed markets. The portfolio manager typically sells a stock when it is no longer considered a value company, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or falls short of Lazard's expectations.

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

     - The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth in the prospectus under "Risks of Investing in Certain Types of Securities."
     - The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

PERFORMANCE

     Performance is not provided for the International Equity Select Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS

     Lazard manages the International Equity Select Trust. Lazard is a division of Lazard Freres & Co. LLC ("Lazard Freres"), a New York limited liability company, which is registered as an investment adviser with the SEC and is a member of the New York, American and Chicago Stock Exchanges. Lazard Freres provides its clients with a wide variety of investment banking, brokerage and related services. Lazard and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $65.7 billion as of December 31, 2001. Lazard's clients are both individuals and institutions, some of whose accounts have investment policies similar to those of the Portfolio.


     The Portfolio Managers are:

     - Herbert W. Gullquist. (since July, 2001) Mr. Gullquist is a Vice Chairman and Managing Director of Lazard Freres and Chief Investment Officer of Lazard. He joined Lazard in 1982. Before joining Lazard he was a general partner of Oppenheimer & Company Inc. and a managing director and the chief investment officer of Oppenheimer Capital Corp. Mr. Gullquist has 39 years of investment experience and a BA from Northwestern University.

     - John R. Reinsberg. (since July, 2001) Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 19 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

The International Equity Select Trust is also managed by a portfolio management team.

HIGH GRADE BOND TRUST

Subadviser:  Allegiance Capital, Inc. ("Allegiance")

INVESTMENT OBJECTIVE:    To maximized total return, consistent with the
                         preservation of capital and prudent investment management.

INVESTMENT STRATEGIES:   Allegiance seeks to attain the portfolio's investment
                         objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in investment grade, fixed income securities of varying maturities.

The High Grade Bond Trust invests primarily (at least 80% under normal market conditions) in investment grade, fixed income securities of varying maturities. Investment grade fixed income securities include, but are not limited to:

     - Securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities, including mortgage-backed securities such as GNMA, FNMA and FHLMC pass through certificates (U.S. Government Obligations"),
     - U.S. domestic corporate bonds rated Baa or higher by Moody's or BBB or higher by S&P (or securities of comparable quality as determined by Allegiance),
     - Commercial mortgage-backed securities and asset-backed securities rated Aaa or higher by Moody's or AAA or higher by S&P (or securities of comparable quality as determined by Allegiance).

     In managing the portfolio, Allegiance expects to maintain an average duration of five to six years. (Duration is a mathematical calculation widely used by fixed income managers to measure the potential volatility of individual fixed income securities and/or a portfolio of fixed income securities, to changes in the level of interest rates.) Variations in this range will generally be based on Allegiance's perception of current trends for the U.S. economy and the level of U.S. interest rates.

     In managing the portfolio, Allegiance may allocate the portfolio assets to several of the various sectors of the fixed income market including those listed above. Adjustments among these sectors will be made based on the trends of spread movements in the yields of each sector to the yield of the U.S. Treasury securities. As the spread in yields of sectors widens to the level of yield for U.S. Treasuries, those sectors may be removed or reduced in size within the portfolio. For those sectors in which their spread in yields to the yield of U.S. Treasuries narrows, those sectors may be increased in size as a component in the portfolio.

     In managing the portfolio, Allegiance will determine the mix of maturities of securities purchased by the portfolio in order to attempt to maintain an average portfolio duration of five to six years. Maturities of securities for a particular duration will vary depending on changes (or perceived changes) in the slope of the yield curve for U.S. securities. The slope of the yield curve will generally flatten (narrow as to the difference in yield of 2-year to 30-year Treasury issues) when the Federal Reserve is raising interest rate levels (or the perception of a need to raise interest rates exists). In such a case, the maturities of securities will be adjusted to a barbell of short and long maturity issues, with the average duration being in the five to six year range. The slope of the yield curve will generally steepen (widen as to the difference in the yield of 2-year to 30-year Treasury issues) when the Federal Reserve is easing interest rates (or the perception of the need to ease interest rates exists). In such a case, the maturities of securities will generally be focused intermediate issues in the three-year to ten-year range.


PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

     - The portfolio invests substantially all its assets in fixed income securities. The risks of investing in fixed income securities are set forth in the prospectus under "Risks of Investing in Certain Types of Securities."

PERFORMANCE

     Performance is not provided for the High Grade Bond Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS

     Allegiance manages the High Grade Bond Trust. Allegiance, located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 is a California corporation. Allegiance's sole business is to provide fixed income investment services to clients. Allegiance is privately owned by seven employees and two non-employee investors. As of March 31, 2001, Allegiance had over $2 billion of fixed income assets under management for clients.

     The Portfolio Manager is:

     - William Mawhorter. (since July, 2001) Mr. Mawhorter, Chief Investment Officer and Chairman of Allegiance, co-founded Allegiance in November of 1988. Mr. Mawhorter has 32 years of fixed income investment experience. Prior to founding Allegiance, Mr. Mawhorter was Chief Investment Officer of Govaars and Associates.

                         MANUFACTURERES INVESTMENT TRUST
      FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                          INTERNATIONAL EQUITY SELECT
                                                                   TRUST
                                                          ---------------------------
                                                                  07/16/2001*
                                                                     TO
                                                                  12/31/2001**
                                                                 ------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $12.50
INCOME FROM INVESTMENT OPERATIONS:
   Net investment income                                              - #
   Net realized and unrealized loss on investments
   and foreign currency transactions                                (0.48)
                                                                ---------
   Total from investment operations                                 (0.48)
                                                                ---------
NET ASSET VALUE, END OF PERIOD                                  $   12.02
                                                                =========
   TOTAL RETURN (B)                                                (3.84%)+
                                                                =========
Net assets, end of period (000's)                               $   2,897
Ratio of expenses to average net assets                             3.27% (A)
Ratio of expenses to average net assets after expense
  reductions                                                        1.20% (A)
Ratio of net investment income to average net
assets                                                              0.06% (A)
Portfolio turnover rate                                                7% (A)
------------------------------------------------------------------------------

                                                                        HIGH GRADE BOND
                                                                             TRUST
                                                                        ---------------
                                                                           07/16/2001*
                                                                               TO
                                                                           12/31/2001**
                                                                           -----------
NET ASSET VALUE, BEGINNING OF PERIOD                                       $   12.50
INCOME FROM INVESTMENT OPERATIONS:
   Net investment income                                                        0.26
   Net realized and unrealized gain on investments and foreign
   currency transactions                                                        0.14
                                                                           ---------
   Total from investment operations                                             0.40
                                                                           ---------
LESS DISTRIBUTIONS:
   Dividends from net investment income                                        (0.26)
   Distributions from capital gains                                            (0.16)
                                                                           ---------
   Total distributions                                                         (0.42)
                                                                           ---------
NET ASSET VALUE, END OF PERIOD                                             $   12.48
                                                                           =========
   TOTAL RETURN (B)                                                            3.21%+
Net assets, end of period (000's)                                          $   3,254
Ratio of expenses to average net assets                                        2.72% (A)
Ratio of expenses to average net assets after expense reductions               0.85% (A)
Ratio of net investment income to average net assets                           4.44% (A)
Portfolio turnover rate                                                         353% (A)

**  Net investment income has been calculated using the average shares method.

*   Commencement of operations

+   Not Annualized

(A) Annualized

(B) The total return for the period ended December 31, 2001 would have been lower, had operating expenses not been reduced.

                                                                                     SMALL-MID CAP
                                                                                         TRUST
                                                                                     -------------
                                                                                      07/16/2001*
                                                                                          TO
                                                                                      12/31/2001**
                                                                                      -----------
NET ASSET VALUE, BEGINNING OF PERIOD                                                  $   12.50
INCOME FROM INVESTMENT OPERATIONS:
            Net investment income                                                            -#
            Net realized and unrealized loss on investments and foreign
            currency transactions                                                         (0.55)
                                                                                      ---------
            Total from investment operations                                              (0.55)
                                                                                      ---------
LESS DISTRIBUTIONS:
            Dividends from net investment income                                             -#
                                                                                      ---------
            Total distributions                                                               -
                                                                                      ---------
NET ASSET VALUE, END OF PERIOD                                                        $   11.95
                                                                                      =========
            TOTAL RETURN (B)                                                             (4.40%) +
Net assets, end of period (000's)                                                     $   2,890
Ratio of expenses to average net assets                                                   3.09% (A)
Ratio of expenses to average net assets after expense reductions                          1.20% (A)
Ratio of net investment income to average net assets                                      0.01% (A)
Portfolio turnover rate                                                                     33% (A)

**  Net investment income has been calculated using the average shares method.

*   Commencement of operations # Amount is less than $.01 per share.

+   Not Annualized

(A) Annualized

(B) The total return for the period ended December 31, 2001 would have been lower, had operating expenses not been reduced.


MITSUPP-11.25.02



                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 25, 2002

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                                DATED MAY 1, 2002

STRATEGIC OPPORTUNITIES TRUST

     The "Investment Strategies" section of the Strategic Opportunities Trust is amended and restated as follows:

INVESTMENT STRATEGIES: The portfolio normally invests primarily in common stocks. Investments may include securities of domestic and foreign issuers, and growth or value stocks or a combination of both.

     FMR normally invests the portfolio's assets primarily in common stocks.

     FMR may invest the portfolio's assets in securities of foreign issuers in addition to securities of domestic issuers.

     FMR is not constrained by any particular investment style. At any given time, FMR may tend to buy "growth" stocks or "value" stocks, or a combination of both types. In buying and selling securities for the portfolio, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates, and management.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

     TEMPORARY DEFENSIVE INVESTING. The portfolio reserves the right to invest without limitations in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

                                      * * *

     The chart illustrating the one, five and 10 year performance of the Strategic Opportunities Trust in the "Performance" section of the Strategic Opportunities Trust is amended and restated as follows:

Performance(C)

                                           ONE      FIVE     TEN      DATE FIRST
                                           YEAR     YEARS    YEARS    AVAILABLE
Strategic Opportunities Trust Series I   -15.25%    5.75%    10.97%   06/18/1985
S&P 500(R)(A)                             -9.11%   18.35%    17.46%
Russell 3000(R)Index(A)                  -11.46%   10.14%    12.65%
Russell Midcap(R)Index(B)                 -5.62%   11.40%    13.58%

(A) Effective November 1, 2002, the portfolio's performance is compared against the Standard & Poor's 500SM (S&P500(R)) Index, rather than the Russell 3000(R) Index, due to changes in the portfolio's investment policies which resulted in a change to the portfolio's benchmark.

(B) Prior to May 1, 2002, the portfolio's performance was compared against the Russell Midcap Index.

(C) Series II shares were first offered January 28, 2002.
Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

                                      * * *

Effective November 1, 2002, J. Fergus Shiel became the porfolio manager of the Strategic Opportunities Trust. Mr. Shiel is vice president and portfolio manager for FMRC. Since joining FMR in 1989 and FMRC in 2001, Mr. Shiel has worked as a research analyst and manager.

                                      * * *

MFS INVESTMENT MANAGEMENT - Capital Opportunities Trust:

The following portfolio manager changes have been made to the Capital Opportunities Trust:

     Maura Shaughnessy will no longer manage the Capital Opportunities Trust. Effective immediately Ms. Shaughnessy is replaced by both Mr. S. Irfan Ali and Mr. Kenneth J. Enright.

     Irfan Ali is the current portfolio manager of the Strategic Growth Trust. He is a Senior Vice President at MFS and has been employed by MFS since 1993.

     Kenneth Enright is the current portfolio manager of the MFS Strategic Value retail mutual fund. He is a Senior Vice President at MFS and has been employed by MFS since 1986.


                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 1, 2002.

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                                DATED MAY 1, 2002

                            SUBADVISORY ARRANGEMENTS

CAPITAL GUARDIAN TRUST COMPANY ("CAPITAL GUARDIAN") - SMALL COMPANY BLEND TRUST:

Kathryn M. Peters, Vice President and U.S. small-capitalization Portfolio Manager for Capital International Research, Inc. joined Capital Guardian in 2001. Ms. Peters joins the existing Small Cap Team in the managing of the Small Company Blend Trust. Prior to joining Capital Guardian Ms. Peters was employed as a Portfolio Manager at Montgomery Asset Management, LLC from July 1997 to July 2001.

A I M CAPITAL MANAGEMENT, INC. - ALL CAP GROWTH TRUST

     David P. Barnard, Ryan E. Crane and Jay K. Rushin are no longer members of the team that manages the All Cap Growth Trust. Robert M. Kippes and Kenneth A. Zschappel continue as portfolio managers of the All Cap Growth Trust.

A I M CAPITAL MANAGEMENT, INC. - AGGRESSIVE GROWTH TRUST

     Jay K. Rushin is no longer a member of the team that manages the Aggressive Growth Trust. Robert M. Kippes and Ryan E. Crane continue as portfolio managers of the Aggressive Growth Trust.

MANUFACTURERS ADVISER CORPORATION

Effective September 5, 2002, Manufacturers Adviser Corporation changed its name to MFC Global Investment Management (U.S.A.) Limited.

CHANGES EFFECTIVE NOVEMBER 25, 2002

     On September 27, 2002, the Board of Trustees of the Trust approved the following subadviser changes effective November 25, 2002:

-------------------------------------------------------------------------------------------------
Portfolio                     Current Subadviser                 Proposed New Subadviser
-------------------------------------------------------------------------------------------------
Real Estate Securities Trust  Cohen & Steers Management, Inc     Deutsche Asset Management, Inc.
Dynamic Growth Trust          Janus Capital Management LLC       Deutsche Asset Management, Inc.
Growth Trust                  SSgA Funds Management, Inc.        Deutsche Asset Management, Inc.
International Stock Trust     T. Rowe Price International, Inc.  Deutsche Asset Management
                                                                 Investment Services Ltd.
-------------------------------------------------------------------------------------------------

In addition, the Board also approved replacing SSgA Funds Management, Inc. as sub-subadviser to the Lifestyle Trusts with Deutsche Asset Management, Inc. effective November 25, 2002. MFC Global Fund Management (U.S.A.) Limited will continue as subadviser to the Lifestyle Trusts.

     In connection with these subadviser changes, the Board also approved the following changes to these portfolios effective November 25, 2002:

     REAL ESTATE SECURITIES TRUST

     The advisory fee for the Real Estate Securities Trust will be lowered from ..65% to .60%.

     GROWTH TRUST

     The name of the Growth Trust will be changed to All Cap Core Trust and its investment policy will be changed to invest in equity securities of all asset classes (small, mid and large cap) focusing primarily on those stocks within the Russell 3000 index.



MIT.Supp.092702

                THE DATE OF THIS SUPPLEMENT IS SEPTEMBER 27, 2002

                          SUPPLEMENT TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                                DATED MAY 1, 2002

SUBADVISORY ARRANGEMENTS

The following portfolio manager changes have been made to the Trust portfolios:

      A I M CAPITAL MANAGEMENT, INC. - ALL CAP GROWTH TRUST

      David P. Barnard, Ryan E. Crane and Jay K. Rushin are no longer members of the team that manages the All Cap Growth Trust. Robert M. Kippes and Kenneth A. Sschappel continue as portfolio managers of the All Cap Growth Trust.

      A I M CAPITAL MANAGEMENT, INC. - AGGRESSIVE GROWTH TRUST

      Jay K. Rushin is no longer a member of the team that manages the All Cap Growth Trust. Robert M. Kippes and Ryan E. Crane continue as portfolio managers of the Aggressive Growth Trust.

     LAZARD ASSET MANAGEMENT - International Equity Select Trust and the Global
                              Equity Select Trust:

     Ronald Saba and Jim Shore are no longer a members of the team that manages the International Equity Select Trust and the Global Equity Select Trust. John
R. Reinsberg and Herbert W. Gullquist continue as portfolio managers of the International Equity Select Trust and the Global Equity Select Trust.


DATE OF THE PROSPECTUS

      The date of the Prospectus is May 1, 2002, as amended October 2, 2002.

                 THE DATE OF THIS SUPPLEMENT IS OCTOBER 7, 2002

               SUPPLEMENT DATED OCTOBER 7, 2002 TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                                DATED MAY 1, 2002

         Effective October 7, 2002, the following new portfolio was added as a series of Manufacturers Investment Trust.

PRINCIPAL PROTECTION TRUST, A (THE "PORTFOLIO")

SUBADVISER: SG Asset Management Inc. ("SGAM")

SUBSCRIPTION      The Subscription Period will commence on October 7, 2002 and
PERIOD:           continue through December 6, 2002. The Adviser reserves the right to refuse future investments after total investments in the Portfolio exceed $300 million. The Adviser may also extend the Subscription Period for up to three months if at least $25 million is not invested in the Portfolio by December 1, 2002.

MINIMUM NAV       SGAM will allocate the Portfolio's assets (both during and
ASSURANCE:        after the Subscription Period) between the Equity Component and the Fixed-Income Component. In conjunction with doing so, SGAM will provide the following "Minimum NAV Assurance" commencing with the first day of the Subscription Period: the NAV per Share on the Fifth Anniversary Date will be at least equal to 110% of the Reference NAV per Share. The Reference
                  NAV per Share equals the highest NAV per Share at the Close of Trading on any Business Day during the Subscription Period, reduced by any subsequent Portfolio distributions (on a per Share basis). If the Subadvisory Agreement between the Adviser and SGAM is terminated prior to the Fifth Anniversary Date, then the Minimum NAV Assurance provides that the NAV per Share on the date the Subadvisory Agreement is terminated will be at least equal to the present value on such termination date of 110% of the Reference NAV per Share reduced by any subsequent
                  Portfolio distributions (on a per Share basis). The assurance of 110% of the Reference NAV (as opposed to 100%) is to reflect that the Portfolio is sold through insurance products which also have additional charges. (A complete description of the Minimum NAV Assurance with a description of the defined terms is set forth below.)


INVESTMENT        The primary objective is to provide the Minimum NAV Assurance;
OBJECTIVE:        the secondary objective is to allocate Portfolio assets to the
                  Equity Component.

PORTFOLIO         The Portfolio's assets will be allocated and reallocated, in
COMPONENTS:       SGAM's discretion, between:

                           - The Equity Component, consisting of the 500 Index Trust, Small Cap Index Trust and International Index Trust (collectively, "Equity Portfolios"), and a

                           - The Fixed-Income Component, consisting of the Money Market Trust, U.S. Government Securities Trust, Total Return Trust and Investment Quality Bond Trust (collectively, "Fixed Income Portfolios"), as well as U.S. government securities and short-term instruments, including commercial paper (collectively, "Fixed Income Instruments").

TERMINATION OF    On the Fifth Anniversary Date, the Portfolio will be
                  terminated. Its assets will be liquidated

THE PORTFOLIO:    and transferred to the Money Market Trust unless a Shareholder of the Portfolio ("Shareholder") otherwise instructs. If the Subadvisory Agreement is terminated prior to the Fifth
                  Anniversary Date, it is currently anticipated that the Adviser and the Board of Trustees would select another subadviser to manage the Portfolio. While any new subadviser may manage the Portfolio with the primary objective of preserving principal, no representation can be made that any such subadviser will provide the Minimum NAV Assurance.

PERFORMANCE       BECAUSE SGAM WILL SEEK TO PROVIDE THE MINIMUM NAV ASSURANCE BY
                  ALLOCATING A SUBSTANTIAL PORTION OF THE PORTFOLIO'S ASSETS TO
                  THE FIXED-INCOME COMPONENT (INITIALLY THIS ALLOCATION MAY BE
                  OVER 70%) INSTEAD OF THE EQUITY COMPONENT, THE PERFORMANCE OF
                  THE PORTFOLIO MAY BE SIGNIFICANTLY LESS THAN IF THE MINIMUM
                  NAV ASSURANCE WERE NOT PROVIDED. IT IS POSSIBLE THAT ON THE
                  FIFTH ANNIVERSARY DATE, A SHAREHOLDER WILL RECEIVE ONLY THE
                  AMOUNT PROVIDED BY THE MINIMUM NAV ASSURANCE EVEN THOUGH THE
                  EQUITY COMPONENT HAS HAD POSITIVE PERFORMANCE DURING THE
                  PRECEDING FIVE YEARS. SGAM MAKES NO REPRESENTATION THAT THE
                  PORTFOLIO WILL HAVE POSITIVE PERFORMANCE. OTHER ASSET
                  ALLOCATION STRATEGIES THAT DO NOT PROVIDE THE MINIMUM NAV
                  ASSURANCE MAY SIGNIFICANTLY BETTER PERFORMANCE THAN THE
                  PORTFOLIO (SEE "PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO
                  - OPPORTUNITY COSTS" BELOW.)


                               PORTFOLIO EXPENSES

Annual Expenses (Series II Shares)
----------------------------------
(as a percentage of average net assets)

                                                         TOTAL TRUST
                                                         ANNUAL
                                    OTHER EXPENSES      EXPENSES
                                    (AFTER               (AFTER
                       MANAGEMENT   EXPENSE              EXPENSE
                       FEES*        REIMBURSEMENT)       REIMBURSEMENT)
                       -----        --------------       --------------
PORTFOLIO              0.65%        0.94%*               1.59%*

* Reflect the fees for the management of the Portfolio including the Minimum NAV Assurance provided by SGAM.

* Based on estimates for the current fiscal year. Reflects the expenses of the Equity Portfolios and Fixed Income Portfolios ("Underlying Portfolios").

         Investors in the Portfolio pay the expenses of the Portfolio itself and indirectly the Portfolio's allocable share of the expenses of the Underlying Portfolios. Investors would be subject to lower aggregate expenses were they to invest directly in the Underlying Portfolios rather than doing so through the Portfolio. However, an investor who did so would not receive the asset allocation services provided by SGAM or the Minimum NAV Assurance.

                              MINIMUM NAV ASSURANCE

SGAM Payments to Assure Minimum NAV per Share

         SGAM, in conjunction with providing its asset allocation services to the Portfolio has agreed that if these services do not achieve their primary objective and at the Close of Trading on the Determination Date, the NAV per Share is less than the Minimum NAV per Share, then SGAM will pay the Portfolio in immediately available funds an amount sufficient to eliminate such shortfall for each Share then outstanding (the "Minimum NAV Assurance").

         If the Subadviser achieves its primary objective of providing the Minimum NAV Assurance through allocation of Portfolio assets to the Fixed Component, then the Minimum NAV Assurance will be provided without cost to the Subadviser.

Backing of Minimum NAV Assurance by Societe Generale, the ultimate parent of SGAM.

         Societe Generale ("Societe Generale "), the ultimate parent of SGAM has agreed to contribute sufficient assets to SGAM to ensure that SGAM is able to fulfill its financial obligations under the Minimum NAV Assurance (the "Capital Contribution Commitment"). If both SGAM and Societe Generale are financially unable to fulfill the financial obligations under the Minimum NAV Assurance, neither the Adviser, any of its affiliates nor the Trust will be liable for or will assume these obligations.

Termination of Subadvisory Agreement.

         The NAV per Share on the Fifth Anniversary Date is assured by SGAM to be at least equal to 110% of the Reference NAV per Share unless the Subadvisory Agreement is terminated prior to the Fifth Anniversary Date.

         If the Subadvisory Agreement is terminated prior to the Fifth Anniversary Date, then the Minimum NAV Assurance will be less than 110% of the Reference NAV (since the Minimum NAV per Share will be the present value of 110% of the Reference NAV per Share on the date the Subadvisory Agreement is terminated). The NAV per Share received by the Shareholder may be less than the Reference NAV per Share if the subadvisory agreement is terminated prior to the Fifth Anniversary Date. If the Subadvisory Agreement is terminated, it is currently anticipated that the Adviser and the Board of Trustees would select another subadviser to manage the Portfolio. While any new subadviser might manage the Portfolio with the primary objective of preserving principal, no representation can be made that any such subadviser will provide the Minimum NAV Assurance.

         The Subadvisory Agreement may be terminated by SGAM in certain circumstances including:

1. SGAM is involuntarily dissolved or declared bankrupt or insolvent by a governing regulatory body;

2. on any Business Day after the end of the Subscription Period, the aggregate sales of Shares of the Portfolio minus aggregate redemptions of Shares from the Portfolio is less than $15 million; or


3. (A) any of the Underlying Portfolios is: (i) closed to additional investments, (ii) liquidated, (ii) materially changed in a manner which SGAM reasonably believes is materially adverse to its ability to manage the Portfolio pursuant to the Asset Allocation Strategy (as described below under "Asset Allocation Strategy") or (iv) certain other events occur which may affect SGAM's ability to manage the Portfolio pursuant to the Asset Allocation Strategy and
(B) the Adviser or SGAM reasonably determines that no other Trust Portfolio may be substituted for the affected Underlying Portfolio.

(A complete list of the circumstances where SGAM may terminate the Subadvisory Agreement is included in the Statement of Additional Information.)

         SGAM must provide at least 90 days' notice of termination of the Subadvisory Agreement.

         The Adviser, Shareholders and the Board of Trustees of the Trust may terminate the Subadvisory Agreement upon 60 days' notice to SGAM. In addition, the Adviser or the Board of Trustees may terminate the Subadvisory Agreement if the Capital Contribution Commitment is not enforceable in accordance with its terms.

Exchanges or Redemptions out of the Portfolio.

         Shares that are not held until the Determination Date do not receive the Minimum NAV Assurance. No representation is made regarding the NAV of Shares redeemed or exchanged out of the Portfolio as of the date of their redemption or exchange.

Definitions

         "Business Day" is any day the New York Stock Exchange is open for trading.

         "Close of Trading" is the close of regularly scheduled day-time trading on the New York Stock Exchange.

         "Determination Date" is the earlier of: (a) the day that is the fifth anniversary date of the last day of the Subscription Period (or if that date is not a Business Day) then the first Business Day thereafter (the "Fifth Anniversary Date") and (b) the date the Subadvisory Agreement with SGAM is terminated.

         "Discount Rate" is the zero-coupon rate as of the Determination Date on the outstanding U.S. Treasury bonds maturing the closest to, but not before, the Fifth Anniversary Date.

         "Minimum NAV per Share" is the present value (determined using the Discount Rate) at the Close of Trading on the Determination Date of the following: the payment of the Reference NAV per Share at the Fifth Anniversary Date, reduced by any Portfolio distributions (on a per Share basis) made during the period from the last day of the Subscription Period to the Determination Date, and multiplied by 110%.

         "NAV per Share" is the net asset value of the Portfolio as of the Close of Trading divided by the number of outstanding Shares.

         "Reference NAV per Share" is the highest NAV per Share as of the Close of Trading on any Business Day during the Subscription Period reduced by any distributions (on a per Share basis) made during the period from the Reference NAV Date to the last day of the Subscription Period.

         "Reference NAV Date" is the date during the Subscription Period on which the highest NAV per Share as of the Close of Trading is obtained.

         "Shares" are the outstanding shares of the Portfolio.

                            ASSET ALLOCATION STRATEGY

         SGAM will allocate and reallocate the Portfolio's assets between the Equity Component and the Fixed Income Component. SGAM may change the allocation of Portfolio assets between the Equity Component and the Fixed Income Component at any time. SGAM will also from time to time change the allocation of Equity Component assets Portfolio assets among the Equity Portfolios and the Fixed-Income Component assets among the Fixed-Income Portfolios and Instruments.

         SGAM is not required to allocate any minimum percentage of Portfolio assets to the Equity Component. The Equity Component itself will generally be allocated by SGAM among the Equity Portfolios according to the Equity Portfolio Percentage (described below).

       Equity Component*                        Fixed-Income Component**
       -----------------                        ------------------------
500 Index Trust (30% to 50%)                Money Market Trust

Small Cap Index Trust  (20% to 40%)         U.S. Government Securities Trust

International Index                         Total Return Trust
Trust(20% to 40%)
                                            Investment Quality Bond Trust
                                            Other U.S. government securities and short-term
                                            instruments (including commercial paper)

* The range indicators next to each Equity Portfolio are collectively referred to as the "Equity Portfolio Percentage." The Portfolio will invest in Series II shares of the Equity Portfolios.

**       The Portfolio will invest in Series II shares of the Fixed-Income
         Portfolios.

Equity Component

         The Equity Component will generally be allocated among the 500 Index Trust, Small Cap Index Trust and International Index Trust within the range established by the Equity Portfolio Percentage.

Fixed-Income Component

         In managing the Fixed-Income Component, SGAM will seek to replicate the duration and yield of a portfolio of the zero-coupon Treasury bonds maturing closest to, but not before, the Fifth Anniversary Date. No attempt will be made by SGAM to enhance the yield on the Fixed-Income Component.

Asset Allocation

         SGAM uses a combination of market discretion, judgment and mathematical models to determine, on an ongoing basis, the percentage of Portfolio assets allocated to the Equity Component and the Fixed-Income Component, respectively, in order to manage the Portfolio's Equity Component market participation in a manner consistent with the objective of providing the Minimum NAV Assurance without SGAM needing to contribute funds to the Portfolio as of the Determination Date. The model evaluates a number of factors, including, but not limited to:

- The market value of the Portfolio's assets as compared to the aggregate minimum NAV per Share of all outstanding Shares;

-        prevailing interest rates;

-        The length of time remaining until the Fifth Anniversary Date

-        Equity and bond market volatility

-        The expected return on the Fixed-Income Component

-        Asset allocation within the Equity Component.

         SGAM will determine the initial allocation between the Equity Component and the Fixed-Income Component at inception of the Portfolio (currently anticipated to be at least 70%) and will evaluate the allocations on a daily basis thereafter. Generally, as the market value of the Equity Component rises, more assets will allocated to the Equity Component, and as the market value of the Equity Component declines, more assets will be allocated to the Fixed-Income Component. During substantial periods of time, the Portfolio may invest only in the Fixed-Income Component, with no Equity Component participation.

Substitution of Other Trust Portfolios

         The Adviser and SGAM may mutually agree to substitute other Trust Portfolios for any of the Trust portfolios listed above as being part of the Equity Component or Fixed-Income Component.

Nondiversified Status

         The Portfolio is non-diversified under the Investment Company Act of 1940.

Use of Hedging and Other Strategic Transactions.

         The Portfolio is not authorized to use any of the various investment strategies referred to under "Hedging and Other Strategic Transactions" in the Prospectus. However, the Portfolio intends to apply for SEC exemptive relief to permit the use certain types of strategies related to hedging risk in the Portfolio. If this relief is obtained, these strategies may be used in the future.

                          LIQUIDATION OF THE PORTFOLIO

         On the Fifth Anniversary Date, all assets in the Portfolio will be transferred to the Money Market Trust unless a Shareholder otherwise instructs.

                 PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

         The Portfolio is subject to the same risks as the Underlying Portfolios in which it invests. Although there is the Minimum NAV Assurance, there are additional risks related to this assurance as noted below:

OPPORTUNITY COST

- Because SGAM seeks to provide the Minimum NAV Assurance by directing a substantial portion of the Portfolio's assets to the Fixed Income Component (which will not provide potential for significant capital appreciation) and not to the Equity Component (which will provide the potential for capital appreciation) so as to avoid losses which would cause SGAM to have to contribute funds to the Portfolio, the performance of the Portfolio may be significantly less than if the Minimum NAV Assurance were not provided. It is possible that on the Fifth Anniversary Date, a Shareholder could receive only the amount provided by the Minimum NAV Assurance even though the Equity Component has had positive performance during the preceding five years.

         - The opportunity cost of not allocating assets to the Equity Component will be particular high if early in the Portfolio's five year investment cycle either: (a) the Portfolio's NAV per Share decreases or (b) the value of the Equity Component declines. In either scenario, substantially all of the Portfolio's assets may remain allocated to the Fixed-Income Component for the remainder of the investment cycle.

- If a Shareholder only receives the amount provided by the Minimum NAV Assurance on the Fifth Anniversary Date, the Shareholder will have foregone the opportunity to have invested this amount in another investment that could have provided a positive return during this five year period.

ADDITIONAL RISKS

- Shares that are redeemed or exchanged out of the Portfolio prior to the Fifth Anniversary Date do not benefit from the Minimum NAV Assurance.

- SGAM or Societe Generale may be unable to fulfill the financial obligations under the Minimum NAV Assurance. In such case, Shareholders may only receive the Portfolio's NAV per Share on the Determination Date which may be less than the Minimum NAV per Share.

- If the Subadvisory Agreement is terminated prior to the Fifth Anniversary Date, the Minimum NAV per Share on the date the Subadvisory Agreement is terminated will be substantially less than 110% of the Reference NAV per Share.

RISKS OF INVESTING IN THE UNDERLYING PORTFOLIOS

- To the extent the Portfolio invests in Equity Portfolios, the Portfolio will be subject to the risks of investing in equity securities. The risks of investing in these securities are outlined in the Prospectus under "Risks of Investing in Certain Types of Securities." The risks of investing in equity securities are mitigated by the Portfolio's, as well as the existence of the Minimum NAV Assurance.

- To the extent the Portfolio invests in Fixed-Income Portfolios, the Portfolio will be subject to the risks of investing in fixed income securities. Some of the fixed income portfolios may invest in non-investment grade securities. The risks of investing in fixed income securities, including non-investment grade securities, are outlined in the Prospectus under "Risks of Investing in Certain Types of Securities."

- The Portfolio is a non-diversified portfolio. Since a non-diversified portfolio may invest a high percentage of its assets in the securities of a small number of companies, a non-diversified portfolio may be affected more than a diversified portfolio by a change in the financial condition of any of these companies or by the financial markets' assessment of any of these companies. In the case of the Portfolio, this risk is mitigated since the Portfolio invests its assets in other Trust portfolios which themselves have diverse holdings. See "Risks of Investing in Certain Types of Securities" in the Prospectus for more information relating to "non-diversified portfolios".

                                   PERFORMANCE

         Performance is not provided for the Portfolio since it commenced operations in October, 2002.


                 INVESTMENT ADVISER AND INVESTMENT ADVISORY FEES

         The investment adviser to the portfolio is Manufacturers Securities Services, LLC ("MSS"). Information regarding MSS is located in the Prospectus under "Management of the Trust - Advisory Arrangements." The management fee is 0.65% (as a percentage of average net assets).

                    MULTIPLE CLASS PRICING; RULE 12B-1 PLANS

         The Portfolio issues one class of Shares, Series II. Series II Shares not subject to a Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS

         SGAM manages the Portfolio. SGAM, whose address is 560 Lexington Avenue, New York, NY, is a subsidiary of Societe Generale Asset Management S.A. ("SGAM S.A."), a French-based portfolio management company, which is itself a subsidiary of Societe Generale, a publicly-owned, full-service French bank formed in 1864 with presence worldwide. Societe Generale is rated ___ by S&P and ___ by Moody's. These ratings are current as of the date of this Supplement but are subject to change. Societe Generale's ratings are indicative only of its financial ability to fulfill its obligations under the Capital Contribution Commitment. These rating do not relate to the Portfolio itself or any of the Portfolio's investments, and do not in any respect reflect the likelihood of the Portfolio achieving its objectives or avoiding losses not covered by the Minimum NAV Assurance and the related Capital Contribution Commitment. As of December 31, 2001, Societe Generale had stockholders' equity of EUR 15.8 billion, total capitalization of EUR 27.1 billion and total deposits of EUR 150.5 billion (all figures are approximate).

         The SGAM group provides a full range of portfolio management services to institutional and individual clients around the world and has its main offices in Paris, Los Angeles, New York, London, Frankfurt, Tokyo and Singapore. SGAM S.A. was formed in 1997 following a spin-off of the portfolio management activities within Societe Generale, which date to 1964. As of March 31, 2002, SGAM S.A. and its affiliates had assets under of management of over $270 billion. Starting in 1991, SGAM S.A. and its affiliates began developing and managing guaranteed and structured products indexed on equities, equity funds and other instruments, and, as of March 31, 2002, had over $15 billion in such products.

         In connection with SGAM's service as Subadviser to the Portfolio, SGAM's Paris-based affiliate, Societe Generale Structured Asset Management S.A. ("SGSAM"), whose business address is 2, place de la Coupole, 92078 Paris-La Defense, France, provides advisory personnel services to SGAM, such personnel acting under the control of SGAM. SGSAM is a subsidiary of SGAM and is registered with the Commission des Operations de Bourse in France.

         The Portfolio Manager is:

         - Marc Paasch. Marc joined SGSAM in February 2002 as the Head of Portfolio Insurance Management and is an associated person of SGAM. Marc was a Vice President of equity derivatives trading, then Vice

                  President of merger arbitrage proprietary trading, at SG Cowen Securities Corp. from 1997 to 2000. Prior to joining SGAM, he was a Managing Director at Credit Lyonnais Securities in charge of long-short proprietary equity trading. He is a graduate of Ecole Polytechnique, Ecole Nationale des Ponts et Chausses and Institut d'Etudes Politiques.



                              FINANCIAL HIGHLIGHTS

         The unaudited financial highlights of each Trust Portfolio as of June 30, 2002 are attached hereto. The Trust's unaudited semi-annual report as of June 30, 2002 has been incorporated by reference into the Statement of Additional Information and is available upon request.

                 THE DATE OF THIS SUPPLEMENT IS OCTOBER 7, 2002.

             SUPPLEMENT DATED ______________, 2002 TO PROSPECTUS FOR
                         MANUFACTURERS INVESTMENT TRUST
                                DATED MAY 1, 2002

         Effective ____________, 2002, the following new portfolio was added as a series of Manufacturers Investment Trust.


PRINCIPAL PROTECTION TRUST, B (THE "PORTFOLIO")

SUBADVISER: SG Asset Management Inc. ("SGAM")

SUBSCRIPTION      The Subscription Period will commence on ________, 2002 and
PERIOD:           continue through ______, 2002. The Adviser reserves the right to refuse future investments after total investments in the Portfolio exceed $300 million. The Adviser may also extend the Subscription Period for up to three months if at least $25 million is not invested in the Portfolio by _______, 2002.

MINIMUM NAV       SGAM will allocate the Portfolio's assets (both during and
ASSURANCE:        after the Subscription Period) between the Equity Component and the Fixed-Income Component. In conjunction with doing so, SGAM will provide the following "Minimum NAV Assurance" commencing with the first day of the Subscription Period: the NAV per Share on the Fifth Anniversary Date will be at least equal to 110% of the Reference NAV per Share. The Reference
                  NAV per Share equals the highest NAV per Share at the Close of Trading on any Business Day during the Subscription Period, reduced by any subsequent Portfolio distributions (on a per Share basis). If the Subadvisory Agreement between the Adviser and SGAM is terminated prior to the Fifth Anniversary Date, then the Minimum NAV Assurance provides that the NAV per Share on the date the Subadvisory Agreement is terminated will be at least equal to the present value on such termination date of 110% of the Reference NAV per Share reduced by any subsequent
                  Portfolio distributions (on a per Share basis). The assurance of 110% of the Reference NAV (as opposed to 100%) is to reflect that the Portfolio is sold through insurance products which also have additional charges. (A complete description of the Minimum NAV Assurance with a description of the defined terms is set forth below.)

INVESTMENT        The primary objective is to provide the Minimum NAV Assurance;
OBJECTIVE:        the secondary objective is to allocate Portfolio assets to the
                  Equity Component.

PORTFOLIO         The Portfolio's assets will be allocated and reallocated, in
COMPONENTS:       SGAM's discretion, between:

                           - The Equity Component, consisting of the 500 Index Trust, Small Cap Index Trust and International Index Trust (collectively, "Equity Portfolios"), and a

                           - The Fixed-Income Component, consisting of the Money Market Trust, U.S. Government Securities Trust, Total Return Trust and Investment Quality Bond Trust (collectively, "Fixed Income Portfolios"), as well as U.S. government securities and short-term instruments, including commercial paper (collectively, "Fixed Income Instruments").


TERMINATION OF    On the Fifth Anniversary Date, the Portfolio will be
                  terminated. Its assets will be liquidated

THE PORTFOLIO:    and transferred to the Money Market Trust unless a Shareholder of the Portfolio ("Shareholder") otherwise instructs. If the Subadvisory Agreement is terminated prior to the Fifth
                  Anniversary Date, it is currently anticipated that the Adviser and the Board of Trustees would select another subadviser to manage the Portfolio. While any new subadviser may manage the Portfolio with the primary objective of preserving principal, no representation can be made that any such subadviser will provide the Minimum NAV Assurance.

PERFORMANCE       BECAUSE SGAM WILL SEEK TO PROVIDE THE MINIMUM NAV ASSURANCE BY
                  ALLOCATING A SUBSTANTIAL PORTION OF THE PORTFOLIO'S ASSETS TO
                  THE FIXED-INCOME COMPONENT (INITIALLY THIS ALLOCATION MAY BE
                  OVER 70%) INSTEAD OF THE EQUITY COMPONENT, THE PERFORMANCE OF
                  THE PORTFOLIO MAY BE SIGNIFICANTLY LESS THAN IF THE MINIMUM
                  NAV ASSURANCE WERE NOT PROVIDED. IT IS POSSIBLE THAT ON THE
                  FIFTH ANNIVERSARY DATE, A SHAREHOLDER WILL RECEIVE ONLY THE
                  AMOUNT PROVIDED BY THE MINIMUM NAV ASSURANCE EVEN THOUGH THE
                  EQUITY COMPONENT HAS HAD POSITIVE PERFORMANCE DURING THE
                  PRECEDING FIVE YEARS. SGAM MAKES NO REPRESENTATION THAT THE
                  PORTFOLIO WILL HAVE POSITIVE PERFORMANCE. OTHER ASSET
                  ALLOCATION STRATEGIES THAT DO NOT PROVIDE THE MINIMUM NAV
                  ASSURANCE MAY SIGNIFICANTLY BETTER PERFORMANCE THAN THE
                  PORTFOLIO (SEE "PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO
                  - OPPORTUNITY COSTS" BELOW.)

                               PORTFOLIO EXPENSES

Annual Expenses (Series II Shares)
----------------------------------
(as a percentage of average net assets)

                                                        TOTAL TRUST
                                                        ANNUAL
                                    OTHER EXPENSES      EXPENSES
                                    (AFTER              (AFTER
                       MANAGEMENT   EXPENSE             EXPENSE
                       FEES*        REIMBURSEMENT)      REIMBURSEMENT)
                       -----        --------------      --------------
PORTFOLIO              0.65%        0.94%*              1.59%*

* Reflect the fees for the management of the Portfolio including the Minimum NAV Assurance provided by SGAM.

* Based on estimates for the current fiscal year. Reflects the expenses of the Equity Portfolios and Fixed Income Portfolios ("Underlying Portfolios").

         Investors in the Portfolio pay the expenses of the Portfolio itself and indirectly the Portfolio's allocable share of the expenses of the Underlying Portfolios. Investors would be subject to lower aggregate expenses were they to invest directly in the Underlying Portfolios rather than doing so through the Portfolio. However, an investor who did so would not receive the asset allocation services provided by SGAM or the Minimum NAV Assurance.

                              MINIMUM NAV ASSURANCE

SGAM Payments to Assure Minimum NAV per Share

         SGAM, in conjunction with providing its asset allocation services to the Portfolio has agreed that if these services do not achieve their primary objective and at the Close of Trading on the Determination Date, the NAV per Share is less than the Minimum NAV per Share, then SGAM will pay the Portfolio in immediately available funds an amount sufficient to eliminate such shortfall for each Share then outstanding (the "Minimum NAV Assurance").

         If the Subadviser achieves its primary objective of providing the Minimum NAV Assurance through allocation of Portfolio assets to the Fixed Component, then the Minimum NAV Assurance will be provided without cost to the Subadviser.

Backing of Minimum NAV Assurance by Societe Generale, the ultimate parent of SGAM.

         Societe Generale ("Societe Generale "), the ultimate parent of SGAM has agreed to contribute sufficient assets to SGAM to ensure that SGAM is able to fulfill its financial obligations under the Minimum NAV Assurance (the "Capital Contribution Commitment"). If both SGAM and Societe Generale are financially unable to fulfill the financial obligations under the Minimum NAV Assurance, neither the Adviser, any of its affiliates nor the Trust will be liable for or will assume these obligations.

Termination of Subadvisory Agreement.

         The NAV per Share on the Fifth Anniversary Date is assured by SGAM to be at least equal to 110% of the Reference NAV per Share unless the Subadvisory Agreement is terminated prior to the Fifth Anniversary Date.

         If the Subadvisory Agreement is terminated prior to the Fifth Anniversary Date, then the Minimum NAV Assurance will be less than 110% of the Reference NAV (since the Minimum NAV per Share will be the present value of 110% of the Reference NAV per Share on the date the Subadvisory Agreement is terminated). The NAV per Share received by the Shareholder may be less than the Reference NAV per Share if the subadvisory agreement is terminated prior to the Fifth Anniversary Date. If the Subadvisory Agreement is terminated, it is currently anticipated that the Adviser and the Board of Trustees would select another subadviser to manage the Portfolio. While any new subadviser might manage the Portfolio with the primary objective of preserving principal, no representation can be made that any such subadviser will provide the Minimum NAV Assurance.

         The Subadvisory Agreement may be terminated by SGAM in certain circumstances including:

4. SGAM is involuntarily dissolved or declared bankrupt or insolvent by a governing regulatory body;

5. on any Business Day after the end of the Subscription Period, the aggregate sales of Shares of the Portfolio minus aggregate redemptions of Shares from the Portfolio is less than $15 million; or

6. (A) any of the Underlying Portfolios is: (i) closed to additional investments, (ii) liquidated, (ii) materially changed in a manner which SGAM reasonably believes is materially adverse to its ability to manage the Portfolio pursuant to the Asset Allocation Strategy (as described below under "Asset Allocation Strategy") or (iv) certain other events occur which may affect SGAM's ability to manage the Portfolio pursuant to the Asset Allocation Strategy and
(B) the Adviser or SGAM reasonably determines that no other Trust Portfolio may be substituted for the affected Underlying Portfolio.

(A complete list of the circumstances where SGAM may terminate the Subadvisory Agreement is included in the Statement of Additional Information.)

         SGAM must provide at least 90 days' notice of termination of the Subadvisory Agreement.

         The Adviser, Shareholders and the Board of Trustees of the Trust may terminate the Subadvisory Agreement upon 60 days' notice to SGAM. In addition, the Adviser or the Board of Trustees may terminate the Subadvisory Agreement if the Capital Contribution Commitment is not enforceable in accordance with its terms.

Exchanges or Redemptions out of  the Portfolio.

         Shares that are not held until the Determination Date do not receive the Minimum NAV Assurance. No representation is made regarding the NAV of Shares redeemed or exchanged out of the Portfolio as of the date of their redemption or exchange.

Definitions

         "Business Day" is any day the New York Stock Exchange is open for trading.

         "Close of Trading" is the close of regularly scheduled day-time trading on the New York Stock Exchange.

         "Determination Date" is the earlier of: (a) the day that is the fifth anniversary date of the last day of the Subscription Period (or if that date is not a Business Day) then the first Business Day thereafter (the "Fifth Anniversary Date") and (b) the date the Subadvisory Agreement with SGAM is terminated.

         "Discount Rate" is the zero-coupon rate as of the Determination Date on the outstanding U.S. Treasury bonds maturing the closest to, but not before, the Fifth Anniversary Date.

         "Minimum NAV per Share" is the present value (determined using the Discount Rate) at the Close of Trading on the Determination Date of the following: the payment of the Reference NAV per Share at the Fifth Anniversary Date, reduced by any Portfolio distributions (on a per Share basis) made during the period from the last day of the Subscription Period to the Determination Date, and multiplied by 110%.

         "NAV per Share" is the net asset value of the Portfolio as of the Close of Trading divided by the number of outstanding Shares.

         "Reference NAV per Share" is the highest NAV per Share as of the Close of Trading on any Business Day during the Subscription Period reduced by any distributions (on a per Share basis) made during the period from the Reference NAV Date to the last day of the Subscription Period.

         "Reference NAV Date" is the date during the Subscription Period on which the highest NAV per Share as of the Close of Trading is obtained.

         "Shares" are the outstanding shares of the Portfolio.

                            ASSET ALLOCATION STRATEGY

         SGAM will allocate and reallocate the Portfolio's assets between the Equity Component and the Fixed Income Component. SGAM may change the allocation of Portfolio assets between the Equity Component and the Fixed Income Component at any time. SGAM will also from time to time change the allocation of Equity Component assets Portfolio assets among the Equity Portfolios and the Fixed-Income Component assets among the Fixed-Income Portfolios and Instruments.

         SGAM is not required to allocate any minimum percentage of Portfolio assets to the Equity Component. The Equity Component itself will generally be allocated by SGAM among the Equity Portfolios according to the Equity Portfolio Percentage (described below).

       Equity Component*                             Fixed-Income Component**
       -----------------                             ------------------------
500 Index Trust (30% to 50%)                     Money Market Trust
Small Cap Index Trust (20% to 40%)               U.S. Government Securities Trust

International Index Trust(20% to 40%)            Total Return Trust

                                                 Investment Quality Bond Trust

                                                 Other U.S. government securities and short-term
                                                 instruments (including commercial paper)

* The range indicators next to each Equity Portfolio are collectively referred to as the "Equity Portfolio Percentage." The Portfolio will invest in Series II shares of the Equity Portfolios.

**       The Portfolio will invest in Series II shares of the Fixed-Income
         Portfolios.

Equity Component

         The Equity Component will generally be allocated among the 500 Index Trust, Small Cap Index Trust and International Index Trust within the range established by the Equity Portfolio Percentage.

Fixed-Income Component

         In managing the Fixed-Income Component, SGAM will seek to replicate the duration and yield of a portfolio of the zero-coupon Treasury bonds maturing closest to, but not before, the Fifth Anniversary Date. No attempt will be made by SGAM to enhance the yield on the Fixed-Income Component.

Asset Allocation

         SGAM uses a combination of market discretion, judgment and mathematical models to determine, on an ongoing basis, the percentage of Portfolio assets allocated to the Equity Component and the Fixed-Income Component, respectively, in order to manage the Portfolio's Equity Component market participation in a manner consistent with the objective of providing the Minimum NAV Assurance without SGAM needing to contribute funds to the Portfolio as of the Determination Date. The model evaluates a number of factors, including, but not limited to:

- The market value of the Portfolio's assets as compared to the aggregate minimum NAV per Share of all outstanding Shares;

-        prevailing interest rates;

-        The length of time remaining until the Fifth Anniversary Date

-        Equity and bond market volatility

-        The expected return on the Fixed-Income Component

-        Asset allocation within the Equity Component.

         SGAM will determine the initial allocation between the Equity Component and the Fixed-Income Component at inception of the Portfolio (currently anticipated to be 70%) and will evaluate the allocations on a daily basis thereafter. Generally, as the market value of the Equity Component rises, more assets will allocated to the Equity Component, and as the market value of the Equity Component declines, more assets will be allocated to the Fixed-Income Component. During substantial periods of time, the Portfolio may invest only in the Fixed-Income Component, with no Equity Component participation.

Substitution of Other Trust Portfolios

         The Adviser and SGAM may mutually agree to substitute other Trust Portfolios for any of the Trust portfolios listed above as being part of the Equity Component or Fixed-Income Component.

Nondiversified Status

         The Portfolio is non-diversified under the Investment Company Act of 1940.

Use of Hedging and Other Strategic Transactions.

         The Portfolio is not authorized to use any of the various investment strategies referred to under "Hedging and Other Strategic Transactions" in the Prospectus. However, the Portfolio intends to apply for SEC exemptive relief to permit the use certain types of strategies related to hedging risk in the Portfolio. If this relief is obtained, these strategies may be used in the future.

                          LIQUIDATION OF THE PORTFOLIO

         On the Fifth Anniversary Date, all assets in the Portfolio will be transferred to the Money Market Trust unless a Shareholder otherwise instructs.

                 PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

         The Portfolio is subject to the same risks as the Underlying Portfolios in which it invests. Although there is the Minimum NAV Assurance, there are additional risks related to this assurance as noted below:


OPPORTUNITY COST

- Because SGAM seeks to provide the Minimum NAV Assurance by directing a substantial portion of the Portfolio's assets to the Fixed Income Component (which will not provide potential for significant capital appreciation) and not to the Equity Component (which will provide the potential for capital appreciation) so as to avoid losses which would cause SGAM to have to contribute funds to the Portfolio, the performance of the Portfolio may be significantly less than if the Minimum NAV Assurance were not provided. It is possible that on the Fifth Anniversary Date, a Shareholder could receive only the amount provided by the Minimum NAV Assurance even though the Equity Component has had positive performance during the preceding five years.

         - The opportunity cost of not allocating assets to the Equity Component will be particular high if early in the Portfolio's five year investment cycle either: (a) the Portfolio's NAV per Share decreases or (b) the value of the Equity Component declines. In either scenario, substantially all of the Portfolio's assets may remain allocated to the Fixed-Income Component for the remainder of the investment cycle.

- If a Shareholder only receives the amount provided by the Minimum NAV Assurance on the Fifth Anniversary Date, the Shareholder will have foregone the opportunity to have invested this amount in another investment that could have provided a positive return during this five year period.

ADDITIONAL RISKS

- Shares that are redeemed or exchanged out of the Portfolio prior to the Fifth Anniversary Date do not benefit from the Minimum NAV Assurance.

- SGAM or Societe Generale may be unable to fulfill the financial obligations under the Minimum NAV Assurance. In such case, Shareholders may only receive the Portfolio's NAV per Share on the Determination Date which may be less than the Minimum NAV per Share.

- If the Subadvisory Agreement is terminated prior to the Fifth Anniversary Date, the Minimum NAV per Share on the date the Subadvisory Agreement is terminated will be substantially less than 110% of the Reference NAV per Share.

RISKS OF INVESTING IN THE UNDERLYING PORTFOLIOS

- To the extent the Portfolio invests in Equity Portfolios, the Portfolio will be subject to the risks of investing in equity securities. The risks of investing in these securities are outlined in the Prospectus under "Risks of Investing in Certain Types of Securities." The risks of investing in equity securities are mitigated by the Portfolio's, as well as the existence of the Minimum NAV Assurance.

- To the extent the Portfolio invests in Fixed-Income Portfolios, the Portfolio will be subject to the risks of investing in fixed income securities. Some of the fixed income portfolios may invest in non-investment grade securities. The risks of investing in fixed income securities, including non-investment grade securities, are outlined in the Prospectus under "Risks of Investing in Certain Types of Securities."

- The Portfolio is a non-diversified portfolio. Since a non-diversified portfolio may invest a high percentage of its assets in the securities of a small number of companies, a non-diversified portfolio may be affected more than a diversified portfolio by a change in the financial condition of any of these companies or by the financial markets' assessment of any of these companies. In the case of the Portfolio, this risk is mitigated since the Portfolio invests its assets in other Trust portfolios which themselves have diverse holdings. See "Risks of Investing in Certain Types of Securities" in the Prospectus for more information relating to "non-diversified portfolios".

                                   PERFORMANCE

         Performance is not provided for the Portfolio since it commenced operations in October, 2002.


                 INVESTMENT ADVISER AND INVESTMENT ADVISORY FEES

         The investment adviser to the portfolio is Manufacturers Securities Services, LLC ("MSS"). Information regarding MSS is located in the Prospectus under "Management of the Trust - Advisory Arrangements." The management fee is 0.65% (as a percentage of average net assets).

                    MULTIPLE CLASS PRICING; RULE 12B-1 PLANS

         The Portfolio issues one class of Shares, Series II. Series II Shares not subject to a Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS

         SGAM manages the Portfolio. SGAM, whose address is 560 Lexington Avenue, New York, NY, is a subsidiary of Societe Generale Asset Management S.A. ("SGAM S.A."), a French-based portfolio management company, which is itself a subsidiary of Societe Generale, a publicly-owned, full-service French bank formed in 1864 with presence worldwide. Societe Generale is rated ___ by S&P and ___ by Moody's. These ratings, which are current as of the date of this Supplement, are subject to change. Societe Generale's ratings are indicative only of its financial ability to fulfill its obligations under the Capital Contribution Commitment. These rating do not relate to the Portfolio itself or any of the Portfolio's investments, and do not in any respect reflect the likelihood of the Portfolio achieving its objectives or avoiding losses not covered by the Minimum NAV Assurance and the related Capital Contribution Commitment. As of December 31, 2001, Societe Generale had stockholders' equity of EUR 15.8 billion, total capitalization of EUR 27.1 billion and total deposits of EUR 150.5 billion (all figures are approximate).

         The SGAM group provides a full range of portfolio management services to institutional and individual clients around the world and has its main offices in Paris, Los Angeles, New York, London, Frankfurt, Tokyo and Singapore. SGAM S.A. was formed in 1997 following a spin-off of the portfolio management activities within Societe Generale, which date to 1964. As of March 31, 2002, SGAM S.A. and its affiliates had assets under of management of over $270 billion. Starting in 1991, SGAM S.A. and its affiliates began developing and managing guaranteed and structured products indexed on equities, equity funds and other instruments, and, as of March 31, 2002, had over $15 billion in such products.

         In connection with SGAM's service as Subadviser to the Portfolio, SGAM's Paris-based affiliate, Societe Generale Structured Asset Management S.A. ("SGSAM"), whose business address is 2, place de la Coupole, 92078 Paris-La Defense, France, provides advisory personnel services to SGAM, such personnel acting under the control of SGAM. SGSAM is a subsidiary of SGAM and is registered with the Commission des Operations de Bourse in France.

         The Portfolio Manager is:

         - Marc Paasch. Marc joined SGSAM in February 2002 as the Head of Portfolio Insurance Management and is an associated person of SGAM. Marc was a Vice President of equity derivatives trading, then Vice

                  President of merger arbitrage proprietary trading, at SG Cowen Securities Corp. from 1997 to 2000. Prior to joining SGAM, he was a Managing Director at Credit Lyonnais Securities in charge of long-short proprietary equity trading. He is a graduate of Ecole Polytechnique, Ecole Nationale des Ponts et Chausses and Institut d'Etudes Politiques.


                              FINANCIAL HIGHLIGHTS

         The unaudited financial highlights of each Trust Portfolio as of June 30, 2002 are attached hereto. The Trust's unaudited semi-annual report as of June 30, 2002 has been incorporated by reference into the Statement of Additional Information and is available upon request.

                THE DATE OF THIS SUPPLEMENT IS __________, 2002.

                         MANUFACTURERS INVESTMENT TRUST
                 73 Tremont Street, Boston, Massachusetts 02108

Manufacturers Investment Trust (the "Trust") is an open-end management investment company, commonly known as a mutual fund, which is sold without a sales charge. Shares of the Trust are not offered directly to the public but are sold only to insurance companies and their separate accounts as the underlying investment medium for variable contracts. The Trust provides a range of investment objectives through sixty-seven separate investment portfolios, -- of which are described in this prospectus. The names of those portfolios are as follows:

INTERNET TECHNOLOGIES TRUST
PACIFIC RIM EMERGING MARKETS TRUST
TELECOMMUNICATIONS TRUST
SCIENCE & TECHNOLOGY TRUST
INTERNATIONAL SMALL CAP TRUST
HEALTH SCIENCES TRUST
AGGRESSIVE GROWTH TRUST
EMERGING SMALL COMPANY TRUST
SMALL COMPANY BLEND TRUST
DYNAMIC GROWTH TRUST
MID CAP GROWTH TRUST
MID CAP OPPORTUNITIES TRUST
MID CAP STOCK TRUST
ALL CAP GROWTH TRUST
FINANCIAL SERVICES TRUST
OVERSEAS TRUST
INTERNATIONAL STOCK TRUST
INTERNATIONAL VALUE TRUST
CAPITAL APPRECIATION TRUST
STRATEGIC OPPORTUNITIES TRUST
QUANTITATIVE MID CAP TRUST
GLOBAL EQUITY TRUST
STRATEGIC GROWTH TRUST
GROWTH TRUST
LARGE CAP GROWTH TRUST
ALL CAP VALUE TRUST
CAPITAL OPPORTUNITIES TRUST
QUANTITATIVE EQUITY TRUST
BLUE CHIP GROWTH TRUST
UTILITIES TRUST
REAL ESTATE SECURITIES TRUST
SMALL COMPANY VALUE TRUST
MID CAP VALUE TRUST
VALUE TRUST
EQUITY INDEX TRUST
TACTICAL ALLOCATION TRUST
FUNDAMENTAL VALUE TRUST
GROWTH & INCOME TRUST
U.S. LARGE CAP VALUE TRUST
EQUITY-INCOME TRUST
INCOME & VALUE TRUST
BALANCED TRUST
HIGH YIELD TRUST
STRATEGIC BOND TRUST
GLOBAL BOND TRUST
TOTAL RETURN TRUST
INVESTMENT QUALITY BOND TRUST
DIVERSIFIED BOND TRUST
U.S. GOVERNMENT SECURITIES TRUST
MONEY MARKET TRUST
SMALL CAP INDEX TRUST
INTERNATIONAL INDEX TRUST
MID CAP INDEX TRUST
TOTAL STOCK MARKET INDEX TRUST
500 INDEX TRUST
LIFESTYLE AGGRESSIVE 1000 TRUST
LIFESTYLE GROWTH 820 TRUST
LIFESTYLE BALANCED 640 TRUST
LIFESTYLE MODERATE 460 TRUST
LIFESTYLE CONSERVATIVE 280 TRUST
SMALL-MID CAP GROWTH TRUST
SMALL-MID CAP TRUST
INTERNATIONAL EQUITY SELECT TRUST
SELECT GROWTH TRUST
GLOBAL EQUITY SELECT TRUST
CORE VALUE TRUST
HIGH GRADE BOND TRUST

NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON, INCLUDING ANY DEALER OR SALESPERSON, HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, UNLESS THE INFORMATION OR REPRESENTATION IS SET FORTH IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR REPRESENTATION IS GIVEN, IT SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE ADVISER OR ANY SUBADVISERS TO THE TRUST OR THE PRINCIPAL UNDERWRITER OF THE CONTRACTS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SHARES OF THE TRUST IN ANY STATE WHERE SUCH OFFER OR SALE WOULD BE PROHIBITED.

                  The date of this Prospectus is May 1, 2002.

                         MANUFACTURERS INVESTMENT TRUST

                               TABLE OF CONTENTS

PORTFOLIO DESCRIPTIONS:
INVESTMENT OBJECTIVES AND STRATEGIES, RISKS,
PERFORMANCE AND FINANCIAL HIGHLIGHTS........................    1
     Investment Objectives and Strategies...................    1
     Risks of Investing in Each Portfolio...................    1
     Performance Information for Each Portfolio.............    2
       Internet Technologies Trust..........................    2
       Pacific Rim Emerging Markets Trust...................    3
       Telecommunications Trust.............................    5
       Science & Technology Trust...........................    6
       International Small Cap Trust........................    8
       Health Sciences Trust................................    9
       Aggressive Growth Trust..............................   11
       Emerging Small Company Trust.........................   13
       Small Company Blend Trust............................   15
       Dynamic Growth Trust.................................   16
       Mid Cap Growth Trust.................................   18
       Mid Cap Opportunities Trust..........................   19
       Mid Cap Stock Trust..................................   20
       All Cap Growth Trust.................................   21
       Financial Services Trust.............................   23
       Overseas Trust.......................................   24
       International Stock Trust............................   25
       International Value Trust............................   28
       Capital Appreciation Trust...........................   29
       Strategic Opportunities Trust........................   31
       Quantitative Mid Cap Trust...........................   33
       Global Equity Trust..................................   34
       Strategic Growth Trust...............................   35
       Growth Trust.........................................   36
       Large Cap Growth Trust...............................   37
       All Cap Value Trust..................................   39
       Capital Opportunities Trust..........................   40
       Quantitative Equity Trust............................   41
       Blue Chip Growth Trust...............................   43
       Utilities Trust......................................   45
       Real Estate Securities Trust.........................   47
       Small Company Value Trust............................   49
       Mid Cap Value Trust..................................   50
       Value Trust..........................................   51
       Equity Index Trust...................................   52
       Tactical Allocation Trust............................   54
       Fundamental Value Trust..............................   57
       Growth & Income Trust................................   58
       U.S. Large Cap Value Trust...........................   59
       Equity-Income Trust..................................   61
       Income & Value Trust.................................   63
       Balanced Trust.......................................   65
       High Yield Trust.....................................   67
       Strategic Bond Trust.................................   68
       Global Bond Trust....................................   71
       Total Return Trust...................................   74
       Investment Quality Bond Trust........................   76
       Diversified Bond Trust...............................   77
       U.S. Government Securities Trust.....................   79
       Money Market Trust...................................   81
       The Index Trusts.....................................   83

       The Lifestyle Trusts.................................   87
       Small-Mid Cap Growth Trust...........................   92
       Small-Mid Cap Trust..................................   93
       International Equity Select Trust....................   95
       Select Growth Trust..................................   96
       Global Equity Select Trust...........................   97
       Core Value Trust.....................................   99
       High Grade Bond Trust................................  100
FINANCIAL HIGHLIGHTS........................................  102
     Additional Information.................................  137

                            PORTFOLIO DESCRIPTIONS:

                  INVESTMENT OBJECTIVES AND STRATEGIES, RISKS,

                      PERFORMANCE AND FINANCIAL HIGHLIGHTS

     The Trust is a series trust which currently has sixty-seven separate investment portfolios, ______ of which are described in this prospectus. The investment objectives, principal investment strategies and principal risks of the portfolios are set forth in the portfolio descriptions below, together with performance information and financial highlights for each portfolio. Manufacturers Securities Services, LLC is the investment adviser to the Trust, and each portfolio has its own subadviser.

INVESTMENT OBJECTIVES AND STRATEGIES

     Each portfolio has a stated investment objective which it pursues through separate investment strategies or policies and which may only be changed with the approval of the shareholders of the portfolio. There can be no assurance that the portfolio will achieve its investment objective. The differences in objectives and policies among the portfolios can be expected to affect the return of each portfolio and the degree of market and financial risk to which each portfolio is subject. Additional information about the portfolios' investment policies is set forth under "Additional Investment Policies."

     Temporary Defensive Investing. Except as otherwise stated below in the description of a particular portfolio, during unusual or unsettled market conditions, for purposes of meeting redemption requests, or pending investment of its assets, each portfolio may invest all or a portion of its assets in cash and securities that are highly liquid, including (a) high quality money market instruments such as short-term U.S. government obligations, commercial paper, repurchase agreements or other cash equivalents and (b) securities of other investment companies that are money market funds. In the case of portfolios investing extensively in foreign securities, these investments may be denominated in either U.S. or non-U.S. dollars and may include debt of foreign corporations and governments and debt of supranational organizations. To the extent a portfolio is in a defensive position, its ability to achieve its investment objective will be limited.

     Use of Hedging and Other Strategic Transactions. Except as otherwise stated below in the description of a particular portfolio, each portfolio is authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

     More complete descriptions of the money market instruments and certain other instruments in which certain portfolios of the Trust may invest and of the options, futures, currency and other derivative transactions that certain portfolios may engage in are set forth in the Statement of Additional Information. A more complete description of the debt security ratings used by the Trust assigned by Moody's or Standard & Poor's is included in Appendix I in the Statement of Additional Information.

RISKS OF INVESTING IN EACH PORTFOLIO

     Certain risks of investing in each portfolio are set forth in the portfolio descriptions. If these risks materialize, an investor could lose money in the portfolio. The risks of investing in the following types of securities, as well as the definition of a non-diversified portfolio and the risks associated with such a portfolio, are more fully described below under "Risks of Investing in Certain Types of Securities."

     --   Non-Diversified Portfolios                    --   Foreign Securities
     --   Equity Securities                             --   Investment Company Securities
     --   Fixed Income Securities                       --   Stripped Securities
     --   Investment Grade Fixed Income Securities      --   Mortgage-Backed and Asset-Backed
     in the Lowest Rating Category                       Securities
     --   Lower Rated Fixed Income Securities           --   Securities Linked to the Real Estate Market
     --   Small and Medium Size Companies               --   Industry or Sector Investing

     An investment in any of the portfolios is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Portfolio Turnover. Unless otherwise noted in the description a portfolio, each portfolio anticipates that its annual portfolio turnover rate will exceed 100%. A high portfolio turnover rate generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the portfolio. The portfolio turnover rate of each of the Trust's portfolios may vary from year to year, as well as within a year. Portfolio turnover rates are set forth in the Financial Highlights included in each portfolio description. See also "Portfolio Turnover" in the Statement of Additional Information.

PERFORMANCE INFORMATION FOR EACH PORTFOLIO

     Each portfolio description contains a bar chart and a performance table which provide some indication of the risks of investing in each portfolio of the Trust.

     Bar Chart. The bar chart shows changes in the performance of Series I shares (formerly referred to as Class A shares) of each portfolio from year to year over a ten-year period. The performance of Series II shares (formerly referred to as Class B shares) of each portfolio would be lower due to the higher Series II 12b-1 fee. Portfolios with less than ten years of performance history show performance from the inception date of the portfolio.

     Performance Table. The table compares each portfolio's one, five and ten year average annual returns as of December 31, 2001 for both Series I Shares and Series II shares to those of a broad measure, and in some cases to an index, of market performance. If the period since inception of the portfolio is less than one year, the performance shown will be the actual total return rather than an annualized total return.

     Performance information in the Bar Chart and the Performance Table reflects all fees charged to each portfolio such as advisory fees and all portfolio expenses. None of the portfolios charges a sales load or a surrender fee. The performance information does not reflect fees and expenses of any variable insurance contract, which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower.

INTERNET TECHNOLOGIES TRUST

SUBADVISER:  Munder Capital Management ("Munder")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities of companies positioned to benefit from the growth of the Internet.

     Under normal market conditions, the Internet Technologies Trust will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of companies that fall into three basic categories:

      -- Pure plays - companies whose core business models are focused exclusively on the Internet;
      -- Builders - companies that provide the innovative hardware, services and software components which enable the advancement or facilitate the usage of the Internet; and
      -- Beneficiaries - companies across a broad range of industries and sectors that utilize the internet to enhance their business models.

     There is no limit on the market capitalization of the companies the portfolio may invest in or on the length of operating history for the companies. The portfolio may invest without limit in initial public offerings. The portfolio may also invest in foreign securities and purchase and sell options on securities, stock market indices or futures. Foreign securities include investments in non-U.S. dollar-denominated securities traded outside of the United States and dollar-denominated securities of foreign issuers traded in the United States. Foreign securities also include investments such as American Depository Receipts ("ADRs") which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. ADRs are issued by U.S. banks or trust companies, and entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities of Internet-related companies, including those of small companies, and may invest in foreign securities. The risks of investing in equity securities, Internet-related companies, small companies and foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Many internet companies are start-up companies and, therefore, the risks associated with investing in small companies are heightened for these companies.
 -- The portfolio is subject to the risks of industry or sector investing since it will invest primarily in companies engaged in Internet and Intranet-related activities. These risks include the possibility that a group of related stocks will decline in price due to industry-specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react similarly to industry-specific market or economic developments. Therefore, the portfolio's performance may be more volatile than that of a portfolio that does not concentrate in a particular sector. The risks of industry or sector investing and the particular risk of investing in Internet-related companies are set forth below under "Risks of Investing in Certain Types of Securities."
 -- Due to the portfolio's emphasis on Internet-related investments, an investment in the portfolio should be considered extremely risky even as compared to other portfolios that invest primarily in small cap securities. Investing in the portfolio alone cannot provide a balanced investment program.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 36.82% (for the quarter ended 12/31/2001) and the lowest return was -46.42% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

2001                                                          -46.1%

                                                                 One     Five     Life of    Date First
                                                                Year     Years   Portfolio   Available
 Internet Technologies Trust-Series I
                                                               -46.09%    N/A     -51.09%    05/01/2000
 AMEX Inter@ctive Week Internet Index(A)
                                                               -47.78%    N/A     -52.53%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS

     Munder manages the Internet Technologies Trust. Munder, with offices at 480 Pierce Street, Birmingham, Michigan 48009, currently serves as investment adviser to the Munder Funds, acts as sub-adviser for a number of private-label mutual funds and provides separate account advisory services for institutional accounts and high net worth individuals. As of December 31, 2001, Munder and its subsidiary had approximately $35.3 billion of assets under management.

     A committee of Munder investment personnel manages the portfolio.

PACIFIC RIM EMERGING MARKETS TRUST

SUBADVISER:  Manufacturers Adviser Corporation ("MAC")

INVESTMENT OBJECTIVE:  To achieve long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks and equity-related securities of companies in countries located in the Pacific Rim region. Current income from dividends and interest will not be an important consideration in the selection of portfolio securities.

     The countries of the Pacific Rim region are:

         -- Australia            -- Hong Kong             -- Pakistan              -- Taiwan
         -- China                -- Japan                 -- Philippines           -- Thailand
         -- India                -- Malaysia              -- Singapore
         -- Indonesia            -- New Zealand           -- South Korea

     The Pacific Rim Emerging Markets Trust, under normal conditions, invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and equity-related securities of established, larger-capitalization non-U.S. companies located in the Pacific Rim region that have attractive long-term prospects for growth of capital. Equity-related securities in which the portfolio may invest include: (i) preferred stocks, (ii) warrants and (iii) securities convertible into or exchangeable for common stocks. The Portfolio may also invest up to 20% of its assets in countries outside the Pacific Rim region.

     MAC's decision to invest in a particular country or particular region will be based upon its evaluation of political, economic and market trends in the country or region and throughout the world. MAC will shift investments among countries and the world's capital markets in accordance with its ongoing analyses of trends and developments affecting such markets and securities.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Pacific Rim Emerging Markets Trust may invest all or a portion of its assets in non-convertible, fixed income securities and cash and cash equivalents. These investments may be denominated in either U.S. or non-U.S. dollars. These securities may include debt of corporations, foreign governments and supranational organizations. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Pacific Rim Emerging Markets Trust may also purchase and sell the following equity-related financial instruments:

      --   exchange-listed call and put options on equity indices,
      --   over-the-counter ("OTC") and exchange-listed equity index futures,
      -- OTC and exchange-listed call and put options on currencies in the portfolio, and
      -- OTC foreign currency futures contracts on currencies in the portfolio.

     A call option gives the holder the right to buy shares of the underlying security at a fixed price before a specified date in the future. A put option gives the holder the right to sell a specified number of shares of the underlying security at a particular price within a specified time period. See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities and may invest up to 100% of its assets in foreign securities, including securities of companies in emerging market countries. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- Since the portfolio concentrates its investments in the Pacific Rim region, the portfolio will be affected by economic and political events in this area.

Performance (A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 24.41% (for the quarter ended 12/31/1998) and the lowest return was -26.12% (for the quarter ended 12/31/1997).

[PERFORMANCE GRAPH]

1995                                                           11.3%
1996                                                            9.8%
1997                                                          -34.1%
1998                                                           -4.6%
1999                                                           62.9%
2000                                                          -24.4%
2001                                                          -18.6%

                                                                 One      Five     Life of    Date First
                                                                Year     Years    Portfolio   Available
 Pacific Rim Emerging Markets Trust Series I                   -18.57%   -8.82%    -4.25%     10/04/1994
 MSCI Pacific Index(B)                                         -25.22%   -7.60%    -6.39%

(A)On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS

     MAC manages the Pacific Rim Emerging Markets Trust. MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios of the Trust for which it is the subadviser. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Fund Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $89.3 billion of assets under management.

     The portfolio managers are:

      -- Samantha Ho (since June, 2000). Ms. Ho joined MAC in 2000. Prior to joining MAC, she was a senior portfolio manager at SEB Investment Management where she served from 1994 to 2000. Prior to that, she was an investment analyst at Jardine Fleming. She is a Chartered Financial Analyst.

      -- Seton Lor (since June, 2000). Mr. Lor joined MAC in 2000. Prior to joining MAC, he was Director of Balanced Investments at AXA Investment Managers in Hong Kong where he served from 1996 to 2000.

TELECOMMUNICATIONS TRUST

SUBADVISER:  INVESCO Funds Group, Inc. ("INVESCO")

INVESTMENT OBJECTIVE:  To seek capital appreciation. A secondary objective is to earn income.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities of companies that design, develop, manufacture, distribute or sell communications services or equipment and companies that supply equipment or services to such companies (the "telecommunications sector").

     The Telecommunications Trust invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of companies engaged in the design, development, manufacture, distribution or sale of communications services and equipment and companies that are involved in supplying equipment or services to such companies (collectively referred to as the "telecommunications sector").

     INVESCO considers a company to be in the telecommunications sector if at least 50% of its gross income or net sales comes from activities in the sector, at least 50% of its assets are devoted to producing revenues from the sector, or INVESCO determines, based on other available information, that its primary business is within the sector.

     Normally, the portfolio will invest primarily in companies located in three different countries, although U.S. issuers will often dominate the portfolio. It may also invest in companies outside the telecommunications sector and in securities other than equity securities, including financial instruments such as ADRs and repurchase agreements.

     INVESCO uses a bottom-up investment approach, focusing on company fundamentals and growth prospects. INVESCO selects stocks based on projected total return for individual companies, while also analyzing country specific factors that might affect stock performance or influence company valuation. The portfolio's investments emphasize strongly managed market leaders, with a lesser weighting on smaller, faster growing companies that offer new products or services and/or are increasing their market share.

     The portfolio may invest any portion of its assets in foreign securities, (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     The Telecommunications Trust may also invest to a limited extent in: (a) fixed income securities, (b) lower rated fixed income securities, (c) U.S. Government Securities, (d) illiquid securities, (e) ADRs, (f) repurchase agreements and (g) securities issued by other investment companies. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities and may invest in foreign securities and fixed-income securities, including lower rated fixed-income securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio is subject to the risks of industry or sector investing since it concentrates its investments in securities of companies engaged in the telecommunications sector, a comparatively narrow segment of the economy. The portfolio may therefore experience greater volatility than funds investing in a broader range of industries. Moreover, companies in this sector are subject to the additional risks of rapid obsolescence, lack of standardization or compatibility with existing technologies, an unfavorable regulatory environment, and a dependency on patent and copyright protection. The risks of industry or sector investing, and the risks of investing in companies engaged in the telecommunications sector, are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio invests extensively in the securities of companies which the subadviser believes are poised for growth. The price of such securities in certain economic, political or market conditions may fall to a greater extent than a decline in the overall equity markets (e.g., as represented by the Standard and Poor's Composite 500 Index).

Performance
Performance information is not provided for the Telecommunications Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     INVESCO manages the Telecommunications Trust. INVESCO was founded in 1932 and, as of December 31, 2001, managed 46 INVESCO mutual funds having combined assets of more than $29 billion. INVESCO is an indirect wholly owned subsidiary of AMVESCAP PLC, a publicly traded holding company based in London. Through its subsidiaries, AMVESCAP PLC engages in the investment management business on an international basis and, as of December 31, 2001, managed more than $397.9 billion in assets worldwide. INVESCO is located at 4350 South Monaco Street, Denver, Colorado 80237.

     The portfolio manager is:

      -- Brian B. Hayward (since May, 2001). Mr. Hayward is a senior vice president of INVESCO. Before joining INVESCO in 1997, he was a senior equity analyst with Mississippi Valley Advisors. Mr. Hayward is a Chartered Financial Analyst and holds an MA in Economics and a BA in Mathematics from the University of Missouri.

SCIENCE & TECHNOLOGY TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital. Current income is incidental to the portfolio's objective.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks of science and technology companies.

     The Science & Technology Trust invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in the common stocks of companies expected to benefit from the development, advancement, and use of science and technology. Industries likely to be represented in the portfolio include:

         --  Computers including hardware, software       --  life sciences and health care, including
             and electronic components                        pharmaceuticals, medical devices, and
         --  telecommunications                               biotechnology
         --  media and information services,              --  chemicals and synthetic materials
         --  environmental services                       --  defense and aerospace

     The portfolio may also invest in companies that are expected to benefit from technological advances even if they are not directly involved in research and development.

     Most of the portfolio's assets are invested in U.S. common stocks. However, the portfolio may also purchase other types of securities, for example, (i) U.S. and non U.S. dollar denominated foreign securities, (ii) convertible stocks and bonds, and (iii) warrants.

     The selection of investments for the portfolio reflects a growth approach based on an assessment of a company's fundamental prospects, rather than on a company's size. As a result, portfolio holdings can range from securities of small companies developing new technologies to securities of blue chip firms with established track records of developing and marketing technological advances.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Use of Hedging and Other Strategic Transactions
     The Science & Technology Trust may also engage in a variety of investment practices, such as buying and selling futures and options. The portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivative which can combine the characteristics of securities, futures and options.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Science & Technology Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions" below.

Principal Risks of Investing in this Portfolio
 -- The portfolio is subject to the risks of industry or sector investing since it invests primarily in science and technology sectors, including Internet-related investments. The products and services of companies in the science and technology sectors may not prove commercially successful or may become obsolete quickly, and a portfolio of these securities may be riskier or more volatile in price than one that invests in more market sectors. The risks of industry or sector investing, and the specific risks of investing in Internet-related, telecommunications, and health sciences companies, are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio invests extensively in equity securities, including securities of small or unseasoned companies (less than 3 years operating experience) newly public companies. The portfolio may also invest up to 30% of its assets in foreign securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- Due to the portfolio's emphasis on science and technology sectors, including Internet-related investments, an investment in the portfolio should be considered extremely risky even as compared to other portfolios that invest primarily in the securities of small companies. Investing in the portfolio alone cannot provide a balanced investment program.

Performance (A, B, C, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 47.10% (for the quarter ended 12/31/1998) and the lowest return was -40.43% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

1997                                                           10.7%
1998                                                           43.3%
1999                                                           99.5%
2000                                                          -34.1%
2001                                                          -41.3%

                                                                 One     Five     Life of    Date First
                                                                Year     Years   Portfolio   Available
 Science & Technology Trust Series I                           -41.25%    N/A      4.16%     01/01/1997
 Lipper Science and Technology Avg. Funds Classification(A)    -35.36%    N/A      8.85%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Since June 1, 2000, a portion of the Science & Technology Trust expenses was reimbursed. If such expenses had not been reimbursed, returns would be lower.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.
(D)As of January 16, 2002, Michael Sola took over management responsibilities of the T. Rowe Price Science & Technology Trust.

SUBADVISER AND PORTFOLIO MANAGERS

     T. Rowe Price manages the Science & Technology Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2001, T. Rowe Price and its affiliates managed over $156.3 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Michael F. Sola (since January 2002). Mr. Sola, who joined T. Rowe Price in 1995 as a technology analyst, is a Vice President of T. Rowe Price and has been managing investments since 1997. He is a Chartered Financial Analyst.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

INTERNATIONAL SMALL CAP TRUST

SUBADVISER:  Founders Asset Management LLC ("Founders")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests primarily in securities issued by foreign companies which have total stock market capitalizations or annual revenues of $1.5 billion or less ("small company securities").

     Founders pursues this investment objective by investing, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in securities issued by foreign companies which have total stock market capitalizations or annual revenues of $1.5 billion or less ("small company securities"). These securities may represent companies in both developed and lesser developed countries throughout the world. At least 65% of the portfolio's total assets are normally invested in foreign securities representing a minimum of three countries (other than the United States). The portfolio may invest in larger foreign companies or U.S. based companies if, in Founders' opinion, they represent better prospects for capital appreciation.

     Foreign investments of the portfolio may include securities issued by companies located in countries not considered to be major industrialized nations (emerging markets). Investments in the portfolio also may include securities created through the Brady Plan, a program under which heavily indebted countries have restructured their bank debt into bonds. See "Other Instruments - Brady Bonds" in the Statement of Additional Information.

     The portfolio invests primarily in equity securities. When Founders believes that other investments offer opportunities for capital appreciation, the portfolio may also invest in convertible securities, bonds, debentures and other corporate obligations.

     The portfolio only invests in fixed income securities that, at the time of purchase, have the following ratings (or, if unrated, are determined to be of comparable quality by Founders):

                        BONDS, DEBENTURES AND        CONVERTIBLE SECURITIES
  RATING AGENCY         CORPORATE OBLIGATIONS         AND PREFERRED STOCKS
---------------------------------------------------------------------------
     Moody's       Baa or higher (Investment Grade)       B or higher
Standard & Poor's  BBB or higher (Investment Grade)       B or higher

The portfolio will never have more than 5% of its total assets invested in any fixed income securities (excluding preferred stocks) which are unrated or rated below investment grade (measured at the time of purchase or as a result of a reduction in rating after purchase). The portfolio is not required to dispose of fixed income securities whose ratings are downgraded below investment grade subsequent to the portfolio's purchase of such securities, unless such a disposition is necessary to reduce the portfolio's holdings of such securities to less than 5% of its total assets. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities." Because the portfolio normally will invest primarily in equity securities, the risks associated with fixed income securities will not affect the portfolio as much as a portfolio that invests more of its assets in fixed income securities.

     The portfolio is actively traded (for the fiscal year ending 2001, the portfolio turnover rate was 721%). A high portfolio turnover rate generally results in greater brokerage commission expenses which must be borne directly by the portfolio.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in foreign equity securities, especially securities of small companies. The risks of investing in foreign securities, equity securities and small companies are set forth below under "Risks of Investing in Certain Types of Securities."
 -- Because the portfolio invests primarily in foreign securities, which are generally riskier investments than U.S. securities, investing in this portfolio is riskier than investing in a portfolio that invests primarily in U.S. small companies.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 58.65% (for the quarter ended 12/31/1999) and the lowest return was -22.36% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

1997                                                            0.8%
1998                                                           11.9%
1999                                                           84.9%
2000                                                          -29.2%
2001                                                          -31.1%

                                                                 One     Five     Life of    Date First
                                                                Year     Years   Portfolio   Available
 International Small Cap Trust Series I                        -31.10%   0.35%     1.83%     03/04/1996
 MSCI World ex-US Index(A)                                     -21.16%   1.42%     2.26%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Founders manages the International Small Cap Trust. Founders, located at 2930 East Third Avenue, Denver, Colorado 80206, is a registered investment adviser which was first established as an asset manager in 1938. Founders is a subsidiary of Mellon Bank, N.A. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation, a publicly-owned multibank holding company which provides a comprehensive range of financial products and services in domestic and selected international markets. As of December 31, 2001, Founders had over $7.24 billion of assets under management.

     The portfolio manager, who uses the input, research and advice of a management team composed of members of Founders' Investment Department, is

      -- Tracy P. Stouffer (since July 1999). Ms. Stouffer, Vice President of Investments and Chartered Financial Analyst, joined Founders in 1999. Prior to joining Founders, she was a vice president and portfolio manager with Federated Global Incorporated (1995 to 1999). Ms. Stouffer received an MBA with a concentration in marketing from the University of Western Ontario, Canada.

HEALTH SCIENCES TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks of companies engaged in the research, development, production, or distribution of products or services related to health care, medicine, or the life sciences (collectively termed "health sciences").

     While the portfolio may invest in companies of any size, the majority of its assets are expected to be invested in large-and mid-capitalization companies.

     T. Rowe Price's portfolio managers divide the health sciences sector into four main areas: pharmaceuticals, health care services companies, products and devices producers, and biotechnology firms. Their allocation among these four areas will vary depending on the relative potential within each area and the outlook for the overall health sciences sector. While most assets will be invested in U.S. common stocks, the portfolio may purchase other securities, including foreign securities, futures, and options.

     In managing the Health Sciences Trust, T. Rowe Price uses a fundamental, bottom-up analysis that seeks to identify high quality companies and the most compelling investment opportunities. In general, the portfolio will follow a growth investment strategy, seeking companies whose earnings are expected to grow faster than inflation and the economy in general. When stock valuations seem unusually high, however, a "value" approach, which gives preference to seemingly undervalued companies, may be emphasized.

     The Health Sciences Trust may invest in futures and options, which could subject the portfolio to additional volatility and losses.

     The Health Sciences Trust may invest up to 35% of its total assets in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Health Sciences Trust holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio concentrates its investments (invests more than 25% of its total assets) in securities of companies in the health sciences sector, a comparatively narrow segment of the economy, and therefore may experience greater volatility than funds investing in a broader range of industries. The portfolio may invest a considerable portion of assets in the same business, such as pharmaceuticals, or in related businesses such as hospital management and managed care. Moreover, companies in this segment are subject to the additional risks of increased competition within the health care industry, changes in legislation or government regulations, reductions in government funding, product liability or other litigation and the obsolescence of popular products. The risks of investing in the health sciences sector are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in derivatives, such as futures and options. The risks of investing in these instruments are set forth under "Hedging and Other Strategic Transactions."
 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in securities of smaller or unseasoned companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

Performance(B)
Performance is not provided for the Health Sciences Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     T. Rowe Price manages the Health Sciences Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2001, T. Rowe Price and its affiliates managed over $156.3 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Kris H. Jenner, M.D., D. Phil (since May, 2001). Dr. Jenner, who joined T. Rowe Price in 1997, is a Vice-President of T. Rowe Price and has been managing investments since 1998. From 1995 - 1997 he was a post-doctoral fellow at the Brigham and Women's Hospital, Harvard Medical School.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

AGGRESSIVE GROWTH TRUST

SUBADVISER:  A I M Capital Management, Inc. ("AIM")

INVESTMENT OBJECTIVE: To seek long-term capital appreciation.

INVESTMENT STRATEGIES:The portfolio invests principally in common stocks, convertible bonds, convertible preferred stocks and warrants of companies which in the opinion of AIM are expected to achieve earnings growth over time at a rate in excess of 15% per year.

     The portfolio's assets are principally invested in common stocks, convertible bonds, convertible preferred stocks and warrants of companies which in the opinion of AIM are expected to achieve earnings growth over time at a rate in excess of 15% per year. Many of these companies are in the small and medium-sized category. AIM will be particularly interested in investing the portfolio's assets in companies that are likely to benefit from new or innovative products, services or processes that should enhance such companies' prospects for future growth in earnings. As a result of this policy, the market prices of many of the securities purchased and held by the portfolio may fluctuate widely. Any income received from securities held by the portfolio will be incidental.

     Aggressive Growth Trust's portfolio is primarily comprised of securities of two basic categories of companies:

      -- "core" companies, which AIM considers to have experienced above-average and consistent long-term growth in earnings and to have excellent prospects for outstanding future growth, and
      -- "earnings acceleration" companies which AIM believes are currently enjoying a dramatic increase in profits.

     The Aggressive Growth Trust's strategy does not preclude investment in large, seasoned companies which in the judgment of AIM possess superior potential returns similar to companies with formative growth profiles. The portfolio may also invest in established smaller companies (under $500 million in market capitalization) which offer exceptional value based upon substantially above average earnings growth potential relative to market value.

     The Aggressive Growth Trust may invest in non-equity securities, such as corporate bonds or U.S. Government obligations during periods when, in the opinion of AIM, prevailing market, financial, or economic conditions warrant, as well as when such holdings are advisable in light of a change in circumstances of a particular company or within a particular industry.

     The portfolio may invest up to 25% of its total assets in foreign securities. American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and other securities representing underlying securities of foreign issuers are treated as foreign securities and included in this 25% limitation.

Use of Hedging and Other Strategic Transactions
     Aggressive Growth Trust may:

      --   purchase and sell stock index futures contracts,
      -- purchase options on stock index futures as a hedge against changes in market conditions,
      -- purchase and sell futures contracts and purchase related options in order to hedge the value of its portfolio against changes in market conditions,
      -- write (sell) covered call options (up to 25% of the value of the portfolio's net assets),
      -- enter into foreign exchange transactions to hedge against possible variations in foreign exchange rates between currencies of countries in which the portfolio is invested including: the direct purchase or sale of foreign currency, the purchase or sale of options on futures contracts with respect to foreign currency, the purchase or sale of forward contracts, exchange traded futures contracts and options of futures contracts.

     See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities with emphasis on medium-sized and smaller emerging growth companies. The risks of investing in equity securities and small and medium sized companies are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 25% of its assets in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 25% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.
 -- The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 32.25% (for the quarter ended 12/31/1998) and the lowest return was -24.73% (for the quarter ended 9/30/1998).

[PERFORMANCE GRAPH]

1997                                                            0%
1998                                                          4.3%
1999                                                           33%
2000                                                            3%
2001                                                          -26%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Aggressive Growth Trust Series I                              -25.98%     N/A       1.13%      01/01/1997
 Russell 2000 Growth Index(B)                                   -9.23%     N/A       2.87%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISERS AND PORTFOLIO MANAGERS
     AIM Capital Management, Inc. ("AIM") manages the Aggressive Growth Trust. AIM is an indirect wholly owned subsidiary of A I M Management Group Inc., whose principal business address is 11 Greenway Plaza, Houston, Texas 77046. A I M Management Group, Inc. founded in 1976, is a holding company engaged in the financial services business and is an indirect wholly owned subsidiary of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group engaged in institutional investment management and retail mutual fund businesses in the United States, Europe and the Pacific Region.

     AIM, and/or its affiliates is the investment adviser for mutual funds, separately managed accounts, such as corporate and municipal pension plans, charitable institutions and private individuals. AIM and its affiliates managed over $158 billion of assets as of December 31, 2001.

     The portfolio is managed by the following three portfolios managers:

      -- Ryan E. Crane (since August, 1999). Mr. Crane is a portfolio manager with AIM. Mr. Crane joined AIM in 1994 as a portfolio administrator and in 1995 was promoted to equity analyst focusing on small capitalization companies. He became a senior analyst in 1997 and was promoted to his current position in 1999. He is a Chartered Financial Analyst.

      -- Robert M. Kippes (since May, 1999). Mr. Kippes is vice president of AIM and senior portfolio manager for several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Kippes also serves as head of AIM's Small/Mid Cap Growth investment management unit. Mr. Kippes joined AIM in 1989 as a research assistant. In 1992 he was named head of equity research and portfolio manager. In 1994 he was promoted to his current position.

      -- Jay K. Rushin (since December, 2000). Mr. Rushin is a portfolio manager with AIM and is involved in the management of several of the AIM funds including the AIM Aggressive Growth Fund, the AIM Constellation Fund, and the AIM Global Aggressive Growth Fund. Mr. Rushin joined AIM as a portfolio administrator.

EMERGING SMALL COMPANY TRUST

SUBADVISER:  Franklin Advisers, Inc. ("Franklin")

INVESTMENT OBJECTIVE:   To seek long-term growth of capital.

INVESTMENT STRATEGIES:  The portfolio invests, under normal market conditions, at least 80% of the portfolio's total assets in common stock equity securities of companies with market capitalizations that approximately match the range of capitalizations of the Russell 2000 Growth Index.

     The Emerging small Company Trust invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in common stock equity securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Growth Index ("small cap stocks") at the time of purchase. The market capitalizations within the Russell 2000 Growth Index will vary, but as of December 31, 2001, they ranged from approximately $4.1 million to $3.0 billion. The securities of small cap companies are traded on the New York Stock Exchange, the American Stock Exchange and in the over-the-counter market. Equity securities also include preferred stocks, securities convertible into common stocks, and warrants for the purchase of common stocks.

     The portfolio may also invest up to 20% (measured at the time of purchase) of its total assets in any combination of the following if the investment presents a favorable investment opportunity consistent with the portfolio's investment goal:

      --   equity securities of larger capitalization companies which Franklin believes have the potential for strong growth potential, and
      --   relatively well-known, larger companies in mature industries which
           Franklin believes have the potential for capital appreciation.

     Franklin will choose small cap companies that it believes are positioned for rapid growth in revenues, earnings or assets, and that it can acquire at a price it believes to be reasonable. Franklin looks for companies it believes have distinct and sustainable competitive advantages, such as a particular marketing or product niche, proven technology and industry leadership. Franklin uses a disciplined "bottoms up" approach to stock selection, blending fundamental and quantitative analysis. Franklin diversifies the portfolio's assets across many industries, and from time to time may invest substantially in certain sectors, including technology and biotechnology. Small companies often pay no dividends, and current income is not a factor in the selection of stocks.

     The portfolio may invest up to 5% of its total assets in corporate debt securities that Franklin believes have the potential for capital appreciation as a result of improvements in the creditworthiness of the issuer. Debt securities may include bonds, notes and debentures. The portfolio may invest in both rated and unrated debt securities. The portfolio will only purchase securities rated "B" or above by Moody's or Standard & Poor's (or comparable unrated securities). The portfolio will not invest more than 5% of its total assets in non-investment grade securities (rated lower than "BBB" by Standard & Poor's or "Baa" by Moody's or comparable unrated securities). The receipt of income from debt securities is incidental to the portfolio's investment goal of capital growth.

     The portfolio may invest up to 25% of its total assets in foreign securities, including those of developing or undeveloped markets, and sponsored or unsponsored American, European and Global Depositary Receipts. The portfolio currently intends to limit its investments in foreign securities to 10% of its total assets.

     The portfolio may also invest up to 10% of its total assets in real estate investment trusts ("REITS"). See "Real Estate Securities Trust" below for a discussion of REITS and the risks of investing in these trusts.

Use of Hedging and Other Strategic Transactions
     The Emerging Small Company Trust may:

      -- write (sell) covered put and call options and may buy put and call options on securities and securities indices, and
      -- buy and sell futures and options on futures with respect to securities, indices and currencies.

     See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in small cap equity securities. The risks of investing in equity securities and the risks of investing in small cap (small and medium size companies) securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 59.08% (for the quarter ended 12/31/1999) and the lowest return was -26.19% (for the quarter ended 3/31/2001).

[PERFORMANCE GRAPH]

1997                                                           17.1%
1998                                                            0.1%
1999                                                           73.5%
2000                                                           -4.3%
2001                                                          -22.2%

                                                                One     Five     Life of    Date First
                                                                Year    Years   Portfolio   Available
 Emerging Small Company Trust Series I                         22.24%    N/A      8.64%     01/01/1997
 Russell 2000 Growth Index(B)                                  -9.23%    N/A      2.87%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISERS AND PORTFOLIO MANAGERS
     Franklin Advisers, Inc. manages the Emerging Small Company Trust. Franklin Advisers is a wholly-owned subsidiary of Franklin Resources, Inc., referred to as Franklin(R) Templeton(R) Investments, --located at One Franklin Parkway, San Mateo, California, 94404. As of December 31, 2001, Franklin Advisers, Inc. had $115.1 billion in assets under management. Through its subsidiaries, Franklin(R) Templeton(R) provides global and domestic investment management, shareholder, custody and distribution services to the Franklin, Templeton, Mutual Series and Fiduciary products, high net-worth and institutional accounts, as well as separate account management services.

     Franklin Distributors, Inc., the original investment advisor and wholesale distributor for the Franklin Group of Funds, was founded in New York in 1947 by Rupert H. Johnson, Sr. In 1992, Franklin completed the acquisition of Templeton, Galbraith & Hasberger Ltd., whose affiliates managed the Templeton Funds. In 1996, Franklin Templeton merged business with Heine Securities Corporation, which offered the Mutual Series funds, and is known for its domestic equity expertise. In 2001, Franklin Templeton merged business with Fiduciary Trust International. Today, Franklin Templeton is a major force in the mutual fund industry. As of December 31, 2001, Franklin(R) Templeton(R) had, through its various investment management affiliates, combined assets under management of $266 billion.

     The portfolio is managed by the following three portfolio managers:

      -- Edward Jamieson (since May, 1999). Mr. Jamieson joined the Franklin Templeton Group in 1987.

      -- Michael McCarthy (since May, 1999). Mr. McCarthy joined the Franklin Templeton Group in 1992. He is a Chartered Financial Analyst.

      -- Aidan O'Connell (since May, 1999). Mr. O'Connell joined the Franklin Templeton Group in 1998. Before joining Franklin Templeton, Mr. O'Connell was a research associate and a corporate finance associate at Hambrecht & Quist.

      -- Avi Satwalekar (since January 2002). Mr. Satwalekar joined the Franklin Templeton Group in 1996. Before joining Franklin Templeton, Mr. Satwalekar worked for Merrill Lynch in the debt origination group. He is a Chartered Financial Analyst.

SMALL COMPANY BLEND TRUST

SUBADVISER:  Capital Guardian Trust Company ("CGTC")

INVESTMENT OBJECTIVE:   To seek long-term growth of capital and income.
                        Generation of current dividends will be a secondary consideration

INVESTMENT STRATEGIES:  The portfolio invests, under normal market conditions, primarily in equity and equity-related securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Index at the time of purchase.

     The Small Company Blend Trust invests at least 80% its net assets (plus any borrowings for investment purposes), under normal market conditions, in equity and equity-related securities of companies with market capitalizations that approximately match the range of capitalization of the Russell 2000 Index ("small cap stocks") at the time of purchase. The market capitalizations within the Russell 2000 Index will vary, but as of December 31, 1999, they ranged from approximately $2 million to $13.2 billion. In determining market capitalization, CGTC may consider the value of shares which are publicly traded. The portfolio may hold ADRs and other U.S. registered securities of foreign issuers which are denominated in U.S. dollars.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Small Company Blend Trust may invest all or a portion of its assets in bonds, cash and cash equivalents. CGTC's judgment regarding the current investment outlook will determine the relative amounts to be invested in these different asset classes. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The Small Company Blend Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities, especially securities of small or unseasoned companies (less than 3 years operating experience). The risks of investing in equity securities and small or unseasoned companies are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 26.94% (for the quarter ended 12/31/2001) and the lowest return was -25.88% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

2000                                                          -19.7%
2001                                                           -2.3%

                                                                One     Five     Life of    Date First
                                                                Year    Years   Portfolio   Available
 Small Company Blend Trust Series I                            -2.31%    N/A      0.30%     05/01/1999
 Russell 2000 Index(A)                                          2.49%    N/A      6.05%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISERS AND PORTFOLIO MANAGERS
     CGTC manages the Small Company Blend Trust. CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $120.1 billion of assets as of December 31, 2001.

     The portfolio is managed by the following portfolio managers. In addition, a portion of the portfolio is managed by individual members of the research team.

      -- Michael R. Ericksen (since May, 1999). Mr. Ericksen is a Senior Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1987.

      -- James S. Kang (since May, 1999). Mr. Kang is Senior Vice President for Capital International Research Inc. He joined the Capital Group organization in 1988.

      -- Robert G. Kirby (since May, 1999). Mr. Kirby is a Senior Partner of The Capital Group Partners L.P. and Chairman Emeritus and a portfolio manager of CGTC. He joined the Capital Group organization in 1965.

      -- Karen A. Miller (since May, 2000). Ms. Miller is a Senior Vice President of Capital International Research, Inc. She joined the Capital Group organization in 1990.

      -- Lawrence R. Solomon (since May, 2000). Mr. Solomon is a Senior Vice President of Capital International Research, Inc. He also serves as a Director of Capital Management Services, Inc. Mr. Solomon joined the Capital Group organization in 1985.

DYNAMIC GROWTH TRUST

SUBADVISER:  Janus Capital Corporation ("Janus")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities selected for their growth potential with normally at least 50% of its equity assets in medium-sized companies.

     Medium-sized companies are those whose market capitalization falls within the range of companies in the S&P Mid Cap 400 Index. Market capitalization is a commonly used measure of the size and value of a company. The market capitalizations within the S&P Mid Cap 400 Index will vary, but as of December 31, 2001, they ranged from approximately $225 million to $10.51 billion. Equity securities include common stocks, preferred stocks, warrants and securities convertible into common or preferred stocks.

     The Dynamic Growth Trust may invest in foreign securities. Janus seeks companies that meet its selection criteria, regardless of where a company is located. Foreign securities are generally selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. However, certain factors such as expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and prospects for economic growth among countries, regions or geographic areas may warrant greater consideration in selecting foreign securities. There are no limitations on the countries in which the Dynamic Growth Trust may invest and the portfolio may, at times, have significant foreign exposure.

     Janus generally takes a "bottom up" approach to selecting companies. In other words, they seek to identify individual companies with earnings growth potential that may not be recognized by the market at large. They make this assessment by looking at companies one at a time, regardless of size, country of organization, place of principal business activity, or other similar selection criteria. Realization of income is not a significant consideration when choosing investments for the Dynamic Growth Trust.

     The Dynamic Growth Trust may invest in special situations. A special situation arises when, in the opinion of Janus, the securities of a particular issuer will be recognized and appreciate in value due to a specific development with respect to that issuer. Developments creating a special situation might include, among others, a new product or process, a technological breakthrough, a management change or other extraordinary corporate event, or a differences in market supply of and demand for the security. The portfolio's performance could suffer if the anticipated development in a "special situation" investment does not occur or does not attract the expected attention.

     The Dynamic Growth Trust may also invest to a lesser degree in (a) debt securities, (b) indexed/structured securities and (c) high yield/high risk bonds (not to exceed 35% of the portfolio's assets).

Cash Positions
     When Janus believes that market conditions are unfavorable for profitable investing, or when Janus is unable to locate attractive investment opportunities, the portfolio's cash or similar investments may increase. In other words, the portfolio does not always stay fully invested in stocks and bonds. In addition, Janus may also temporarily increase the portfolio's cash position to protect its assets or maintain liquidity.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities including those of small companies. The risks of investing in equity securities and small companies are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."
 -- The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B,C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 14.15% (for the quarter ended 12/31/2001) and the lowest return was -32.20% (for the quarter ended 12/31/2000).

[PERFORMANCE GRAPH]

2001                                                          -40.2%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Dynamic Growth Trust-Series I                                 -40.24%     N/A      -43.87%     05/01/2000
 Russell Midcap Growth Index(A)                                -20.15%     N/A      -23.18%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.
(C)As of February 1, 2002, Jonathan Coleman took over management responsibilities of the Janus Dynamic Growth Trust.

SUBADVISER AND PORTFOLIO MANAGERS
     Janus manages the Dynamic Growth Trust. Janus, with offices at 100 Fillmore Street, Denver, Colorado 80206-4928, currently serves as investment adviser to all of the Janus funds, acts as sub-adviser for a number of private-label mutual funds and provides separate account advisory services for institutional accounts. Stilwell Financial Inc. ("Stilwell") owns approximately 98% of the outstanding voting stock of Janus and is a publicly traded holding company with principal operations in financial asset management businesses. As of December 31, 2001, Janus had approximately $182.5 billion in assets under management.

     The Portfolio Manager is:

      -- Jonathan Coleman (since February, 2002). Mr. Coleman, Portfolio Manger, joined Janus in 1994. Mr. Coleman was a research analyst with Janus Capital from 2000 through 2002. From 1997 through 2000, he co-managed the Janus Venture Fund. Mr. Coleman, a Chartered Financial Analyst, holds a bachelor's degree from Williams College where he was a member of Phi Beta Kappa.

MID CAP GROWTH TRUST

SUBADVISER:  INVESCO Funds Group, Inc. ("INVESCO")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks of mid-sized companies - those with market capitalizations between $2.5 billion and $15 billion at the time of purchase

     The Mid Cap Growth Trust invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks of mid-sized companies. INVESCO defines mid-sized companies as companies that are included in the Russell Mid-Cap Index at the time of purchase, or if not included in that Index, have market capitalizations of between $2.5 billion and $15 billion at the time of purchase. The scope of the Index varies with market performance of the companies in the Index. At January 31, 2002, the smallest company in the Index had a market capitalization of $173 million and the largest had a market capitalization of $16 billion.

     The portfolio may also invest in other types of securities, including preferred stocks, convertible securities and bonds, and in the securities of smaller companies. The portfolio's core investments are securities of established companies that INVESCO believes are leaders in attractive growth markets and have a history of strong returns. The remainder of the portfolio is invested in securities of companies that show accelerating growth driven by product cycles, favorable industry or sector conditions and other factors that INVESCO believes will lead to rapid sales or earnings growth.

     INVESCO uses a bottom-up investment style in managing the Mid Cap Growth Trust, focusing on analysis of company fundamentals and growth prospects. In addition, the portfolio's strategy relies on many short-term factors, including current information about a company, investor interest, price movements of a company's securities and general market and monetary conditions.

     The Mid Cap Growth Trust may invest up to 25% of its assets in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date. Securities of Canadian issuers and ADRs are not subject to this percentage limitation.

     The Mid Cap Growth Trust may also invest to a limited extent in: (a) fixed income securities, (b) lower rated fixed income securities (c) U.S. Government Securities, (d) illiquid securities, (e) ADRs, (f) repurchase agreements and (g) securities of other investment companies. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The Mid Cap Growth Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in fixed-income securities (including investment grade fixed-income securities in the lowest rating category). The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

Performance(B)
Performance is not provided for the Mid Cap Growth Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     INVESCO was founded in 1932 and, as of December 31, 2001, managed 46 INVESCO mutual funds having combined assets of more than $29 billion. INVESCO is an indirect wholly owned subsidiary of AMVESCAP PLC, a publicly traded holding company based in London. Through its subsidiaries, AMVESCAP PLC engages in the investment management business on an international basis and, as of December 31, 2001, managed more than $397.9 billion in assets worldwide. INVESCO is located at 4350 South Monaco Street, Denver, Colorado 80237.

     The Portfolio Managers are:

      -- Timothy J. Miller (since May, 2001). Mr. Miller, Chief Investment Officer and a director and senior vice president of INVESCO, is the lead portfolio manager of the Mid Cap Growth Trust. Before joining INVESCO in 1992, he was a portfolio manager with Mississippi Valley Advisors in St. Louis. Mr. Miller is a Chartered Financial Analyst and holds an MBA from the University of Missouri - St. Louis and a BSBA from St. Louis University.

MID CAP OPPORTUNITIES TRUST

SUBADVISER:  Putnam Investment Management, L.L.C. ("Putnam")

INVESTMENT OBJECTIVE:  To seek capital appreciation

INVESTMENT STRATEGIES: The portfolio invests under normal market conditions, primarily in common stocks and other equity securities of U.S. mid-size companies, with a focus on growth stocks.

     The Mid Cap Opportunities Trust invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of U.S. mid-size companies. Putnam intends to focus on growth stocks. "Growth stocks" are stocks issued by companies believed by Putnam to be fast-growing and likely to increase earnings over time.

     In selecting growth stocks, Putnam considers, among other factors, a company's financial strength, competitive position in the industry, projected future earnings, cash flows and dividends.

     The Mid Cap Opportunities Trust may invest in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     The Mid Cap Opportunities Trust may also invest to a limited extent in: (a) fixed income securities, (b) lower rated fixed income securities, (c) U.S. Government Securities, (d) floating rate and variable rate demand notes, (e) zero coupon bonds and PIK bonds, (f) hybrid instruments, and (g) futures contracts, forward contracts, swaps and related options. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The Mid Cap Opportunities Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Mid Cap Opportunities Trust may invest primarily in debt securities, preferred stocks, U.S. Government and agency obligations, cash, money market instruments (including repurchase agreements) or any other securities considered by Putnam to be consistent with defensive strategies. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio
      -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
      -- The portfolio invests in equity securities of small and medium-sized companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
      -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)
Performance is not provided for the Mid Cap Opportunities Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Putnam has been managing mutual funds since 1937 and is one of America's oldest and largest money management firms. Putnam serves as the investment manager for the funds in the Putnam family of funds. Putnam and its affiliates manage over $315 billion in assets as of December 31, 2001. Putnam is located at One Post Office Square, Boston, Massachusetts 02109.

     The Portfolio Manager is:

      -- Eric M. Wetlaufer (since May, 2001). Mr. Wetlaufer is a Managing Director of Putnam. Prior to joining Putnam in 1997, he was a portfolio manager with Cadence Capital Management. Mr. Wetlaufer is assisted by the Putnam Mid Cap Equity Team.

MID CAP STOCK TRUST

SUBADVISER:  Wellington Management Company, LLP ("Wellington Management")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities of mid-sized companies with significant capital appreciation potential.

     Wellington Management seeks to achieve the Trust's objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in equity securities of medium-sized companies with significant capital appreciation potential. The Trust tends to invest in companies whose capitalization is similar to the market capitalization of companies in the Russell Mid Cap Index.

     Wellington Management's investment approach while based primarily on proprietary fundamental analysis, may also be shaped by secular and industry themes. Fundamental analysis involves the assessment of a company through such factors as its business environment, management, balance sheet, income statement, anticipated earnings, revenues, earnings and other related measures of value. In analyzing companies for investment, Wellington Management looks for, among other things, a strong balance sheet, strong earnings growth, attractive industry dynamics, strong competitive advantages (e.g., great management teams), and attractive relative value within the context of a security's primary trading market. Securities are sold when the investment has achieved its intended purpose, or because it is no longer considered attractive. The Mid Cap Stock Trust may invest up to 10% of its assets in foreign securities.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- To the extent that the portfolio emphasizes a mid-capitalization growth style, the portfolio may underperform in markets that favor other styles.

Performance B(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 20.74% (for the quarter ended 12/31/2001) and the lowest return was -23.64% (for the quarter ended 3/31/2001).

[PERFORMANCE GRAPH]

2000                                                           -4.0%
2001                                                          -11.0%

                                                                 One      Five      Ten      Date First
                                                                Year      Years    Years     Available
 Mid Cap Stock Trust-Series I                                  -10.99%     N/A     -5.43%    05/01/1999
 Russell Midcap Growth Index(A)                                -20.15%     N/A     -0.53%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Wellington Management Company, LLP, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal business offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928. As of December 31, 2001, Wellington Management had investment management authority with respect to approximately $311.4 billion of client assets. The managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

     The Portfolio Manager is:

      -- Michael Carmen (since April, 2000). Mr. Carmen, Vice President of Wellington Management, joined Wellington Management in 1999 as an equity portfolio manager. Prior to joining Wellington Management, Mr. Carmen was an equity portfolio manager at Kobrick Funds (1997-1999), State Street Research and Management (1992-1996, 1997) and Montgomery Asset Management (1996). He is a Chartered Financial Analyst.

ALL CAP GROWTH TRUST
(formerly, the Mid Cap Growth Trust)

SUBADVISER:  A I M Capital Management, Inc. ("AIM")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio seeks to achieve this investment objective by investing its assets, under normal market conditions, principally in common stocks of companies that are likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. Any income received from securities held by the portfolio will be incidental.

     The All Cap Growth Trust's portfolio is primarily comprised of securities of two basic categories of companies:

      -- "core" companies, which AIM considers to have experienced above-average and consistent long-term growth in earnings and to have excellent prospects for outstanding future growth, and
      -- "earnings acceleration" companies which AIM believes are currently enjoying a dramatic increase in profits.

     The All Cap Growth Trust may also purchase the common stocks of foreign companies. It is not anticipated, however, that foreign securities will constitute more than 20% of the value of the portfolio. American Depository Receipts ("ADRs") and European Depositary Receipts ("EDRs") and other securities representing underlying securities of foreign issuers are treated as foreign securities and included in this 20% limitation.

Use of Hedging and Other Strategic Transactions
     The All Cap Growth Trust may:

      --   purchase and sell stock index futures contracts,
      -- purchase options on stock index futures as a hedge against changes in market conditions,
      -- purchase and sell futures contracts and purchase related options in order to hedge the value of its portfolio against changes in market conditions,
      -- write (sell) covered call options (up to 25% of the value of the portfolio's net assets),
      -- foreign exchange transactions to hedge against possible variations in foreign exchange rates between currencies of countries in which the portfolio is invested including: the direct purchase of sale of foreign currency, the purchase or sale of options on futures contract with respect to foreign currency, the purchase or sale of forward contracts, exchange traded futures contracts and options of futures contracts.

     See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 20% of its assets in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

The portfolio may invest in internet related companies. The risks of investing in these companies is set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A,D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 36.09% (for the quarter ended 12/31/1999) and the lowest return was -24.07% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

1997                                                           15.3%
1998                                                           28.3%
1999                                                           44.7%
2000                                                          -10.8%
2001                                                          -23.8%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 All Cap Growth Trust Series I                                 -23.77%    7.79%      7.88%      03/04/1996
 Russell 3000 Growth Index(B)                                  -19.63%    7.72%      9.33%
 Combined Index(BC)                                            -19.63%    5.19%      6.36%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)The Combined Index is a blend of the Russell Mid Cap Growth Index since inception until November 30, 1999, and the performance of the Russell 3000 Growth Index from December 1, 1999 and thereafter. The Combined Index was prepared by the adviser using Ibbotson Associates Software and Data. The Russell 3000 Growth Index was added to reflect a change in investment policy effective December 1, 1999. The Combined Index was added to provide a more accurate comparison of performance.
(D)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS

     Capital Management, Inc., ("AIM"). AIM manages the All Cap Growth Trust. AIM is an indirect wholly owned subsidiary of AIM Management Group Inc., whose principal business address is 11 Greenway Plaza, Houston, Texas 77046. AIM Management Group, Inc. founded in 1976, is a holding company engaged in the financial services business and is an indirect wholly owned subsidiary of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group engaged in institutional investment management and retail mutual fund businesses in the United States, Europe and the Pacific Region.

     AIM, and/or its affiliates is the investment adviser for mutual funds, separately managed accounts, such as corporate and municipal pension plans, charitable institutions and private individuals. AIM and its affiliates managed over $158 billion of assets as of December 31, 2001.

     The Portfolio Managers are:

      -- David P. Barnard (since May, 1999). Mr. Barnard is vice president of AIM and a senior portfolio manager. He is involved in managing several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Barnard joined AIM in 1982.

      -- Ryan E. Crane (since December, 2000). Mr. Crane is a portfolio manager with AIM. Mr. Crane joined AIM in 1994 as a portfolio administrator and in 1995 was promoted to equity analyst focusing on small capitalization companies. He became a senior analyst in 1997 and was promoted to his current position in 1999. He is a Chartered Financial Analyst.

      -- Robert M. Kippes (since May, 1999). Mr. Kippes is vice president of AIM and senior portfolio manager for several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Kippes also serves as head of AIM's Small/Mid Cap Growth investment management unit. Mr. Kippes joined AIM in 1989 as a research assistant. In 1992 he was named head of equity research and portfolio manager. In 1994 he was promoted to his current position.

      -- Jay K. Rushin (since December, 2000). Mr. Rushin is a portfolio manager with AIM and is involved in the management of several of the AIM funds including the AIM Aggressive Growth Fund, the AIM Constellation Fund, and the AIM Global Aggressive Growth Fund. Mr. Rushin joined AIM as a portfolio administrator.

      -- Kenneth A. Zschappel (since May, 1999). Mr. Zschappel is assistant vice president and senior portfolio manager of AIM. He is involved in managing several of the AIM funds, including the AIM Aggressive Growth Fund and the AIM Constellation Fund. Mr. Zschappel joined AIM in 1990 and in 1992 became a portfolio analyst for equity securities, specializing in technology and health care. He was elected investment officer of AIM in 1995.

FINANCIAL SERVICES TRUST

SUBADVISER:  Davis Advisors ("Davis")

INVESTMENT OBJECTIVE:  To seek growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks of financial services companies. During normal market conditions, at least 65% (80% after July 31, 2002) of the portfolio's net assets (plus any borrowings for investment purposes) are invested in companies that are principally engaged in financial services. A company is "principally engaged" in financial services if it owns financial services-related assets constituting at least 50% of the value of its total assets, or if at least 50% of its revenues are derived from its provision of financial services.

     Companies in the financial services industry include commercial banks, industrial banks, savings institutions, finance companies, diversified financial services companies, investment banking firms, securities brokerage houses, investment advisory companies, leasing companies, insurance companies and companies providing similar services. The portfolio may also invest in other equity securities and in foreign and fixed income securities.

     Davis uses the Davis investment philosophy in managing the Financial Services Trust's portfolio. The Davis investment philosophy stresses a back-to-basics approach, using extensive research to select common stocks of quality overlooked growth companies at value prices and holding such securities for the long-term. Davis looks for banking and financial services companies with sustainable growth rates selling at modest price-earnings multiples that it believes will expand as other investors recognize the company's true worth. Davis believes that if a sustainable growth rate is combined with a gradually expanding multiple, these rates compound and can generate above-average returns. Davis searches for companies possessing several of the following characteristics that it believes foster sustainable long-term growth, minimize risk and enhance the potential for superior long-term returns:

     --   First-class management                        --   Proven record as an acquirer
     --   Management ownership                          --   Strong balance sheet
     --   Strong returns on capital                     --   Competitive products or services
     --   Lean expense structure                        --   Successful international operations
     --   Dominant or growing market share in a         --   Innovation
          growing market

     The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Financial Services Trust may place any portion of its assets in:

      -- money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities);
      --   securities of other investment companies (or companies exempted under
           Section 3(c)(7) of the 1940 Act) that primarily invest in temporary defensive investments, subject to limitations under the 1940 Act.; and
      --   cash.

     When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

 -- The portfolio concentrates its investments in securities of companies engaged in the financial services industries, a comparatively narrow segment of the economy, and may therefore experience greater volatility than funds investing in a broader range of industries. Moreover, a portfolio which concentrates its investments in a particular sector is particularly susceptible to the impact of market, economic, regulatory and other factors affecting that sector. The risks of investing in the banking and financial services industries are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)
Performance is not provided for the Financial Services Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Davis Advisors ("Davis") was organized in 1969 and serves as the investment adviser for all of the Davis Funds, other mutual funds and other institutional clients. As of December 31, 2001, Davis managed assets of more than $40 billion. The sole general partner of Davis is Davis Investments, LLC, which is controlled by Christopher C. Davis. Davis is located at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

     The Portfolio Managers are:

      -- Christopher C. Davis (since May, 2001). Mr. Davis, Chairman and Chief Executive Officer of Davis and a director and Chief Executive Officer, president or vice president of each of the Davis Funds, is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. He has served as a portfolio manager with Davis since 1995.

      -- Kenneth Charles Feinberg (since May, 2001). Mr. Feinberg is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. Since joining Davis in 1992, he has co-managed other equity funds advised by Davis and has also served as a research analyst.

OVERSEAS TRUST

SUBADVISER:  Fidelity Management & Research Company ("FMR")

INVESTMENT OBJECTIVE:  To seek growth of capital.

INVESTMENT STRATEGIES: The portfolio normally invests at least 80% of its net assets in non-U.S. securities (primarily common stocks). FMR relies on fundamental analysis of each issuer and may also invest across different countries and regions.

     FMR normally invests at least 80% of the portfolio's assets in non-U.S. securities. FMR normally invests the portfolio's assets primarily in common stocks.

     The portfolio normally diversifies its investments across different countries and regions. In allocating the portfolio's investments across countries and regions, FMR will consider the size of the market in each country and region relative to the size of the international market as a whole.

     In buying and selling securities for the portfolio, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors include growth potential, earnings estimates, and management.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

Temporary Defensive Investing
     The portfolio reserves the right to invest without limitation in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in foreign equity securities. The risks of investing in equity securities and in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A,C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 25.75% (for the quarter ended 12/31/1999) and the lowest return was -20.76% (for the quarter ended 9/30/1998).

[PERFORMANCE GRAPH]

1995                                                              7%
1996                                                           12.6%
1997                                                           -0.1%
1998                                                              8%
1999                                                           40.5%
2000                                                          -18.7%
2001                                                          -21.1%

                                                                 One       Five      Life of     Date First
                                                                Year      Years     Portfolio    Available
 Overseas Trust Series I(A)                                    -21.10%    -0.55%      2.30%      01/09/1995
 MSCI EAFE Index(B)                                            -21.21%     1.17%      3.33%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     FMR has served as the portfolios' subadviser since May 1, 2001 when it assumed responsibility from Fidelity Management Trust Company as subadviser to the portfolios listed above. FMR Corp., organized in 1972, is the ultimate parent company of FMR. As of December 31, 2001, FMR and its affiliate, FMR Co., Inc, had approximately $612 billion in discretionary assets under management. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     Beginning May 1, 2001, FMR Co., Inc. (FMRC) serves as sub-subadviser for the portfolios listed above. FMRC will be primarily responsible for choosing investments for the portfolios. FMRC is a wholly-owned subsidiary of FMR.

     The Portfolio Manager is:

      -- Richard R. Mace, Jr. (since May, 1999). Mr. Mace joined FMR in 1987, FMRC in 2001 and has worked as an analyst and manager. Mr. Mace also manages Fidelity Advisor Overseas Fund.

INTERNATIONAL STOCK TRUST

SUBADVISER:  T. Rowe Price International, Inc. ("T. Rowe International")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in common stocks of established, non-U.S. companies. Geographic diversification will be wide, including both developed and emerging markets. The portfolio invests in at least three countries outside the United States. Stocks of companies of any size may be purchased, but the focus will typically be on larger, and to a lesser extent, medium-sized companies.

     Under normal market conditions, the International Stock Trust invests at least 80% of its net assets (plus any borrowings for investment purposes) in stocks. However, the portfolio may also invest in a variety of other equity-related securities, such as preferred stocks, warrants and convertible securities, as well as corporate and governmental debt securities, when considered consistent with the portfolio's investment objectives and program. The portfolio will not purchase any debt security which at the time of purchase is rated below investment grade ("B" or below by Moody's or "BB" or below by Standard & Poor's or comparable unrated securities). However, the portfolio may retain a security which is downgraded to below investment grade after purchase. Under normal market conditions, the portfolio's investment in securities other than stocks, is limited to no more than 20% of total assets. The International Stock Trust will hold a certain portion of its assets in

U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less. This reserve position provides flexibility in meeting redemptions, requests and expenses, and the timing of new investments.

     T. Rowe International blends a "bottom-up" approach, based on its fundamental research, with an awareness of the global economic backdrop and T. Rowe International's outlook for industry sectors and individual countries. A company's prospects for achieving and sustaining above-average, long-term earnings growth is generally T. Rowe International's primary focus. However, valuation factors, such as price/earnings, price/cash flow, and price/book value are also important considerations.

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     It is expected that the portfolio's investments will ordinarily be traded on exchanges located in the respective countries in which the various issuers of such securities are principally based.

     In determining the appropriate distribution of investments among various countries and geographic regions, T. Rowe International ordinarily considers the following factors:

      --   prospects for relative economic growth between foreign countries;
      --   expected levels of inflation;
      --   government policies influencing business conditions;
      --   the outlook for currency relationships; and
      -- the range of individual investment opportunities available to international investors.

     In analyzing companies for investment, T. Rowe International ordinarily looks for one or more of the following characteristics:

      --   leading market positions;
      --   attractive business niche;
      --   seasoned management;
      --   strong franchise or monopoly;
      --   technical leadership or proprietary advantages;
      -- earnings growth and cash flow sufficient to support growing dividends; and
      --   healthy balance sheet with relatively low debt.

     The International Stock Trust may purchase the securities of certain foreign investment portfolios or trusts called passive foreign investment companies. Such trusts have been the only or primary way to invest in certain countries. In addition to bearing their proportionate share of the International Stock Trust's expenses (management fees and operating expenses), shareholders will also indirectly bear similar expenses of such passive foreign investment companies. Capital gains on the sale of such holdings are considered ordinary income regardless of how long the portfolio held its investment. In addition, the portfolio may be subject to corporate income tax and an interest charge on certain dividends and capital gains earned from these investments, regardless of whether such income and gains are distributed to shareholders. To avoid such tax and interest, the portfolio intends to treat these securities as sold on the last day of its fiscal year and recognize any gains for tax purposes at that time; deductions for losses are allowable only to the extent of any gains resulting from these deemed sales for prior taxable years will not be recognized. Such gains will be considered ordinary income, which the portfolio will be required to distribute even though it has not sold the security.

     The portfolio may also invest a limited amount in fixed income securities. The risks of investing in these securities are set forth above under "Risks of Investing in Certain Types of Securities." Because the portfolio will only invest a limited amount in fixed income securities, the risks associated with these securities will not affect the portfolio as much as a portfolio that invests more of its assets in fixed income securities.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the International Stock Trust may invest all or a significant portion of its assets in:

      -- U.S. Government and corporate debt obligations rated investment grade or above (or comparable unrated securities);

      -- U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less; and
      -- shares of the T. Rowe Price Reserve Investment Fund, an internal T. Rowe Price money market fund that was established for the exclusive use of the T. Rowe Price family of mutual funds and other clients of
           T. Rowe Price and T. Rowe International.

     When the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The International Stock Trust may also engage in a variety of investment management practices, such as buying and selling futures and options and engaging in foreign currency exchange contracts. The portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivative which can combine the characteristics of securities, futures and options. The Statement of Additional Information contains a more complete description of such instruments and the risks associated therewith.

     The International Stock Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

Principal Risks of Investing in this Portfolio
     The portfolio invests primarily in foreign equity securities including securities of companies in emerging markets. This and other risks of investing in foreign securities and equity securities are set forth below under "Risks of Investing in Certain Types of Securities." Because the portfolio may invest in foreign securities in emerging markets, an investment in the portfolio will be riskier than a portfolio that only invests in developed foreign countries. To the extent the portfolio uses futures and options, it is exposed to additional volatility and potential losses.

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 23.58% (for the quarter ended 12/31/1999) and the lowest return was -14.89% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

1997                                                            1.4%
1998                                                           14.9%
1999                                                           29.7%
2000                                                          -16.6%
2001                                                          -21.5%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 International Stock Trust Series I                            -21.54%     N/A      -0.22%      01/01/1997
 MSCI EAFE Index(B)                                            -21.21%     N/A       1.17%

(A)Since June 1, 2000, a portion of the International Stock Trust expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     T. Rowe Price International, Inc. ("T. Rowe International") (and its predecessor Rowe Price-Fleming International, Inc.) has been the subadviser to the International Stock Trust since December 1996. T. Rowe International is an indirect subsidiary of T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. T. Rowe International is located at 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe International has offices in Baltimore, London, Tokyo, Hong Kong, Paris, Singapore and Buenos Aires. As of December 31, 2001, T. Rowe International had approximately $24.4 billion of assets under management.

     A committee of T. Rowe Price International investment personnel has day-to-day responsibility for managing the portfolio and developing and executing the portfolio's investment program.

INTERNATIONAL VALUE TRUST

SUBADVISER:  Templeton Investment Counsel, LLC ("Templeton")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, primarily in equity securities of companies located outside the U.S., including in emerging markets.

     Equity securities generally entitle the holder to participate in a company's general operating results. These include common stocks and preferred stocks. The portfolio also invests in American, European and Global Depositary Receipts, which are certificates typically issued by a bank or trust company that give their holders the right to receive securities issued by a foreign or domestic company. Depending upon current market conditions, the portfolio generally invests up to 25% of its total assets in debt securities of companies and governments located anywhere in the world. Debt securities represent an obligation of the issuer to repay a loan of money to it, and generally provide for the payment of interest. Debt securities include bonds, notes and debentures.

     Templeton's investment philosophy is "bottom-up," value-oriented, and long-term. In choosing equity investments, Templeton will focus on the market price of a company's securities relative to its evaluation of the company's long-term earnings, asset value and cash flow potential. A company's historical value measure, including price/earnings ratio, profit margins and liquidation value, will also be considered.

Use of Hedging and Other Strategic Transactions
     The International Value Trust does not currently intend to use any of the investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities of companies located outside the United States. The risks of investing in equity securities and in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 25% of its assets in debt (fixed income) securities including foreign debt securities. The risks of investing in fixed income securities and in foreign securities is set forth below under "Risks of Investing in Certain Types of Securities." Because the portfolio has a 25% limit on debt securities, these risks will not affect the portfolio to the same degree as the risks of foreign equity securities.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 12.97% (for the quarter ended 12/31/2001) and the lowest return was -15.18% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

2000                                                           -6.5%
2001                                                          -10.0%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 International Value Trust Series I                             -9.97%     N/A      -4.91%      05/01/1999
 MSCI EAFE Index(A)                                            -21.21%     N/A      -7.29%

(A) The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B) Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Templeton, located at 500 E. Broward Blvd., Suite 2100, Ft. Lauderdale, FL 33716, has been in the business of providing investment advisory services since 1954. As of December 31, 2001, Templeton and its affiliates manage over $266 billion in assets. Templeton Investment is an indirect wholly owned subsidiary of Franklin Resources, Inc.

     The Portfolio Managers are:

Lead Portfolio Manager

      -- Gary R. Clemens (since May, 1999). Mr. Clemens is a Senior Vice President of Templeton. He joined the Franklin Templeton Group in 1990.

The following individual has secondary portfolio management responsibilities:

      -- Edgerton Scott, III (since May, 1999). Mr. Scott is Vice President of Templeton. He joined the Franklin Templeton Group in 1996. Prior to joining Franklin Templeton, Mr. Scott served as an investment analyst for the Portola Group and Aeltus Investment Management. He is a Chartered Financial Analyst.

CAPITAL APPRECIATION TRUST

SUBADVISER:  Jennison Associates LLC ("Jennison")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests at least 65% of the portfolio's total assets in equity-related securities of companies that exceed $1 billion in market capitalization and that Jennison believes have above-average growth prospects. These companies are generally medium- to large-capitalization companies.

     Jennison follows a highly disciplined investment selection and management process of identifying companies that show superior absolute and relative earnings growth and also are attractively valued. Jennison seeks to invest in companies that experience some or all of the following: (i) above average revenue and earnings per share growth, (ii) strong market position, (iii) improving profitability and distinctive attributes such as unique marketing ability, (iv) strong research and development and productive new product flow and (v) financial strength. Such companies generally trade at high prices relative to their current earnings. Earnings predictability and confidence in earnings forecasts are important parts of the selection process.

     Securities in which the Capital Appreciation Trust invests have historically been more volatile than the S&P 500 Index. Also, companies that have an earnings growth rate higher than that of the average S&P 500 company tend to reinvest their earnings rather than distribute them. Therefore, the portfolio is not likely to receive significant dividend income on its portfolio securities.

     In addition to common stocks, nonconvertible preferred stock and convertible securities, equity-related securities in which the Capital Appreciation Trust invests include: (i) American Depository Receipts (ADRs);
(ii) warrants and rights that can be exercised to obtain stock; (iii) investments in various types of business ventures, including partnerships and joint ventures; (iv) real estate investment trusts (REITS) and similar securities. (Convertible securities are securities - like bonds, corporate notes and preferred stocks - that the portfolio can convert into the company's common stock or some other equity security.)

     The Capital Appreciation Trust may invest up to 35% of its total assets in equity-related securities of companies that are undergoing changes in management or product or changes in marketing dynamics that have not yet been reflected in reported earnings (but are expected to affect earnings in the intermediate term.) These securities often are not widely known and favorably valued.

     In addition to the principal strategies discussed above, the Capital Appreciation Trust may also use the following investment strategies to attempt to increase the portfolio's return or protect its assets if market conditions warrant:

     1. The portfolio may invest up to 35% of its total assets in equity-related securities of companies that are undergoing changes in management or product or changes in marketing dynamics that have not yet been reflected in reported earnings (but are expected to affect earnings in the intermediate term.) These securities often are not widely known and favorably valued.

     2. The portfolio may make short sales of a security including short sales "against the box."

     3. The portfolio may invest up to 20% of the portfolio's total asset in foreign equity securities. (For purposes of this 20% limit, ADRs and other similar receipts or shares are not considered to be foreign securities.)

     4. The portfolio may invest in U.S. government securities issued or guaranteed by the U.S. government or by an agency or instrumentality of the U.S. government.

     5. The portfolio may invest in mortgage-related securities issued or guaranteed by U.S. governmental entities, including collateralized mortgage obligations, multi-class pass through securities and stripped mortgage backed securities.

     6. The portfolio may invest in fixed-income securities rated investment-grade (Baa or higher by Moody's Investor Service, Inc. or BBB or higher by Standard & Poor's Ratings Group or the equivalent rating by another rating service.) These include corporate debt and other debt obligations of U.S. and foreign issuers. The portfolio may invest in obligations that are not rated, but that the Jennison believes are of comparable quality to these obligations.

     7.  The portfolio may invest in repurchase agreements.

     Jennison considers selling or reducing a stock position when, in the opinion of the investment adviser, the stock has experienced a fundamental disappointment in earnings, it has reached an intermediate price objective and its outlook no longer seems sufficiently promising, a relatively more attractive stock emerges or the stock has experienced adverse price movement.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 16.38% (for the quarter ended 12/31/2001) and the lowest return was -15.61% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

2001                                                          -18.4%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Capital Appreciation Trust Series I                           -18.41%     N/A      -24.94%     11/01/2000
 Russell 1000 Growth Index(A)                                  -20.42%     N/A      -30.24%

(A)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.
(C)Since November, 2000 a portion of the Capital Appreciation Trust expenses were reimbursed. If such expenses had nor been reimbursed, returns would be lower.

SUBADVISER AND PORTFOLIO MANAGERS
     Jennison, 466 Lexington Avenue, New York, New York 10017, is a Delaware limited liability company and has been in the investment advisory business since 1969 (includes its predecessor, Jennison Associates Capital Corp.). Prudential Financial, Inc. indirectly, through wholly-owned subsidiaries, Prudential Asset Management Holding Company (PAMHC) and PAMHC's wholly-owned subsidiary, Prudential Investment Management, Inc. (formerly known as The Prudential Investment Corporation), owns 100% of Jennison. As of December 31, 2001, Jennison had approximately $62 billion in assets under management.

     The Portfolio Managers are:

      -- Kathleen A. McCarragher (since November, 2000). Ms. McCarragher joined Jennison in 1998 and is a Director and Executive Vice President at Jennison. She is also Jennison's Domestic Equity Investment Strategist. Prior to joining Jennison, she was employed at Weiss, Peck & Greer L.L.C. as a managing director and director of large cap growth equities for six years. Ms McCarragher received her B.B.A. degree from the University of Wisconsin and her M.B.A. from Harvard University Graduate School of Business Administration.

      -- Michael A. Del Balso (since November, 2000). Mr. Del Balso joined Jennison in 1972 and is currently a Director and Executive Vice President at Jennison. He is also Jennison's Director of Equity Research. Mr. Del Baslo is a graduate of Yale University and received his M.B.A. from Columbia University. He is a member of the New York Society of Security Analysts.

      -- Spiros Segalas (since November, 2000). Mr. Segalas was a founding director of Jennison in 1969 and is currently a Director, President and Chief Investment Officer at Jennison. He received his B.A. from Princeton University and is a member of the New York Society of Security Analysts.

STRATEGIC OPPORTUNITIES TRUST

SUBADVISER:  Fidelity Management & Research Company ("FMR")

INVESTMENT OBJECTIVE:  To seek growth of capital. Although current income is a secondary objective, growth of income may accompany growth of capital.

INVESTMENT STRATEGIES: The portfolio normally invests primarily in common stocks. Portfolio securities are selected based on computer-aided quantitative analysis supported by fundamental analysis of each issuer. Investments may include securities of domestic and foreign issuers, and growth or value stocks or a combination of both.

     FMR normally invests the portfolio's assets primarily in common stocks.

     FMR may invest up to 20% of the portfolio's assets in securities of foreign issuers in addition to securities of domestic issuers.

     In buying and selling securities for the portfolio, FMR uses a disciplined approach that involves computer-aided, quantitative analysis supported by fundamental analysis. FMR's computer models systematically review thousands of stocks, using data such as historical earnings, dividend yield, earnings per share, and other quantitative factors. Then, the issuers of potential investments are analyzed further using fundamental factors such as growth potential, earnings estimates, and financial condition.

     FMR is not constrained by any particular investment style. At any given time, FMR may tend to buy "growth" stocks or "value" stocks, or a combination of both types.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

Temporary Defensive Investing
     The portfolio reserves the right to invest without limitation in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may also invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, E)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     During the time period shown in the bar chart, the highest quarterly return was 19.51% (for the quarter ended 12/31/1998) and the lowest return was -27.33% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

1992                                                            7.9%
1993                                                           16.3%
1994                                                           -0.5%
1995                                                           42.8%
1996                                                           20.1%
1997                                                           19.3%
1998                                                            9.4%
1999                                                           27.8%
2000                                                           -6.4%
2001                                                          -15.3%

                                                                 One      Five     Ten     Date First
                                                                Year     Years    Years    Available
 Strategic Opportunities Trust Series I(A)                     -15.25%    5.75%   10.97%   06/18/1985
 Russell 3000 Index(B)                                         -11.46%   10.14%   12.65%
 Russell Midcap Index(C)                                        -5.62%   11.40%   13.58%
 Combined Index(D)                                              -9.34%   10.51%   13.13%

(A)Effective December 13, 1991, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)The portfolio's performance is compared against the Russell 3000(R) Index, instead of the Russell Mid Cap Index, due to changes in the portfolio's subadviser and benchmark as of May 1, 2001.
(C)The Russell 3000 Index was added to more accurately reflect the investment objective of the Trust.
(D)The Combined Index represents the performance of the Russell Midcap Index through April 30, 2001, and the performance of the Russell 3000 Index from May 1, 2001 and thereafter.
(E)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Fidelity Management & Research Company ("FMR") has served as the portfolio's subadviser since May 1, 2001 when it assumed responsibility from Fidelity Management Trust Company as subadviser to the portfolios listed above. FMR Corp., organized in 1972, is the ultimate parent company of FMR. As of December 31, 2001, FMR and its affiliate, FMR Co., Inc, had approximately $612 billion in discretionary assets under management. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     Beginning May 1, 2001, FMR Co., Inc. (FMRC) serves as sub-subadviser for the portfolio. FMRC will be primarily responsible for choosing investments for the portfolio. FMRC is a wholly-owned subsidiary of FMR.

     The Portfolio Manager is:

      -- Bahaa Fam (since August, 1999). Mr. Fam is vice president and portfolio manager for FMRC. Since joining FMR in 1994, Mr. Fam has worked as a senior quantitative analyst and portfolio manager. Prior to joining FMRC in 2001 and FMR in 1994, Mr. Fam was Managing Director and consulting scientist for the MITRE Corporation.

QUANTITATIVE MID CAP TRUST

SUBADVISER:  Manufacturers Adviser Corporation ("MAC")

INVESTMENT OBJECTIVE:  To seek long-term capital growth.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in U.S. mid-cap stocks, convertible preferred stocks, convertible bonds and warrants. The portfolio may also invest up to 20% of its assets in large-cap stocks, convertible preferred stocks, convertible bonds and warrants in an effort to reduce overall portfolio volatility and increase performance.

     Stocks of publicly traded companies -- and mutual funds that hold these stocks -- can be classified by the companies' market value, or capitalization. Market capitalization is defined according to Morningstar U.S. as follows: Based on a universe of the 5000 largest stocks in the U.S., the top 5% of the universe are large cap, the next 15% mid cap, and the bottom 80% are classified as small cap. Using this definition, as of 3/31/02, the largest company in the mid-cap universe was about $10 billion and the smallest about $1 billion.

     MAC uses a bottom-up, as opposed to a top-down, investment style in managing the portfolio. This means that securities are selected based upon fundamental analysis performed by the portfolio manager and MAC's equity research analysts. The equity research analysts use fundamental analysis to identify mid-cap and large-cap securities with strong industry position, leading market share, proven management and a strong balance sheet. The analysts then rank all such securities based on financial attributes (including earnings, growth and momentum) using quantitative analysis. Securities at the top of this ranking may be purchased by the portfolio.

     The Quantitative Mid Cap Trust may invest in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

     The Quantitative Mid Cap Trust may also invest to a limited extent in fixed income securities including money market instruments.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities, especially mid-cap equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities -- Equity Securities" and "Risks of Investing in Certain Types of Securities -- Small and Medium Size Companies."
 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

Performance(B)
Performance is not provided for the Quantitative Mid Cap Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios listed above. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Funds Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $89.3 billion of assets under management.

     The Portfolio Managers are:

      -- Mark Schmeer (since May, 2001). Mr. Schmeer joined MAC in 1996. He is Vice President and Managing Director of North American Equities at Manulife Financial. Prior to 1996, Mr. Schmeer was Vice President of Sun Life Investment Management, where he served from 1993 to 1996. He is a Chartered Financial Analyst, and graduated from Boston College with an MA in Economics.

      -- Rhonda Chang (since May, 2001). Ms. Chang joined MAC in 1996. She is Assistant Vice President and Portfolio Manager of U.S. Equities at Manulife Financial. Prior to joining Manulife Financial in 1994, Ms. Chang was an investment analyst with AIG Global Investors. She is a Chartered Financial Analyst and graduated from York University with an MBA.

GLOBAL EQUITY TRUST

SUBADVISER:  Putnam Investment Management, L.L.C. ("Putnam")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities. Under normal market conditions, the portfolio will invest in at least three different countries, including the U.S.

     Putnam looks for companies with stock prices that it believes reflect a lower value than the value Putnam places on the business and for factors that it believes will cause the stock price to increase toward that latter value. The portfolio may invest in companies of any size but emphasizes mid- and large-capitalization companies.

     To determine whether a company is located in a particular country, Putnam looks at the following factors:

      --   where the company's securities trade;
      --   where the company is located or organized; or
      --   where the company derives its revenues or profits.

     In selecting portfolio securities to buy and sell, Putnam considers, among other factors, a company's financial strength, competitive position in its industry, projected future earnings, cash flows and dividends.

     The Global Equity Trust will invest in foreign securities (including emerging market securities) and will have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     The Global Equity Trust may also invest in preferred stock, convertible securities and debt securities and may engage in a variety of transactions involving futures, options, warrants and swap contracts. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The Global Equity Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Global Equity Trust may invest primarily in debt securities, preferred stocks, U.S. Government and agency obligations, cash, money market instruments (including repurchase agreements) or any other securities considered by Putnam to be consistent with defensive strategies. When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in equity securities of small and medium-sized companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 16.79% (for the quarter ended 12/31/1998) and the lowest return was -16.96% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

1992                                                           -0.7%
1993                                                           32.9%
1994                                                            1.7%
1995                                                            7.7%
1996                                                           12.6%
1997                                                           20.8%
1998                                                           12.2%
1999                                                            3.7%
2000                                                           12.2%
2001                                                          -16.1%

                                                                 One      Five       Ten      Date First
                                                                Year      Years     Years     Available
 Global Equity Trust Series I                                  -16.09%    5.76%      7.97%    03/18/1988
 MSCI World Index                                              -16.52%    5.74%      8.52%

(A)Effective October 1, 1996 and April 30, 2001, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Putnam has been managing mutual funds since 1937 and is one of America's oldest and largest money management firms. Putnam serves as the investment manager for the funds in the Putnam family of funds. Putnam and its affiliates manage over $315 billion in assets as of December 31, 2001. Putnam is located at One Post Office Square, Boston, Massachusetts 02109.

     The Portfolio Manager is:

      -- Paul Warren (since May, 2001). Mr. Warren is Managing Director, Director of the Global Core Equity product team at Putnam. Prior to joining Putnam in 1997, he was Director, Market Specialist for Japan for IDS Fund Management/Pilgrim Baxter Asia LLC.

           Paul Warren is assisted by the Putnam Global Core Equity Team.

STRATEGIC GROWTH TRUST

SUBADVISER:  Massachusetts Financial Services Company ("MFS")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities (such as preferred stocks, bonds, warrants or rights convertible into stock and depositary receipts for these securities) of companies which MFS believes offer superior prospects for growth. Equity securities may be listed on a securities exchange or traded in the over-the-counter markets.

     MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented portfolios (such as the Strategic Growth Trust) that it advises. This means that securities are selected based upon fundamental analysis (such as an analyst of earnings, cash flows, competitive position and managements' abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts.

     In managing the portfolio, MFS seeks to purchase securities of companies which MFS considers well-run and poised for growth. MFS look particularly for companies which demonstrate:

      --   a strong franchise, strong cash flows and a recurring revenue stream
      -- a solid industry position, where there is potential for high profit margins - substantial barriers to new entry in the industry

      --   a strong management team with a clearly defined strategy
      --   a catalyst which may accelerate growth

     The portfolio may invest in foreign securities, including depositary receipts, dollar denominated foreign debt securities and emerging market securities, through which it may have exposure to foreign currencies.

     The Strategic Growth may also invest to a limited extent in: (a) fixed income securities, (c) U.S. Government Securities, (d) variable and floating rate obligations, (e) zero coupon bonds, deferred interest bonds and PIK bonds,
(f) investment companies, (g) restricted securities, (h) short sales and short sales against the box, (i) indexed securities. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The portfolio may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio invests extensively in the securities of companies which the subadviser believes are poised for growth. The price of such securities in certain economic, political or market conditions may fall to a greater extent than a decline in the overall equity markets (e.g., as represented by the Standard and Poor's Composite 500 Index).
 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in securities traded in the over-the-counter markets which involves risks in addition to those associated with transaction in securities traded on exchanges. OTC listed companies may have limited product lines, markets or financial resources. Many OTC stocks trade less frequently and in smaller volume than exchange-listed stocks. The value of these stocks may be more volatile than exchange-listed stocks, and the portfolio may experience difficulty in establishing or closing out positions in these stocks at prevailing market prices.

Performance
Performance is not provided for the Strategic Growth Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Massachusetts Financial Services Company ("MFS") is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada (an insurance company). Net assets under the management of the MFS organization were approximately $141 billion as of December 31, 2001. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

     The Portfolio Manager is:

      -- S. Irfan Ali (since May, 2001). Mr. Ali is a Senior Vice President of MFS and has been employed by MFS since 1993. Mr. Ali has managed the MFS Strategic Growth Fund since 1999.

GROWTH TRUST

SUBADVISER:  SSgA Funds Management, Inc. ("SSgA")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in large capitalization growth securities (market capitalizations of approximately $1 billion or greater).

     In selecting securities for the portfolio, SSgA uses independent investment perspectives, such as value and growth, to identify securities that are undervalued and have superior growth potential. The portfolio is constructed to take advantage of those securities with the greatest investment potential while seeking to minimize risk by maintaining portfolio characteristics similar to the large capitalization growth segment of the U.S. equity market, as measured by the Russell 1000 Growth Index.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Growth Trust may invest all or a portion of its assets in bonds, cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The Growth Trust may purchase and sell futures contracts. See "Hedging and Other Strategic Transactions" for further information on these strategies.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 23.59% (for the quarter ended 12/31/1999) and the lowest return was -24.41% (for the quarter ended 3/31/2001).

[PERFORMANCE GRAPH]

1997                                                           25.4%
1998                                                             24%
1999                                                           37.2%
2000                                                          -27.3%
2001                                                          -21.4%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Growth Trust Series I                                         -21.36%    4.04%      5.61%      07/15/1996
 Russell 1000 Growth Index(B)                                  -20.42%    8.27%      9.34%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     SSgA, located at Two International Place, Boston, Massachusetts 02110, is one of the State Street Global Advisors companies which constitutes the investment management business of State Street Corporation. SSgA has been in the business of providing investment advisory services since 1978. SSgA is a newly formed entity which will, as a result of a change in federal law, be succeeding to most or all of the registered investment company business of SSgA in May 2001. As of December 31, 2001, SSgA had approximately $785 billion in assets under management. SSgA is a subsidiary of State Street Corporation.

     The Portfolio is managed by committee.

LARGE CAP GROWTH TRUST

SUBADVISER:  Fidelity Management & Research Company ("FMR")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: FMR normally invests at least 80% the portfolio's assets in securities (primarily common stocks) of companies with large market capitalizations. Portfolio securities are selected based on the fundamental analysis of each issuer. Investments may include domestic and foreign issuers, and growth or value stocks or a combination of both.

     FMR normally invests at least 80% of the portfolio's assets in securities of companies with large market capitalizations. FMR normally invests the portfolio's assets primarily in common stock. Although a universal definition of large market capitalization companies does not exist, FMR generally defines large market capitalization companies as those whose market capitalization is similar to the market capitalization of companies in the S&P 500(R) or the Russell 1000(R). A company's market capitalization is based on its current market capitalization or its market capitalization at the time of the portfolio's investment. Companies whose capitalization is below this level after purchase continue to be considered to have a large market capitalization for purposes of the 80% policy. The size of the companies in each index changes with market conditions and the composition of each index.

     FMR may invest the portfolio's assets in securities of foreign issuers in addition to securities of domestic issuers.

     FMR is not constrained by any particular investment style. At any given time, FMR may tend to buy "growth" stocks or "value" stocks, or a combination of both types. In buying and selling securities for the portfolio, FMR relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates and management.

     FMR may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the portfolio's exposure to changing security prices or other factors that affect security values. If FMR's strategies do not work as intended, the portfolio may not achieve its objective.

Temporary Defensive Investing
     The portfolio reserves the right to invest without limitation in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

Use of Hedging and Other Strategic Transactions
     The Large Cap Growth Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

The portfolio may invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 20.83% (for the quarter ended 12/31/1999) and the lowest return was -18.72% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

1992                                                            8.2%
1993                                                           10.3%
1994                                                           -0.7%
1995                                                           22.8%
1996                                                             13%
1997                                                           19.1%
1998                                                           19.1%
1999                                                           25.3%
2000                                                          -14.2%
2001                                                          -17.8%

                                                                 One      Five      Ten      Date First
                                                                Year      Years    Years     Available
 Large Cap Growth Trust Series I(A)                            -17.81%    4.61%     7.50%    08/03/1989
 Russell 1000(R) Growth Index                                  -20.42%    8.27%    10.80%
 Combined Index(B)                                             -20.42%    2.51%     6.85%

(A)Effective May 1, 1999, the portfolio changed its investment objective. Performance includes results prior to these changes.
(B)The Combined Index is comprised of 47.5% of the return of the Wilshire 5000 Index, 20% of the MSCI EAFE Index, 15% of the Lehman Brothers Aggregate Bond Index, 10% of the U.S. 90 Day T-Bill, and 7.5% of the Merrill Lynch High Yield Index since inception to April 30, 1999 and 100% return of the Russell 1000 Growth Index from May 1, 1999 and thereafter. The Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS

     FMR has served as the portfolio's subadviser since May 1, 2001 when it assumed responsibility from Fidelity Management Trust Company as subadviser to the portfolios listed above. FMR Corp., organized in 1972, is the ultimate parent company of FMR. As of December 31, 2001, FMR and its affiliate, FMR Co., Inc, had approximately $612 billion in discretionary assets under management. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     Beginning May 1, 2001, FMR Co., Inc. (FMRC) serves as sub-subadviser for the portfolio listed above. FMRC will be primarily responsible for choosing investments for the portfolio. FMRC is a wholly owned subsidiary of FMR.

     The Portfolio Manager is:

      -- Karen Firestone (since May, 1999). Ms. Firestone joined FMR 1983, FMRC in 2001 and has worked as an analyst and manager. Ms. Firestone also manages Fidelity Advisor Large Cap Fund.

ALL CAP VALUE TRUST

SUBADVISER:  The Dreyfus Corporation ("Dreyfus")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 65% of its total assets in the stocks of value companies of any size. These are companies that appear underpriced according to certain financial measurements of their intrinsic worth or business prospects (such as price-to-earnings or price to-book ratios). The portfolio's investments may include common stocks, preferred stocks and convertible securities of both U.S. and foreign issuers. It may overweight or underweight certain economic sectors relative to the Russell 1000 Value Index.

     Dreyfus uses its own research and computer models to select a core portfolio and a strategic portfolio for the All Cap Value Trust. The core portfolio consists primarily of mid- and large-capitalization value stocks with price-to-earnings ratios below the market average and projected growth rates that are competitive with the market average. The strategic portfolio, which generally represents approximately 20% of total portfolio assets, emphasizes short-selling, hedging techniques, overweighted industry and security positions, and investments in small companies, high yield debt securities and private placements. A portfolio security is typically sold when it is no longer considered a value stock, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or falls short of Dreyfus' expectations.

     The All Cap Value Trust may invest in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

     The All Cap Value Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in the securities of small companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 35% of its net assets in lower rated fixed-income securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided for the All Cap Value Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Dreyfus was founded in 1947 and, as of December 31, 2001, managed approximately more than $185 billion in assets in over 197 mutual fund portfolios. Dreyfus is an indirect wholly-owned subsidiary, and the primary mutual fund business, of Mellon Financial Corporation, a global financial services company headquartered in Pittsburgh, Pennsylvania. Dreyfus is located at 200 Park Avenue, New York, New York 10166.

     The Portfolio Manager is:

      -- Quinn Stills (since July, 2001). Mr. Stills, Portfolio Manager. Mr. Stills joined the Boston Company Asset Management, LLC (the "Boston Company"), an affiliate of The Dreyfus Corporation, as a portfolio manager in 1990. He became a dual employee of the Dreyfus Corporation and The Boston Company in 1996.

CAPITAL OPPORTUNITIES TRUST

SUBADVISER:  Massachusetts Financial Services Company ("MFS")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts. The portfolio focuses on companies which MFS believes have favorable growth prospects and attractive valuations based on current and expected earnings or cash flow. The portfolio's investments may include securities listed on a securities exchange or traded in the over-the-counter markets.

     MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented portfolios (such as the Capital Opportunities Trust) that it advises. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts.

     The Capital Opportunities Trust may invest in foreign securities (including emerging market securities) and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include Brady bonds and depositary receipts.

     The Capital Opportunities may also invest to a limited extent in: (a) fixed income securities, (b) lower rated fixed income securities (up to 15% of net assets), (c) U.S. Government Securities, (d) variable and floating rate obligations, (e) zero coupon bonds, deferred interest bonds and PIK bonds, (f) closed end funds, (g) restricted securities, (h) short sales against the box. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The Capital Opportunities Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Capital Opportunities Trust may place any portion of its assets in:

      -- money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), and
      --   cash.

     When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The Capital Opportunities Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions" (except swaps and related derivative instruments).

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in securities traded in the over-the-counter markets which involves risks in addition to those associated with transaction in securities traded on exchanges. OTC listed companies may have limited product lines, markets or financial resources. Many OTC stocks trade less frequently and in smaller volume than exchange-listed stocks. The value of these stocks may be more volatile than exchange-listed stocks, and the portfolio may experience difficulty in establishing or closing out positions in these stocks at prevailing market prices.

Performance
Performance is not provided for the Capital Opportunities Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada (an insurance company). Net assets under the management of the MFS organization were approximately $141 billion as of December 31, 2001. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

     The Portfolio Manager is:

      -- Maura A. Shaughnessy (since May, 2001). Ms. Shaughnessy is a Senior Vice President of MFS and has been employed by MFS since 1991. Ms. Shaughnessy has managed the MFS Capital Opportunities Fund since 1999 and the MFS Utilities Fund since 1992.

QUANTITATIVE EQUITY TRUST

SUBADVISER:  Manufacturers Adviser Corporation ("MAC")

INVESTMENT OBJECTIVE:  To achieve intermediate- and long-term growth through capital appreciation and current income by investing in common stocks and other equity securities of well established companies with promising prospects for providing an above average rate of return.

INVESTMENT STRATEGIES: The portfolio invests principally in common stocks or in securities convertible into common stock or carrying rights or warrants to purchase common stocks or to participate in earnings.

     MAC seeks to attain this objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in common stocks or in securities convertible into common stock or carrying rights or warrants to purchase common stocks or to participate in earnings. In selecting investments, MAC places emphasis on companies with:

      --   good financial resources,
      --   strong balance sheet,
      --   satisfactory rate of return on capital,
      --   good industry position,
      --   superior management skills, and
      --   earnings that tend to grow at above average rates.

The portfolio's investments are not limited to securities of any particular type or size of company, but high-quality growth and income stocks are emphasized.

     Investments are made primarily in securities listed on national securities exchanges, but the Quantitative Equity Trust may purchase securities traded in the United States over-the-counter market. The portfolio may purchase securities on a forward-commitment, when-issued or delayed-delivery basis.

     The Quantitative Equity Trust may invest in the following types of foreign securities:

      --   U.S. dollar denominated obligations of foreign branches of U.S.
           banks,
      -- securities represented by ADRs listed on a national securities exchange or traded in the U.S. over-the-counter market,
      --   securities of a corporation organized in a jurisdiction other than the U.S. and listed on the New York Stock Exchange or NASDAQ, and
      --   securities denominated in U.S. dollars but issued by non U.S. issuers and issued under U.S. Federal securities regulations (for example,
           U.S. dollar denominated obligations issued or guaranteed as to principal or interest by the Government of Canada or any Canadian Crown agency).

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Quantitative Equity Trust may place all or a portion of its assets in fixed income securities, and cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The Quantitative Equity Trust does not presently use any of the investment strategies referred to under "Hedging and Other Strategic Transactions" although it is authorized to use all of them.

Principal Risks of Investing in this Portfolio
 -- MAC is assisted by computer models in determining a company's potential to provide an above average rate of return. If the computer model is not correct, the securities of the company purchased by the portfolio may not increase in value and could even decrease in value.
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 100% of its assets in U.S. dollar denominated foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio only invests in U.S. dollar denominated securities, it will not be subject to the risks of maintaining assets in a foreign country described in this section.

Performance(A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 24.79% (for the quarter ended 12/31/1998) and the lowest return was -20.54% (for the quarter ended 9/30/2001).

[PERFORMANCE GRAPH]

1992                                                            6.1%
1993                                                           13.4%
1994                                                           -4.2%
1995                                                           29.2%
1996                                                           17.9%
1997                                                           29.8%
1998                                                           26.4%
1999                                                           22.3%
2000                                                            6.3%
2001                                                            -23%

                                                                 One       Five      Ten      Date First
                                                                Year      Years     Years     Available
 Quantitative Equity Trust Series I                            -22.95%    10.44%    11.18%    04/30/1987
 S&P 500 Index                                                 -11.88%    10.70%    12.93%

(A)On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios listed above. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Funds Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $89.3 billion of assets under management.

     The Portfolio Managers are:

      -- Rhonda Chang (since May, 2001). Ms. Chang joined MAC in 1996. She is Assistant Vice President and Portfolio Manager of U.S. Equities at Manulife Financial. Prior to joining Manulife Financial in 1994, Ms. Chang was an investment analyst with AIG Global Investors. She is a Chartered Financial Analyst and graduated from York University with an MBA.

      -- Mark Schmeer (since August, 1995). Mr. Schmeer joined MAC in 1996. He is Vice President Managing Director of North American Equities at Manulife Financial. Prior to 1996, Mr. Schmeer was Vice President of Sun Life

           Investment Management, where he served from 1993 to 1996. He is a Chartered Financial Analyst, and graduated from Boston College with an MA in Economics.

BLUE CHIP GROWTH TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To provide long-term growth of capital. Current income is a secondary objective.

INVESTMENT STRATEGIES: The portfolio invests at least 80% of its total assets in the common stocks of large and medium-sized blue chip growth companies. These are firms that in T. Rowe Price's view, are well established in their industries and have the potential for above-average earnings growth.

     The Blue Chip Growth Trust invests under normal market conditions, at least 80% of its total assets in the common stocks of large and medium-sized blue chip growth companies. These are firms that in T. Rowe Price's view, are well established in their industries and have the potential for above-average earnings growth.

     In identifying blue chip companies, T. Rowe Price generally considers the following characteristics:

     Leading market positions. Blue chip companies often have leading market positions that are expected to be maintained or enhanced over time. Strong positions, particularly in growing industries, can give a company pricing flexibility as well as the potential for good unit sales. These factors, in turn, can lead to higher earnings growth and greater share price appreciation.

     Seasoned management teams. Seasoned management teams with a track record of providing superior financial results are important for a company's long-term growth prospects. T. Rowe Price analysts will evaluate the depth and breadth of a company's management experience.

     Strong financial fundamentals. Companies should demonstrate faster earnings growth than their competitors and the market in general; high profit margins relative to competitors; strong cash flow; a healthy balance sheet with relatively low debt; and a high return on equity with a comparatively low dividend payout ratio.

     T. Rowe Price evaluates the growth prospects of companies and the industries in which they operate. T. Rowe Price seeks to identify companies with strong market franchises in industries that appear to be strategically poised for long-term growth. This investment approach reflects T. Rowe Price's belief that the combination of solid company fundamentals (with emphasis on the potential for above-average growth in earnings) along with a positive outlook for the overall industry will ultimately reward investors with strong investment performance. While primary emphasis is placed on a company's prospects for future growth, the portfolio will not purchase securities that, in T. Rowe Price's opinion, are overvalued considering the underlying business fundamentals. In the search for substantial capital appreciation, the portfolio looks for stocks which are attractively priced relative to their anticipated long-term value. Some of the companies T. Rowe Price targets will have good prospects for dividend growth.

     Most of the assets of the portfolio are invested in U.S. common stocks. However, the portfolio may also purchase other types of securities, for example,
(i) U.S. and non-U.S. dollar denominated foreign securities (up to 20% of its total assets) including ADRs, (ii) convertible stocks and bonds, and (iii) warrants. Investments in convertible securities, preferred stocks and debt securities are limited to 25% of total assets.

     The Blue Chip Growth Trust may invest in debt securities of any type without regard to quality or rating. Such securities would be issued by companies which meet the investment criteria for the portfolio but may include non-investment grade debt securities (junk bonds). The portfolio will not purchase a non-investment-grade debt security if, immediately after such purchase, the portfolio would have more than 5% of its total assets invested in such securities.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Use of Hedging and Other Strategic Transactions
     The Blue Chip Growth Trust may also engage in a variety of investment management practices, such as buying and selling futures and options and is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions." The portfolio may invest up to 10% of its total assets in hybrid instruments, which are a type of high-risk derivative which can combine the characteristics of securities, futures and options. The Statement of Additional Information contains a description of these strategies and of certain risks associated therewith.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities and to a limited extent in fixed income securities. The risks of investing in equity securities and fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest a limited extent in fixed income securities, the risks associated with fixed income securities will not affect the portfolio as much as a portfolio that invests more of its assets in fixed income securities.
 -- During periods when growth stocks are not in favor with other investors, the portfolio may not perform as well as a portfolio that invests in value stocks that can cushion share prices in a down market.
 -- The portfolio may invest up to 20% of its assets in foreign securities. The risks of investing in foreign securities is set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Performance(A, B, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 24.80% (for the quarter ended 12/31/1998) and the lowest return was -17.09% (for the quarter ended 3/31/2001).

[PERFORMANCE GRAPH]

1993                                                           -3.8%
1994                                                           -4.8%
1995                                                           26.5%
1996                                                           25.9%
1997                                                           26.9%
1998                                                           28.5%
1999                                                           19.4%
2000                                                           -2.8%
2001                                                          -14.6%

                                                                 One       Five      Life of     Date First
                                                                Year      Years     Portfolio    Available
 Blue Chip Growth Trust Series I                               -14.61%    10.10%      9.85%      12/11/1992
 S&P 500 Index(C)                                              -11.88%    10.70%     13.56%

(A)Effective October 1, 1996, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)Since June 1, 2000, a portion of the Blue Chip Growth Trust expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(C)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(D)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     T. Rowe Price manages the Blue Chip Growth Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2001, T. Rowe Price and its affiliates managed over $156.3 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Larry J. Puglia (since October, 1996). Mr. Puglia, who joined T. Rowe Price in 1990, is a Managing Director of T. Rowe Price and has been managing investments since 1993. He is a Chartered Financial Analyst and a Certified Public Accountant.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

UTILITIES TRUST

SUBADVISER:  Massachusetts Financial Services Company ("MFS")

INVESTMENT OBJECTIVE:  To seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities).

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in securities of companies in the utilities industry. Securities in the utilities industry may include equity and debt securities of domestic and foreign companies.

     MFS considers a company to be in the utilities industry if, at the time of investment, MFS determines that a substantial portion (i.e., at least 50%) of the company's assets or revenues are derived from one or more utilities. Securities in which the portfolio invests are not selected based upon what sector of the utilities industry a company is in (i.e., electric, gas telecommunications) or upon a company's geographic region.

     Equity Investments. The portfolio may invest in equity securities, including common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts. MFS uses a bottom-up, as opposed to a top-down, investment style in managing the equity-oriented funds (including the equity portion of the fund) it advises. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the portfolio manager of the portfolio and MFS' large group of equity research analysts. In performing this analysis and selecting securities for the portfolio, MFS places particular emphasis on each of the following factors:

      --   the current regulatory environment;
      --   the strength of the company's management team; and
      -- the company's growth prospects and valuation relative to its long-term potential.

     Equity securities may be listed on a securities exchange or traded in the over-the-counter markets.

     As noted above, the portfolio's investments in equity securities include convertible securities. A convertible security is a security that may be converted within a specified period of time into a certain amount of common stock of the same or a different issuer. A convertible security generally provides:

      --   a fixed income stream, and
      -- the opportunity, through its conversion feature, to participate in an increase in the market price of the underlying common stock.

     Fixed Income Investments. The portfolio invests in the following fixed income securities:

      -- corporate bonds, which are bonds or other debt obligations issued by corporations or similar entities, including up to 20% of its total assets lower rated bonds, commonly known as junk bonds (see "Other Risks of Investing - Lower Rated Fixed Income Securities" for further information on these securities.)
      -- mortgage-back securities and asset-back securities, see "Other Risks of Investing -- Asset Back Securities/ Mortgage Backed Securities" for further information on these securities.)
      -- U.S. government securities, which are bonds or other debt obligations issued by, or whose principal and interest payments are guaranteed by, the U.S. government or one of its agencies or instrumentalities.

     In selecting fixed income investments for the portfolio, MFS considers the views of its large group of fixed income portfolio managers and research analysts. This group periodically assesses the three-month total return outlook for various segments of the fixed income markets. This three-month "horizon" outlook is used by the portfolio manager(s) of MFS' fixed income oriented funds (including the fixed income portion of the fund) as a tool in making or adjusting the fund's asset allocations to these various segments of the fixed income markets. In assessing the credit quality of fixed income securities, MFS does not rely solely on the credit ratings assigned by credit rating agencies, but rather performs its own independent credit analysis.

     Foreign Securities. The portfolio may invest up to 35% of its total assets in foreign securities (including emerging markets securities, Brady bonds and depositary receipts) such as:

      --   Equity securities of foreign companies in the utilities industry,
      --   Fixed income securities of foreign companies in the utilities industry,
      --   Fixed income securities issued by foreign governments.

     The portfolio may have exposure to foreign currencies through its investments in foreign securities, its direct holdings of foreign currencies, or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date.

     General. The Utilities Trust may also invest to a limited extent in: (a) municipal bonds, (b) variable and floating rate obligations, (c) zero coupon bonds, deferred interest bonds and PIK bonds, (d) investment companies, (e) restricted securities and (f) indexed/structured securities. These investment techniques and practices are described further in the prospectus under "Additional Investment Policies and Transactions" and in the Statement of Additional Information.

     The Utilities Trust may engage in active and frequent trading to achieve its principal investment strategies which will increase transaction costs.

Use of Hedging and Other Strategic Transactions
     The Utilities Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions" (except swaps and related derivative instruments).

Principal Risks of Investing in this Portfolio
 -- The portfolio's investment performance will be closely tied to the performance of utility companies. Many utility companies, especially electric and gas and other energy related utility companies, are subject to various uncertainties, including:
        -  risks of increases in fuel and other operating costs;
        - restrictions on operations and increased costs and delays as a result of environmental and nuclear safety regulations;
        -  coping with the general effects of energy conservation;
        - technological innovations which may render existing plans, equipment or products obsolete;
        -  the potential impact of natural or man-made disasters;
        - difficulty obtaining adequate returns on invested capital, even if frequent rate increases are approved by public service commissions;
        -  the high cost of obtaining financing during periods of inflation;
        - difficulties of the capital markets in absorbing utility debt and equity securities; and
        -  increased competition.

     Furthermore, there are uncertainties resulting from certain telecommunications companies' diversification into new domestic and international businesses as well as agreements by many such companies linking future rate increases to inflation or other factors not directly related to the active operating profits of the enterprise. Because utility companies are faced with the same obstacles, issues and regulatory burdens, their securities may react similarly and more in unison to these or other market conditions. These price movements may have a larger impact on the portfolio than on a portfolio with a more broadly diversified portfolio.

 -- The value of utility company securities may decline because governmental regulation controlling the utilities industry can change. This regulation may prevent or delay the utility company from passing along cost increases to its customers. Furthermore, regulatory authorities may not grant future rate increases. Any increases granted may not be adequate to permit the payment of dividends on common stocks.
 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."
 -- The portfolio invests in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in fixed income securities include, including non-investment grade fixed income securities, mortgage-backed and asset-backed securities and collateralized mortgage obligations. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Securities."
 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided for the Utilities Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada (an insurance company). Net assets under the management of the

MFS organization were approximately $141 billion as of December 31, 2001. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

     The Portfolio Manager is:

      -- Maura A. Shaughnessy (since May, 2001). Ms. Shaughnessy is a Senior Vice President of MFS and has been employed by MFS since 1991. Ms. Shaughnessy has managed the MFS Capital Opportunities Fund since 1999 and the MFS Utilities Fund since 1992.

REAL ESTATE SECURITIES TRUST

SUBADVISER:  Cohen & Steers Capital Management, Inc. ("Cohen & Steers")

INVESTMENT OBJECTIVE:  To seek to achieve a combination of long-term capital appreciation and current income.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of net assets (plus any borrowings for investment purposes) in securities of real estate companies. Under normal market conditions, the portfolio will invest at least 65% of its assets in equity securities.

     These equity securities include:

      --   Common stocks (including REIT shares);
      --   Rights or warrants to purchase common stocks;
      -- Securities convertible into common stock where the conversion feature represents, in Cohen & Steer's view, a significant element of the securities' value; and
      --   Preferred stocks.

     A real estate company is one that: (a) derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial, or residential real estate, or (b) has at least 50% of its assets in such real estate.

     The portfolio may invest without limit in shares of real estate investment trusts ("REITs"). REITs pool investors' funds for investment primarily in income producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to shareholders if, among other things, it distributes to its shareholders substantially all of its taxable income (other than net capital gains) for each taxable year. As a result, REITs tend to pay relatively higher dividends than other types of companies and the portfolio intends to use these REIT dividends in an effort to meet the current income goal of its investment objective. REITs are not taxed on income distributed to shareholders provided they comply with the requirements of the Internal Revenue Code.

     REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REIT. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The portfolio invests primarily in Equity REITs.

     In making investment decisions on behalf of the portfolio, Cohen & Steers relies on a fundamental analysis of each company. Cohen & Steers reviews each company's potential for success in light of the company's current financial condition, its industry position, and economic, and market conditions. Cohen & Steers evaluates a number of factors, including growth potential, earnings estimates and the quality of management.

     The portfolio may invest up to 10% of its total assets in securities of foreign real estate companies.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Real Estate Securities Trust may place all or a portion of its assets in investment grade fixed income securities, including cash or short-term debt securities, without regard to whether the issuer is a real estate company. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio
 -- Investing in REITs and real estate related securities involves the risks associated with real estate investing, such as declines in real estate values, deterioration in general and local economic conditions and increases in interest rates. Any such developments could negatively affect the securities held by the portfolio and the value of the portfolio may decline. Additional risks associated with investing in securities linked to the real estate market is set forth under "Risks of Investing in Certain Types of Securities."

 -- REITs and real estate related securities are also subject to the risks associated with financial building projects such as failure of borrowers to repay loans, management skills, heavy cash flow dependency and increases in operating and building expenses. Problems which affect the building projects could negatively affect the securities held by the portfolio and the value of the portfolio may decline.
 -- Shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements than securities of larger issuers.
 -- The portfolio may invest in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 10% of its total assets in securities of foreign real estate companies. The risks associated with investing in foreign securities are set forth under "Risk of Investing in Certain Types of Securities."
 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 20.22% (for the quarter ended 12/31/1996) and the lowest return was -11.04% (for the quarter ended 09/30/1998).

[PERFORMANCE GRAPH]

1992                                                           21.3%
1993                                                           22.6%
1994                                                           -2.8%
1995                                                           15.1%
1996                                                           34.7%
1997                                                           18.4%
1998                                                          -16.4%
1999                                                             -8%
2000                                                           25.7%
2001                                                            3.2%

                                                                One      Five      Ten      Date First
                                                                Year     Years    Years     Available
 Real Estate Securities Trust Series I                          3.15%    3.37%    10.22%    04/30/1987
 Morgan Stanley REIT Index(B)                                  12.83%    6.12%     N/A
 NAREIT Index                                                  13.93%    6.38%    11.63%

(A)On April 30, 2001, the portfolio changed its subadviser. Performance reflects results prior to this change. On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)The Morgan Stanley REIT Index commenced on December 31, 1994, therefore the 10 year return period is not applicable for this index.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Cohen & Steers is located at 757 Third Avenue, New York, New York 10017. Cohen & Steers, a registered investment adviser, was formed in 1986 and is a leading U.S. manager of portfolios dedicated to investments in REITs. Its current clients include pension plans, endowment funds and mutual funds. All of Cohen & Steers' client accounts are invested principally in real estate securities. As of December 31, 2001, Cohen & Steers had approximately $5.7 billion of assets under management.

     The Portfolio Managers are:

      -- Martin Cohen (since May, 2001). Mr. Cohen has been the President of Cohen & Steers since the firm's inception in 1986.

      -- Robert H. Steers (since May, 2001). Mr. Steers has been the Chairman of Cohen & Steers since the firm's inception in 1986.

SMALL COMPANY VALUE TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in small companies whose common stocks are believed to be undervalued. Under normal market conditions, the portfolio will invest at least 80% of its net assets (plus any borrowings for investment purposes) in companies with market capitalizations that do not exceed the maximum market capitalization of any security in the Russell 2000 Index at the time of purchase. However, the portfolio will not sell a stock just because a company has grown to a market capitalization that exceeds such maximum. While most assets will be invested in U.S. common stocks, the portfolio may purchase other securities, including foreign securities, futures, and options.

     Reflecting a value approach to investing, the Small Company Value Trust will seek the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow, or business franchises. T. Rowe Price's in-house research team seeks to identify companies that appear to be undervalued by various measures, and may be temporarily out of favor, but have good prospects for capital appreciation. In selecting investments, they generally look for some of the following factors:

      -- Low price/earnings, price/book value or price/cash flow ratios relative to the S&P 500, the company's peers or its own historic norm;
      --   Low stock price relative to a company's underlying asset values;
      -- Above-average dividend yield relative to a company's peers or its own historic norm;
      --   A plan to improve the business through restructuring; or
      --   A sound balance sheet and other positive financial characteristics.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

Use of Hedging and Other Strategic Transactions
     The Small Company Value Trust may also engage in a variety of investment practices, such as buying and selling futures and options. The portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivative which can combine the characteristics of securities, futures and options.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Small Company Value Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions" below.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio invests primarily in securities of small companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio employs a value approach. This approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.
 -- The portfolio may invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 15.29% (for the quarter ended 12/31/2001) and the lowest return was -18.31% (for the quarter ended 09/30/1998).

[PERFORMANCE GRAPH]

1998                                                           -4.7%
1999                                                              8%
2000                                                            5.9%
2001                                                            6.5%

                                                                One      Five      Life of     Date First
                                                                Year     Years    Portfolio    Available
 Small Company Value Trust Series I                             6.54%     N/A       2.47%      10/01/1997
 Russell 2000 Value Index(B)                                   14.03%     N/A       6.61%

(A)Effective April 30, 2001, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)The return of the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of month end.
(C)Since January 1, 2001, a portion of the Small Company Value Trust's expenses were reimburse. If such expenses had not been reimbursed returns would be lower.
(D)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     T. Rowe Price manages the Small Company Value Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2001, T. Rowe Price and its affiliates managed over $156.3 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Preston G. Athey (since May, 2001). Mr. Athey, who joined T. Rowe Price in 1978, is a Managing Director of T. Rowe Price and has been managing investments since 1982. He is a Chartered Financial Analyst.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

MID CAP VALUE TRUST

SUBADVISER:  Lord, Abbett & Co. ("Lord Abbett")

INVESTMENT OBJECTIVE:  To seek capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests primarily in equity securities which it believes to be undervalued in the marketplace. Under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) will consist of investments in mid-sized companies, with market capitalizations of approximately $500 million to $10 billion.

     Lord Abbett uses a value approach in managing the Mid Cap Value Trust. It generally tries to identify stocks of companies that have the potential for significant market appreciation due to growing recognition of improvement in their financial results or increasing anticipation of such improvement. In trying to identify these companies, Lord Abbett looks for such factors as:

     --   Changes in economic and financial             --   Price increases for the company's products
    environment                                         or services
     --   New or improved products or services          --   Changes in management or company structure
     --   Improved efficiencies resulting from new      --   Changes in government regulations,
          technologies or changes in distribution       political climate or competitive conditions
     --   New or rapidly expanding markets

     The Mid Cap Value Trust may invest up to 10% of its assets in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio employs a value approach. This approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.
 -- The portfolio may invest in foreign securities. The risks of investing in these securities are set forth under "Risks of Investing in Certain Types of Securities."

Performance(B)
Performance is not provided for the Mid Cap Value Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Lord Abbett was founded in 1929 and manages one of America's oldest mutual fund complexes. As of December 31, 2001, Lord Abbett had approximately $41 billion in assets under management in more than 40 mutual fund portfolios and other advisory accounts. Lord Abbett is located at 90 Hudson Street, Jersey City, New Jersey 07302-3973.

     The Portfolio Managers are:

      -- Lord Abbett uses a team of investment managers and analysts acting together to manage the portfolio's investments. Edward K. von der Linde heads the team and the other senior members are Eileen Banko, Howard Hansen and David Builder. Mr. von der Linde, Partner and Investment Manager, joined Lord Abbett in 1988. Mr. von der Linde has been in the investment business since 1985. Ms. Banko, Equity analyst joined Lord Abbett in 1990. Mr. Hansen, Investment Manager, joined Lord Abbett in 1994. Mr. Builder, Equity Analyst, joined Lord Abbett in 1998 from Bear Stearns where he served as equity analyst.

VALUE TRUST

SUBADVISER:  Miller Anderson

INVESTMENT OBJECTIVE:  To realize an above-average total return over a market cycle of three to five years, consistent with reasonable risk.

INVESTMENT STRATEGIES: The portfolio seeks to attain this objective by investing primarily in equity securities of companies with capitalizations usually greater than $2.5 billion.

     Under normal circumstances, the Value Trust invests at least 65% of its total assets in equity securities. These primarily include common stocks, but may also include preferred stocks, convertible securities, rights, warrants, and ADR's. The Value Trust may invest without limit in ADRs and may invest up to 5% of its total assets in foreign equities excluding ADRs.

     Miller Anderson's approach is to select equity securities which are believed to be undervalued relative to the stock market in general as measured by the S&P 500 Index. Miller Anderson's bases it evaluations on value measures such as price/earnings ratios and price/book ratios, as well as fundamental research. Miller Anderson may favor securities of companies that are undervalued industries. Miller Anderson may purchase stocks that do not pay dividends.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Value Trust may place all or a portion of its assets in fixed income securities, and cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

     The principal risks of investing in the Value Trust are described in the "Risk/Return Summary" in the beginning of this Prospectus. Some of the companies whose securities are purchased by the Value Trust may be small or medium sized. The risks of investing in small or medium sized companies are set forth under "Risks of Investing in Certain Types of Securities" above.

Principal Risks of Investing in this Portfolio
 -- The price of the securities purchased by the portfolio will increase if other investors in the stock market subsequently believe that the securities are undervalued and are willing to pay a higher price for them. If other investors in the stock market continue indefinitely to undervalue these securities, or if in fact these securities are not undervalued, the value of the portfolio may decline.
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 16.14% (for the quarter ended 12/31/2000) and the lowest return was -17.46% (for the quarter ended 09/30/1998).

[PERFORMANCE GRAPH]

1997                                                           22.1%
1998                                                           -1.7%
1999                                                           -2.8%
2000                                                           24.6%
2001                                                            3.4%

                                                                One     Five      Life of     Date First
                                                               Year     Years    Portfolio    Available
 Value Trust Series I                                          3.42%     N/A       8.49%      01/01/1997
 Russell Mid Cap Value Index(A)                                2.33%     N/A      11.46%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Morgan Stanley Investment Management Inc. ("MSIM"), which does business in certain instances using the name "Miller Anderson", has its principal offices at 1221 Avenue of the Americas, New York, New York. MSIM conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. Morgan Stanley Dean Witter & Co. is the direct parent of MSIM. MSIM and its investment advisory affiliates managed approximately $415.9 billion in assets as of December 31, 2001.

     The Portfolio is managed by the Large Cap Value and Core Equity Teams. Current members of the teams include Richard M. Behler, Managing Director, Brian Kramp, Executive Director and Eric F. Scharpf, Vice President.

EQUITY INDEX TRUST

SUBADVISER:  Manufacturers Adviser Corporation ("MAC"),

INVESTMENT OBJECTIVE:  To approximate the aggregate total return of publicly traded common stocks which are included in the S&P Composite Stock Price Index (the "S&P 500 Index").

INVESTMENT STRATEGIES: The portfolio invests in the equity securities of a diversified group of U.S. companies. The portfolio is not actively managed; rather MAC tries to duplicate the performance of the S&P 500 Index by investing the portfolio's assets in the common stocks that are included in the S&P 500 Index in approximately the proportion of their respective market value weightings in the S&P 500 Index.

     The portfolio uses the S&P 500 Index as its standard performance comparison because the S&P 500 Index (i) represents more than 70% of the total market value of all publicly traded common stocks in the U.S. and (ii) is widely viewed among investors as representative of the performance of publicly traded common stocks in the U.S.

     The S&P 500 Index is an unmanaged index composed of 500 selected common stocks, over 95% of which are listed on the New York Stock Exchange. The performance of the S&P 500 Index is based on changes in the prices of stocks comprising the S&P 500 Index and assumes the reinvestment of all dividends paid on such stocks. Taxes, brokerage commissions and other fees are disregarded in computing the level of the S&P 500 Index. Standard & Poor's(1) selects the stocks to be included in the S&P 500 Index on a proprietary basis but does incorporate such factors as the market capitalization and trading activity of each stock and its adequacy as representative of stocks in a particular industry group. Stocks in the S&P 500 Index are weighted according to their market capitalization (i.e., the number of shares outstanding multiplied by the stock's current price).

     Since MAC attempts to match the performance of the S&P 500 Index, the adverse financial situation of a company will not result in its elimination from the portfolio unless, of course, the company in question is removed from the S&P 500 Index. Conversely, the projected superior financial performance of a company would not normally lead to an increase in the portfolio's holdings of the company.

     Under normal circumstances, the net assets of the Equity Index Trust will be invested in any combination of the following investments:

      --   representative common stocks
      -- Standard & Poor's Stock Index Futures Contracts ("S&P 500 Futures Contracts"), and
      --   Standard & Poor's Depository Receipts(R).

     With regard to the portion of the Equity Index Trust invested in common stocks, the method used to select investments for the portfolio involves investing in common stocks in approximately the order of their respective market value weightings in the S&P 500 Index, beginning with those having the highest weightings. For diversification purposes, the portfolio can purchase stocks with smaller weightings in order to represent other sectors of the S&P 500 Index.

     There is no minimum or maximum number of stocks included in the S&P 500 Index which the Equity Index Trust must hold. Under normal circumstances, it is expected that the portion of the portfolio invested in stocks would be between 300 and 500 different stocks included in the S&P 500 Index. The portfolio may compensate for the omission of a stock that is included in the S&P 500 Index, or for purchasing stocks in other than the same proportion that they are represented in the S&P 500 Index, by purchasing stocks that are believed by MAC to have characteristics that correspond to those of the omitted stocks.

     Tracking error is measured by the difference between the total return for the S&P 500 Index and the total return for the portfolio after deductions of fees and expenses. All tracking error deviations are reviewed to determine the effectiveness of investment policies and techniques. Tracking error is reviewed at least weekly and more frequently if such a review is indicated by significant cash balance changes, market conditions or changes in the composition of the S&P 500 Index. If deviation accuracy is not maintained, the Equity Index Trust will rebalance its composition by selecting securities which, in the opinion of MAC, will provide a more representative sampling of the capitalization of the securities in the S&P 500 Index as a whole or a more representative sampling of the sector diversification in the S&P 500 Index.

     The portfolio may also invest in short-term debt securities to maintain liquidity or pending investment in stocks or S&P 500 Futures Contracts.

     Standard & Poor's licenses certain trademarks and trade names to the Trust but disclaims any responsibility or liability to the Trust and its shareholders. See Appendix II in the Statement of Additional Information for such disclaimer.

Use of Hedging and Other Strategic Transactions
     The Equity Index Trust may invest in S&P 500 Futures Contracts. A more complete description of this investment strategy appears under "Hedging and Other Strategic Transactions" below in this Prospectus and in the Statement of Additional Information.

Principal Risks of Investing in this Portfolio
 -- An investment in the Equity Index Trust involves risks similar to the risks of investing directly in the equity securities included in the S&P 500 Index. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

---------------

(1)"Standard & Poor's(R)," "S&P 500(R)," "S&P(R)," "Standard & Poor's 500(R)" and "500" are trademarks of McGraw-Hill, Inc.

 -- Since the portfolio is not actively managed, if the S&P 500 Index does not perform well, MAC will not have the ability to transfer portfolio assets into other investments.

Performance(A, B, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 21.22% (for the quarter ended 12/31/1998) and the lowest return was -14.74% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

1997                                                           33.5%
1998                                                           28.6%
1999                                                           20.6%
2000                                                           -9.3%
2001                                                          -12.3%

                                                                 One       Five      Life of     Date First
                                                                Year      Years     Portfolio    Available
 Equity Index Trust Series I                                   -12.26%    10.50%     11.45%      02/14/1996
 S&P 500 Index                                                 -11.88%    10.70%     11.70%

(A)On December 31, 1996, Manulife Series Fund, Inc. merged with the Trust. Performance presented for this portfolio is based upon the performance of the respective predecessor Manulife Series Fund, Inc. portfolio for periods prior to December 31, 1996.
(B)During the periods shown in the chart, a portion of the Equity Index Trust's expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(C)The Equity Index Trust does not offer Series II shares.

SUBADVISER AND PORTFOLIO MANAGERS
     MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios listed above. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, including Elliott & Page Limited and Manulife Funds Direct (Hong Kong) Limited, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $89.3 billion of assets under management.

     The Portfolio Managers are:

      -- Martin Ayow (since May, 2000). Mr. Ayow joined MAC in 2000 and is Assistant Vice President and Senior Portfolio Manager for Manulife Financial. He has been managing and hedging fixed income and equity exposures for Manulife Financial using financial derivatives since 1994. Prior to joining Manulife Financial, Mr. Ayow was Senior Treasury Officer at the Ontario Hydro Treasury Division. He is a Chartered Financial Analyst and graduated from the University of Toronto with an MBA.

      -- Ram Brahmachari (since December, 2000). Mr. Brahmachari joined MAC in 2000. He is a Senior Analyst on the team responsible for the management of the equity index portfolios at Manulife Financial. Prior to joining Manulife, Financial, Mr. Brahmachari was employed as an analyst at Nortel. He is a Chartered Financial Analyst and graduated from the University of Victoria with an MBA.

TACTICAL ALLOCATION TRUST

SUBADVISER:  UBS Global Asset Management

INVESTMENT OBJECTIVE:  To seek total return, consisting of long-term capital appreciation and current income.

INVESTMENT STRATEGIES: The portfolio allocates its assets between:

                             -- A stock portion that is designed to track the performance of the S&P 500 Composite Stock Price Index (the "S&P 500 Index") and

                             -- A fixed income portion that consists of either five-year U.S. Treasury notes or U.S. Treasury bills with remaining maturities of 30 days.

                       The portfolio's subadviser reallocates the portfolio's assets in accordance with the recommendations of its own Tactical Allocation Model on the first business day of each month.

     The Tactical Allocation Model attempts to track the performance of the S&P 500 Index in periods of strong market performance. The Model attempts to take a more defensive posture by reallocating assets to bonds or cash when the Model signals a potential bear market, prolonged downturn in stock prices or significant loss in value. The Model can recommend stock allocations of 100%, 75%, 50%, 25% or 0%. By using the Tactical Allocation Model, the portfolio seeks to achieve total return during all economic and financial markets cycles, with lower volatility than that of the S&P 500 Index.

     If the Tactical Allocation Model recommends a stock allocation of less than 100%, the Model also recommends a fixed income allocation for the remainder of the portfolio's assets. The Model uses a bond risk premium determination to decide whether to recommend five-year U.S. Treasury notes or 30-day U.S. Treasury bills. This bond risk premium is calculated based on the yield-to-maturity of the five-year U.S. Treasury note and the one-year U.S. Treasury bill.

     The basic premise of the Tactical Allocation Model is that investors accept the risk of owning stocks, measured as volatility of return, because they expect a return advantage. This expected return advantage of owning stocks is called the equity risk premium ("ERP"). The Model projects the stock market's expected ERP based on several factors, including the current price of stocks and their expected future dividends and the yield-to-maturity of the one-year U.S. Treasury bill. When the stock market's ERP is high, the Model signals the portfolio to invest 100% in stocks. Conversely, when the ERP decreases below certain threshold levels, the Model signals the portfolio to reduce its exposure to stocks.

     When the Tactical Allocation Model recommends a fixed income allocation of more than 50%, the Tactical Allocation Trust must invest in other high quality bonds or money market instruments to the extent needed to limit the portfolio's investments in U.S. Treasury obligations to no more than 55% of its assets. This limit is imposed by Internal Revenue Code diversification requirements for segregated asset accounts used to fund variable annuity or variable life contracts.

     The Tactical Allocation Trust deviates from the recommendations of the Tactical Allocation Model only to the extent necessary to:

      -- Maintain an amount in cash, not expected to exceed 2% of its total assets under normal market conditions, to pay portfolio operating expenses, dividends and other distributions on its shares and to meet anticipated redemptions of shares;
      -- Qualify as a regulated investment company for federal income tax purposes; and
      -- Meet the diversification requirements imposed by the Internal Revenue Code on segregated asset accounts used to fund variable annuity and/or life insurance contracts as discussed above.

     In its stock portion, Tactical Allocation Trust attempts to duplicate, before the deduction of operating expenses, the investment results of the S&P 500 Index. Securities in the S&P 500 Index are selected, and may change from time to time, based on a statistical analysis of such factors as the issuer's market capitalization (the S&P 500 Index emphasizes large capitalization stocks), the security's trading activity and its adequacy as a representative of stocks in a particular industry section. The portfolio's investment results for its stock portion will not be identical to those of the S&P 500 Index. Deviations from the performance of the S&P 500 Index may result from purchases and redemptions of fund shares that may occur daily, as well as from expenses borne by the portfolio. Instead, the portfolio attempts to achieve a correlation of at least 0.95 between the performance of the portfolio's stock portion, before the deduction of operating expenses, and that of the S&P 500 Index (a correlation of 1.00 would mean that the net asset value of the stock portion increased or decreased in exactly the same proportion as changes in the S&P 500 Index). The S&P 500 Index can include U.S. dollar-denominated stocks of foreign issuers, and the portfolio invests in those securities to the extent needed to track the performance of the S&P 500 Index.

     For its bond investments, the Tactical Allocation Trust seeks to invest in U.S. Treasury notes having five years remaining until maturity at the beginning of the then-current calendar year. However, if those instruments are not available at favorable prices, the portfolio may invest in U.S. Treasury notes that have either remaining maturities as close as possible to five years or overall durations that are as close as possible to the duration of five year U.S. Treasury notes. Similarly, for its cash investments, the portfolio seeks to invest in U.S. Treasury bills with remaining maturities of 30 days. However, if those instruments are not available at favorable prices, the portfolio may invest in U.S. Treasury bills that have either remaining maturities as close as possible to 30 days or overall durations that are as close as possible to the duration of 30-day U.S. Treasury bills.

     In addition to any reallocation of assets directed by the Tactical Allocation Model on the first business day of the month, any material amounts resulting from appreciation or receipt of dividends, other distributions, interest payments and proceeds from securities maturing in each of the asset classes are reallocated (or "rebalanced") to the extent practicable to establish the Model's recommended asset mix. Any cash maintained to pay fund operating expenses, pay dividends and other distributions and to meet share redemptions is invested on a daily basis.

     The portfolio may sell short "against the box" (sale of a security a portfolio owns or has the right to acquire at no additional cost.)

Temporary Defensive Investing
     Other than its investments in U.S. Treasury bills or other high quality money market instruments as indicated by the Tactical Allocation Model, the Tactical Allocation Trust may invest to a limited extent in money market instruments for cash management purposes. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The Tactical Allocation Trust may (but is not required to) use options and futures and other derivatives to adjust its exposure to different asset classes or to maintain exposure to stocks or bonds while maintaining a cash balance for fund management purposes. The subadviser also may use these instruments to reduce the risk of adverse price movements while investing in cash received when investors buy portfolio shares, to facilitate trading and to reduce transaction costs. See "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio
 -- The portfolio may invest up to 100% of its assets in equity securities, as directed by the Tactical Allocation Model. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 100% of its assets in fixed income securities, as directed by the Tactical Allocation Model. The risks of investing in fixed income securities are set forth below under "Risk of Investing in Certain Types of Securities." In addition, because interest rate risk is the primary risk presented by U.S. government and other very high quality fixed income securities, changes in interest rates may actually have a larger effect on the value of those bonds than on lower quality bonds.
 -- The portfolio is subject to sector allocation risk in that the Tactical Allocation Model may not correctly predict the appropriate times to shift the portfolio's assets from one type of investment to another.
 -- The portfolio expects a close correlation between the performance of the portion of its assets allocated to stocks and that of the S&P 500 Index in both rising and falling markets. While the portfolio attempts to replicate, before deduction of fees and operating expenses, the investment results of the S&P 500 Index, the portfolio's investment results generally will not be identical to those of the S&P 500 Index. Deviations from the performance of the S&P 500 Index may result from shareholder purchases and sales of shares that can occur daily. In addition, the portfolio must pay fees and expenses that are not borne by the S&P 500 Index.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 10.30% (for the quarter ended 12/31/2001) and the lowest return was -15.03% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

2001                                                          -13.4%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Tactical Allocation Trust Series I                            -13.38%     N/A      -10.02%     05/01/2000
 S&P 500 Index(A)                                              -11.88%     N/A      -12.06%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.

(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     UBS Global Asset Management, formerly Brinson Advisors, Inc., 51 West 52nd Street, New York, New York 10019, is an indirect wholly owned asset management subsidiary of UBS AG. UBS AG, with headquarters in Zurich, Switzerland, is an internationally diversified organization with operations in many areas of the financial services industry. UBS Global Asset Management advises mutual funds, sponsors a wrap fee program that includes affiliated managers, and distributes investment products and advisory services offered by its affiliates. As of December 31, 2001, Brinson Advisors had approximately $75 billion under management.

     The Portfolio Manager is:

      -- T. Kirkham Barneby. Mr. Barneby and his team serve as portfolio manager for UBS Global Asset Management Tactical Allocation Fund, Brinson Strategy Fund and UBS Global Asset Management S&P 500 Index Fund and various wrap and institutional products totaling roughly $6.0 billion assets under management. Mr. Barneby joined the firm in 1987 to head the quantitative services group which is responsible for indexing and model-based strategies for asset allocation, stock selection and bond management. In addition, his team provides quantitative research to support other management areas. Prior to joining the firm, Mr. Barneby served as Director of Pension Investment Strategy at the Continental Group in Stamford, CT. He also held positions in the Economic Departments at both Citibank and Merrill Lynch. Mr. Barneby holds a BA degree in Economics and Mathematics from Southwest Missouri State College. He also participated in the Ph.D. program in Economics at Oklahoma State University.

FUNDAMENTAL VALUE TRUST

SUBADVISER:  Davis Advisors ("Davis")

INVESTMENT OBJECTIVE:  To seek growth of capital.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, primarily in common stocks of U.S. companies with market capitalizations of at least $5 billion. The portfolio may also invest in companies with smaller capitalizations.

     Davis uses the Davis investment philosophy in managing the Fundamental Value Trust's portfolio. The Davis investment philosophy stresses a back-to-basics approach, using extensive research to select common stocks of quality overlooked growth companies at value prices and holding such securities for the long-term. Davis looks for companies with sustainable growth rates selling at modest price-earnings multiples that it believes will expand as other investors recognize the company's true worth. Davis believes that if a sustainable growth rate is combined with a gradually expanding multiple, these rates compound and can generate above-average returns. Davis searches for companies possessing several of the following characteristics that it believes foster sustainable long-term growth, minimize risk and enhance the potential for superior long-term returns:

 --   First-class management                            --   Proven record as an acquirer
 --   Management ownership                              --   Strong balance sheet
 --   Strong returns on capital                         --   Competitive products or services
 --   Lean expense structure                            --   Successful international operations
 --   Dominant or growing market share in a growing
  market                                                --   Innovation

     The Fundamental Value Trust may also invest to a limited extent in foreign securities and fixed income securities.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Fundamental Value Trust may place any portion of its assets in:

      -- money market instruments (which include commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks, repurchase agreements, nonconvertible debt securities and short term obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities);
      --   securities of other investment companies (or companies exempted under
           Section 3(c)(7) of the 1940 Act) that primarily invest in temporary defensive investments, subject to limitations under the 1940 Act; and
      --   cash.

     When the portfolio is in a defensive position or awaiting investment of its assets, the ability to achieve its investment objective will be limited.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided for the Fundamental Value Trust since it commenced operations in May, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Davis was organized in 1969 and serves as the investment adviser for all of the Davis Funds, other mutual funds and other institutional clients. As of December 31, 2001, Davis managed assets of more than $40 billion. The sole general partner of Davis is Davis Investments, LLC, which is controlled by Christopher C. Davis. Davis is located at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

     The Portfolio Managers are:

      -- Christopher C. Davis (since May, 2001). Mr. Davis, Chairman and Chief Executive Officer of Davis and a director and Chief Executive Officer, president or vice president of each of the Davis Funds, is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. He has served as a portfolio manager with Davis since 1995.

      -- Kenneth Charles Feinberg (since May, 2001). Mr. Feinberg is co-portfolio manager of the Fundamental Value Trust and the Financial Services Trust. Since joining Davis in 1992, he has co-managed other equity funds advised by Davis and has also served as a research analyst.

GROWTH & INCOME TRUST

SUBADVISER:  Wellington Management Company, LLP ("Wellington Management")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital and income consistent with prudent investment risk.

INVESTMENT STRATEGIES: The portfolio invests primarily in a diversified portfolio of common stocks of U.S. issuers which Wellington Management believes are of high quality

     Wellington Management believes that high quality is evidenced by:

      --   a leadership position within an industry,
      --   a strong or improving balance sheet,
      --   relatively high return on equity,
      --   steady or increasing dividend payout, and
      --   strong management skills.

     The Growth & Income Trust's investments primarily emphasize dividend-paying stocks of larger companies. The portfolio may also invest in securities convertible into or which carry the right to buy common stocks. These securities include those convertible securities issued in the Euromarket, preferred stocks and debt securities.

     Wellington Management selects portfolio investments on the basis of fundamental analysis, which it utilizes to identify those securities that provide the potential for long-term growth of capital and income. Fundamental analysis involves assessing a company and its business environment, management, balance sheet, income statement, anticipated earnings and dividends and other related measures of value. When selecting securities of issuers domiciled outside of the United States, Wellington Management also monitors and evaluates the economic and political climate and the principal securities markets of the country in which each company is located. Securities are sold when the investment has achieved its intended purpose, or because it is no longer considered attractive.

     The Growth & Income Trust invests primarily in securities listed on national securities exchanges, but from time to time it may also purchase securities traded in the over-the-counter market. The Growth & Income Trust may also invest up to 20% of its assets in foreign securities. The risks of investing in foreign securities are set forth above under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Growth & Income Trust may invest up to 100% of its assets in securities which are authorized for purchase by the Investment Quality Bond Trust (excluding non-investment grade securities) or the Money Market Trust. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The Growth & Income Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently anticipated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- Because the portfolio invests primarily in high quality equity securities, it may underperform portfolios invested in more speculative growth securities when these securities are in favor in the market.

Performance(A)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 20.16% (for the quarter ended 12/31/1998) and the lowest return was -13.28% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

1992                                                           10.2%
1993                                                            9.6%
1994                                                            2.9%
1995                                                           29.2%
1996                                                           22.8%
1997                                                           32.8%
1998                                                           26.5%
1999                                                           18.9%
2000                                                           -7.1%
2001                                                          -11.3%

                                                                 One       Five      Ten      Date First
                                                                Year      Years     Years     Available
 Growth & Income Trust Series I                                -11.28%    10.48%    12.50%    04/23/1991
 S&P 500 Index                                                 -11.88%    10.70%    12.93%

(A)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Wellington Management Company, LLP, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal business offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928. As of December 31, 2001, Wellington Management had investment management authority with respect to approximately $311.4 billion of client assets. The managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

     The Portfolio Manager is:

      -- Matthew E. Megargel (since February, 1992). Mr. Megargel, Senior Vice President of Wellington Management, joined Wellington Management in 1983 as a research analyst and took on additional responsibilities as a portfolio manager in 1988. In 1991, he became solely a portfolio manager with Wellington Management. He is a Chartered Financial Analyst.

U.S. LARGE CAP VALUE TRUST

SUBADVISER:  Capital Guardian Trust Company ("CGTC"),

INVESTMENT OBJECTIVE:  To seek long-term growth of capital and income.

INVESTMENT STRATEGIES: The portfolio invests at least 80% of its net assets
                       (plus any borrowings for investment purposes), under normal market conditions, in equity and equity-related securities of companies with market capitalization greater than $500 million at the time of purchase. In selecting investments, greater consideration is given to potential appreciation and future dividends than to current income.

     The portfolio may hold ADRs and other U.S. registered securities of foreign issuers which are denominated in U.S. dollars.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the U.S. Large Cap Value Trust may invest all or a portion of its assets in preferred stocks, bonds, cash and cash equivalents. CGTC's judgment regarding the current investment outlook will determine the relative amounts to be invested in these different asset classes. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     The U.S. Large Cap Value Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities, including securities of medium sized companies. The risks of investing in equity securities and medium sized companies are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 17.19% (for the quarter ended 12/31/2001) and the lowest return was -17.10% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

2000                                                            2.8%
2001                                                           -2.5%

                                                                One      Five      Life of     Date First
                                                                Year     Years    Portfolio    Available
 U.S. Large Cap Value Trust Series I                           -2.54%     N/A       1.08%      05/01/1999
 Russell 1000 Value Index(A)                                   -5.59%     N/A      -0.84%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $120.1 billion of assets as of December 31, 2001.

     The Portfolio Managers are:

      -- Terry Berkemeier (since May, 1999). Mr. Berkemeier is a Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1992.

      -- Michael R. Ericksen (since May, 1999). Mr. Ericksen is a Senior Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1987.

      -- David I. Fisher (since May, 1999). Mr. Fisher is Chairman of the Board of Capital Guardian Trust Company. He joined the Capital Group organization in 1969.

      -- Theodore R. Samuels (since May, 1999). Mr. Samuels is a Senior Vice President and a Director for CGTC. He joined the Capital Group organization in 1981.

      -- Eugene P. Stein (since May, 1999). Mr. Stein is Executive Vice President and a Director. He joined the Capital Group organization in 1972.

      -- Karen A. Miller (since May, 2000). Ms. Miller is a Senior Vice President of Capital International Research, Inc. She joined the Capital Group organization in 1990.

      -- Alan J. Wilson (since May, 2000). Mr. Wilson is Vice President of Capital International Research, Inc. Mr. Wilson joined the Capital Group organization in 1991.

A portion of the portfolio is managed by individual members of the research team.

EQUITY-INCOME TRUST

SUBADVISER:  T. Rowe Price Associates, Inc. ("T. Rowe Price")

INVESTMENT OBJECTIVE:  To provide substantial dividend income and also long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal circumstances, at least 80% of the portfolio's total assets in equity securities, with 65% in common stocks of established companies paying above-average dividends.

     The risks of investing in fixed income securities are set forth above under "Risks of Investing in Certain Types of Securities." Since the portfolio invests primarily in equity securities, the risks associated with fixed income securities will not affect the portfolio as much as a portfolio that invests more of its assets in fixed income securities.

     The portfolio holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

T. Rowe Price believes that income can contribute significantly to total return over time and expects the portfolio's yield to exceed that of the S&P 500 Index. Dividends can also help reduce the portfolio's volatility during periods of market turbulence and help offset losses when stock prices are falling.

     The Equity-Income Trust will generally consider companies with the following characteristics:

      --   established operating histories;
      --   above-average dividend yield relative to the S&P 500 Index;
      --   low price/earnings ratios relative to the S&P 500 Index;
      --   sound balance sheets and other financial characteristics; and
      -- low stock price relative to a company's underlying value, as measured by assets, cash flow or business franchises.

     The Equity-Income Trust tends to take a "value" approach and invests in stocks and other securities that appear to be temporarily undervalued by various measures and may be temporarily out of favor, but have good prospects for capital appreciation and dividend growth. Value investors seek to buy a stock (or other security) when its price is low in relation to what they believe to be its real worth or future prospects. By identifying companies whose stocks are currently out of favor, value investors hope to realize significant appreciation as other investors recognize a stock's intrinsic value. Finding undervalued stocks requires considerable research to identify the particular stocks, to analyze each company's underlying financial condition and prospects, and to assess the likelihood that a stock's underlying value will be recognized by the market and reflected in its price.

     The Equity-Income Trust may also purchase other types of securities, for example,

      -- U.S. and non-U.S. dollar denominated foreign securities including ADRs (up to 25% of total assets),
      --   preferred stocks,
      --   convertible stocks, bonds, and warrants
      --   municipal securities.

     The portfolio may invest in fixed income securities without regard to quality or rating, including up to 10% in non-investment grade debt securities ("junk bonds") fixed income securities.

     The portfolio may invest in fixed income securities without regard to quality or rating, including up to 10% in non-investment grade ("junk bonds") fixed income securities. The risks of investing in fixed income securities are set forth above under "Risks of Investing in Certain Types of Securities." Since the portfolio invests primarily in equity securities, the risks associated with fixed income securities will not affect the portfolio as much as a portfolio that invests more of its assets in fixed income securities.

Use of Hedging and Other Strategic Transactions

     The Equity-Income Trust may also engage in a variety of investment management practices, such as buying and selling futures and options. The portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivative which can combine the characteristics of securities, futures and options. Such securities may bear interest or pay dividends at below market (or even relatively nominal) rates. The Statement of Additional Information contains more complete description of such instruments and the risks associated therewith.

     In pursuing its investment objective, the portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the portfolio's management believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     The Equity-Income Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio

 -- The portfolio's emphasis on stocks of established companies paying high dividends, and its potential investments in fixed income securities, may limit its potential appreciation in a broad market advance. The portfolio's value approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 25% of its assets in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio will only invest at most 25% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Performance(A, B, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 13.20% (for the quarter ended 06/30/1999) and the lowest return was -8.63% (for the quarter ended 09/30/1999).

[PERFORMANCE GRAPH]

1994                                                            0.8%
1995                                                           23.7%
1996                                                           19.9%
1997                                                           29.7%
1998                                                            9.2%
1999                                                            3.4%
2000                                                             13%
2001                                                            1.3%

                                                                One       Five      Life of     Date First
                                                                Year     Years     Portfolio    Available
 Equity-Income Trust Series I                                   1.29%    10.88%     12.46%      02/19/1993
 Russell 1000 Value Index(C)                                   -5.59%    11.13%     13.67%

(A)Effective October 1, 1996, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)Since June 1, 2000, a portion of the Equity-Income Trust expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(C)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of a month end.
(D)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     T. Rowe Price manages the Equity Income Trust. T. Rowe Price, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. T. Rowe Price Group, Inc., a publicly traded financial services holding company, owns 100% of the stock of T. Rowe Price. As of December 31, 2001, T. Rowe Price and its affiliates managed over $156.3 billion for over eight million individual and institutional investor accounts.

     The portfolio is managed by an investment advisory committee chaired by:

      -- Brian C. Rogers (since October, 1996). Mr. Rogers, who joined T. Rowe Price in 1982, is a Managing Director of T. Rowe Price and has been managing investments since 1983. He is a Chartered Financial Analyst.

     The committee chairman has day-to-day responsibility for managing the portfolio and works with the committee in developing and executing the portfolio's investment program.

INCOME & VALUE TRUST

SUBADVISER:  Capital Guardian Trust Company ("CGTC")

INVESTMENT OBJECTIVE:  To seek the balanced accomplishment of (a) conservation of principal and (b) long-term growth of capital and income.

INVESTMENT STRATEGIES: The portfolio invests its assets in both equity and fixed income securities. CGTC has full discretion to determine the allocation of assets between equity and fixed income securities. Generally, between 25% and 75% of the portfolio's assets will be invested in fixed income securities unless CGTC determines that some other proportion would better serve the portfolio's investment objective.

     Fixed Income Securities. At least 80% of the fixed income portion of the portfolio will consist of the following:

      -- securities rated "Baa" or better at the time of purchase by Moody's or "BBB" by Standard & Poor's or deemed by CGTC to be of equivalent investment quality including mortgage-related and asset-backed securities (see "Other Risks of Investing" below for a description of these securities);
      -- securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;
      -- cash or cash equivalents including commercial bank obligations and commercial paper.

     Fixed-income securities may include ADRs, Yankee Bonds and Eurodollar instruments which are U.S. dollar denominated.

     Equity Securities. Equity securities shall be listed on national securities exchanges or in the national OTC market (also known as NASDAQ) and may include ADRs and other U.S. registered securities of foreign issuers which are denominated in U.S. dollars.

Temporary Defensive Investing

     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Income & Value Trust may invest all or a portion of its assets in fixed income securities, cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions

     The Income & Value Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio

 -- The portfolio invests in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio invests in fixed income securities, including those rated below investment grade. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in mortgage-backed and other asset-backed securities. Investing in these securities subjects the portfolio to prepayment risk. Prepayments of underlying mortgages or pools of assets result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the portfolio could make less money than expected or could lose money. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance(A, C, D)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 12.06% (for the quarter ended 12/31/2001) and the lowest return was -11.20% (for the quarter ended 09/30/2001).

[PERFORMANCE GRAPH]

1992                                                            8.3%
1993                                                           10.1%
1994                                                           -1.6%
1995                                                           20.7%
1996                                                             10%
1997                                                           15.9%
1998                                                           15.1%
1999                                                            8.5%
2000                                                            4.9%
2001                                                              1%

                                                                 One      Five     Ten     Date First
                                                                Year     Years    Years    Available
 Income & Value Trust Series I                                   0.98%    8.96%    9.10%   08/03/1989
 S&P 500 Index                                                 -11.88%   10.70%   12.93%

 Salomon Brothers Broad Investment Grade Bond Index              8.52%    7.44%    7.28%

 Customized Index(B)                                            -3.68%    9.82%   10.89%
 Combined Index(C)                                              -3.68%    6.80%    8.39%

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)The Customized Index represents 60% of the performance of the S&P 500 Index and 40% of the performance of the Salomon Brothers Broad Investment Grade Bond Index. The Customized Index was prepared by the advisor using Ibbotson Associates Software and Data.
(C)The Combined Index represents 32.5% of the return of the Wilshire 5000 Index, 10% of the MSCI EAFE Index, 40% of the return of the Lehman Brothers Aggregate Bond Index, 10% of the U.S. 90 Day T-Bill, and 7.5% of the return of the Merrill Lynch High Yield Index for periods prior to April 30, 1999, and 60% of the return of the S&P 500 Index and 40% of the return of the Salomon Brothers Broad Investment Grade Bond Index from May 1, 1999 through December 31, 2000. The Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Combined Index was added to provide a more accurate comparison of performance.
(D)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $120.1 billion of assets as of December 31, 2001.

     The Portfolio Managers are:

      -- Alan J. Wilson (since January, 1999). Mr. Wilson is Vice President of Capital International Research, Inc. Mr. Wilson joined the Capital Group organization in 1991.

      -- Michael D. Locke (since December 2001). Mr. Locke is Vice President of Capital Research Company with portfolio specialist and research responsibilities for mortgage- and asset-backed securities and derivatives. He joined the Capital Group organization in 1996.

      -- Christine C. Cronin (since December 2001). Ms. Cronin is a Vice President of Capital Research Company with portfolio specialist responsibility for investment grade corporate bonds, and research responsibility for the airline, cruise, food, and financial services industries. She joined the Capital Group organization in 1997.

      -- Michael R. Ericksen (since May, 1999). Mr. Ericksen is a Senior Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1987.

      -- David I. Fisher (since May, 1999). Mr. Fisher is Chairman of the Board of Capital Guardian Trust Company. He joined the Capital Group organization in 1969.

      -- James R. Mulally (since May, 1999). Mr. Mulally is Senior Vice President, a Director, and Chairman of the Fixed Income Investment Sub-Committee for CGTC. He joined the Capital Group organization in 1980.

      -- John W. Ressner (since May, 1999). Mr. Ressner is Executive Vice President, Fixed Income Research Director, member of the Management Committee for Capital International Research Inc. He joined the Capital Group organization in 1988.

      -- Theodore R. Samuels (since May, 1999). Mr. Samuels is a Senior Vice President and a Director for CGTC. He joined the Capital Group organization in 1981.

      -- Eugene P. Stein (since May, 1999). Mr. Stein is Executive Vice President and a Director. He joined the Capital Group organization in 1972.

      -- Terry Berkemeier (since July, 1999). Mr. Berkemeier is a Vice President and portfolio manager for CGTC. He joined the Capital Group organization in 1992.

      -- Karen A. Miller (since December, 2000). Ms. Miller is a Senior Vice President of Capital International Research, Inc. She joined the Capital Group organization in 1990.

A portion of the portfolio is managed by individual members of the research team.

BALANCED TRUST

SUBADVISER:  Manufacturers Adviser Corporation ("MAC")

INVESTMENT OBJECTIVE:  To seek current income and capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests its assets in a balanced portfolio of (i) Equity Securities (as defined below) and (ii) Fixed Income Securities (as defined below).

     Equity Securities

     The Balanced Trust may invest up to 70% of its total assets in common stocks, convertible corporate obligations, and preferred stocks of companies that have a market capitalization of at least $500 million (collectively, "Equity Securities"). Under normal market conditions, the portfolio will invest at least 40% of its assets in Equity Securities.

     The Balanced Trust may invest in foreign securities and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contract for the purchase or sale of a fixed quantity of a foreign currency at a future date. Investments in foreign securities may include depositary receipts.

     Fixed Income Securities

     The Balanced Trust may invest up to 50% of its total assets in fixed income securities including, without limitation, U.S. governmental obligations, investment grade corporate bonds, high yield corporate bonds, asset-backed securities, mortgage-backed securities, collateralized mortgage obligations (collectively, "Fixed Income Securities"). Under normal market conditions, the portfolio will invest at least 25% of its assets in Fixed Income Securities.

     At least 65% of the Fixed Income Securities purchased by the portfolio will be either (a) U.S. government securities or (b) securities rated A or higher by Moody's or Standard & Poor's (or equivalent as determined by the subadviser).

     Fixed Income Securities may include U.S. dollar denominated foreign securities.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests significantly in equity securities and also invests in fixed income securities. The risks of investing in equity securities and fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in foreign securities. The risks of investing in foreign securities are set for below under "Risks of Investing in Certain Types of Securities."

Performance(A, F)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 10.22% (for the quarter ended 06/30/1997) and the lowest return was -11.20% (for the quarter ended 12/31/2000).

[PERFORMANCE GRAPH]

1997                                                           17.8%
1998                                                           14.3%
1999                                                           -1.7%
2000                                                           -9.3%
2001                                                          -10.2%

                                                                 One     Five     Life of    Date First
                                                                Year     Years   Portfolio   Available
 Balanced Trust Series I                                       -10.19%    N/A      1.51%     01/01/1997
 S&P 500 Index(B)                                              -11.88%    N/A     10.70%

 Lehman Brothers Aggregate Bond Index(C)                         8.42%    N/A      7.43%

 Lehman Brothers IT Government/                                  8.98%    N/A      7.09%
 Credit Bond Index

 Combined Index(D)                                              -3.52%    N/A      8.52%
 Customized Index(E)                                            -2.24%    N/A      8.80%

(A)On May 4, 2001, the portfolio changed its subadviser. Performance reflects results prior to this change.
(B)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(C)The Lehman Brothers Aggregate Bond Index was added to more accurately reflect the investment objective of the Trust.
(D)The Combined Index represents 50% of the return of the S&P 500 Index and 50% of the return of the Lehman Brothers Aggregate Bond Index through December 31, 1999, and 60% of the return of the S&P 500 Index and 40% of the return of the Lehman Brothers Intermediate Term Government/Credit Bond Index from January 1, 2000 and thereafter. The Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Combined Index was added to provide a more accurate comparison of performance.
(E)The Customized Index represents 50% of the return of the S&P 500 Index and 50% of the return of the Lehman Brothers Aggregate Bond Index from January 1, 1997 to December 31, 1999, and 60% of the return of the S&P 500 Index and 40% of the return of the Lehman Brothers Intermediate Term Government/Credit Bond Index from January 1, 2000 through April 30, 2001. As of May 1, 2001, the index represents 50% of the return of the S&P 500 and 50% of the return of the Lehman Brothers Aggregate Bond Index The Customized Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Customized Index was added to provide a more accurate comparison of performance.
(F)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios listed above. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $89.3 billion of assets under management.

     The Portfolio Managers are:

      -- Rhonda Chang (since May, 2001). Ms. Chang joined MAC in 1996. She is Assistant Vice President and Portfolio Manager of U.S. Equities at Manulife Financial. Prior to joining Manulife Financial since 1994. Ms. Chang was an investment analyst with AIG Global Investors. She is a Chartered Financial Analyst and graduated from New York University with an MBA.

      -- John McIntyre (since May, 2001). Mr. McIntryre joined MAC in 2001 and is Assistant Vice President and Senior Portfolio Manager. Mr. McIntyre has been a portfolio manager in the U.S. fixed income area of Manulife Financial since 1990 and has extensive experience in managing investment grade portfolios. He is a Chartered Financial Analyst and graduated from New York University with an MBA.

      -- Mark Schmeer (since May, 2001). Mr. Schmeer joined MAC in 1996. He is Vice President and Managing Director of North American Equities at Manulife Financial. Prior to 1996, Mr. Schmeer was Vice President of Sun

Life Investment Management, where he served from 1993 to 1996. He is a Chartered Financial Analyst and graduated from Boston College with an MA in economics.

      -- Gary Stewart (since May, 2001). Mr. Stewart joined MAC in 1998. He is Vice President and Senior Portfolio Manager at Manulife Financial. Prior to joining Manulife in 1997, Mr. Stewart was Vice President and Senior Portfolio Manager at ING Investment Management. He is a Chartered Financial Analyst and graduated from New York University with an MBA.

HIGH YIELD TRUST

SUBADVISER:  Miller Anderson

INVESTMENT OBJECTIVE:  To realize an above-average total return over a market cycle of three to five years, consistent with reasonable risk.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in high yield securities, including corporate bonds, preferred stocks, U.S. Government Securities, mortgage backed securities, and convertible securities which have the following ratings (or, if unrated, are considered to be of equivalent quality):

                                                CORPORATE BONDS, PREFERRED STOCKS AND
                              RATING AGENCY            CONVERTIBLE SECURITIES
                            ---------------------------------------------------------
                            Moody's             Ba through C
                            Standard & Poor's   BB through D

     Securities rated less than "Baa" by Moody's or "BBB" by Standard & Poor's are classified as non-investment grade securities and are commonly referred to as "junk bonds." The Portfolio may also invest in investment grade securities.

     The High Yield Trust expects to achieve its objective through maximizing current income although the portfolio may seek capital growth opportunities when consistent with its objective. The portfolio will ordinarily seek to maintain an average weighted maturity greater than five years.

     Miller Anderson invests the portfolio's assets in high yield securities, which are chosen based on its analysis of economic and industry trends to determine overall structure, sector allocation and desired maturity. Miller Anderson emphasizes securities of companies that it believes have strong industry positions and favorable outlooks for cash flow and asset values. Miller Anderson conducts a credit analysis on each security considered for investment to evaluate the security's potential return relative to its risk. In-depth financial analysis is used to uncover opportunities in undervalued issues. A high level of diversification is also maintained to limit credit exposure to individual issuers.

     The High Yield Trust may invest in mortgage-backed securities, including securities which represent pools of mortgage loans made by lenders such as commercial banks, savings and loan associations, mortgage bankers and others. The pools are assembled by various governmental, government-related and private organizations. The portfolio's primary emphasis will be in mortgage-backed securities issued by the various government-related organizations. However, the portfolio may invest in mortgage-backed securities issued by private issuers rated investment grade by Moody's or Standard & Poor's (or deemed by Miller Anderson to be of comparable investment quality). It is not anticipated that greater than 25% of the portfolio's assets will be invested in mortgage pools comprised of private organizations. See the discussion regarding mortgage-backed securities under "Other Risks of Investing" as well as "Investment
Policies -- Other Instruments" in the Statement of Additional Information for a more detailed description of these investments and of certain risks associated therewith.

     The High Yield Trust may invest in foreign bonds and other fixed income securities denominated in foreign currencies, where, in the opinion of Miller Anderson, the combination of current yield and currency value offer attractive expected returns. Foreign securities in which the portfolio may invest include emerging market securities. The subadviser may utilize futures, swaps and other derivatives in managing the portfolio.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in non-investment grade fixed income securities. The risks of investing in these types of securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest its assets in foreign securities including securities of companies in emerging markets. The risks of investing in foreign securities are set forth below under "Risks of Investing in Foreign Securities." Because the portfolio may invest up to 100% of its assets in foreign securities, which are generally riskier investments than U.S. securities, investing in this portfolio is riskier than investing in a portfolio that invests primarily in U.S. high yield fixed income securities.

 -- The portfolio may invest in mortgage-backed securities. Investing in mortgage-backed securities subjects the portfolio to prepayment risk. Prepayments of underlying mortgages result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the portfolio could make less money than expected or could lose money. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance(C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 6.79% (for the quarter ended 06/30/1997) and the lowest return was -6.52% (for the quarter ended 09/30/1998).

[PERFORMANCE GRAPH]

1997                                                           12.7%
1998                                                            2.8%
1999                                                              8%
2000                                                             -9%
2001                                                           -5.5%

                                                                One      Five      Life of     Date First
                                                                Year     Years    Portfolio    Available
 High Yield Trust Series I                                     -5.48%     N/A       1.48%      01/01/1997
 CSFB High Yield Bond Index(AB)                                11.85%     N/A       4.41%

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)For the prior fiscal year, the broad based index was the Salomon Brothers High Yield Markets Index. For the current fiscal year, the CSFB High Yield Bond Index is the broad based index. The change to the CSFB High Yield Bond Index was made to provide a more accurate comparison of performance.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Morgan Stanley Investment Management Inc. ("MSIM"), which does business in certain instances using the name "Miller Anderson", has its principal offices at 1221 Avenue of the Americas, New York, New York. MSIM conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. Morgan Stanley Dean Witter & Co. is the direct parent of MSIM. MSIM and its investment advisory affiliates managed approximately $415.9 billion in assets as of December 31, 2001.

     The Portfolio is managed by the Taxable Fixed Income Team. Current members of the team include Stephen F. Esser, Managing Director, Gordon W. Loery, Executive Director and Deanna L. Loughnane, Executive Director.

STRATEGIC BOND TRUST

SUBADVISER:  Salomon Brothers Asset Management Inc ("SaBAM"),

INVESTMENT OBJECTIVE:  To seek a high level of total return consistent with preservation of capital.

INVESTMENT STRATEGIES: SaBAM seeks to achieve this objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in fixed income securities.

     The portfolio's assets will be allocated among five sectors of the fixed income market listed below:

          (a) U.S. Government obligations,

          (b) investment grade domestic corporate fixed income securities,

          (c) high yield corporate fixed income securities,

          (d) mortgage-backed securities and

          (e) investment grade and high yield international fixed income securities. SaBAM will determine the amount of assets to be allocated to each type of security in which it invests based on its assessment of the maximum level of total return that can be achieved from a portfolio which is invested in these securities without incurring undue risks to principal value based on its analysis of current economic and market conditions and the relative risks and opportunities presented in these markets.

     In making this determination, SaBAM relies in part on quantitative analytical techniques that measure relative risks and opportunities of each type of security. SaBAM also relies on its own assessment of economic and market conditions both on a global and local (country) basis. SaBAM considers economic factors which include current and projected levels of growth and inflation, balance of payment status and monetary policy. The allocation of assets to international debt securities is further influenced by current and expected currency relationships and political and sovereign factors. The portfolio's assets may not always be allocated to the highest yielding securities if SaBAM believes that such investments would impair the portfolio's ability to preserve shareholder capital. SaBAM will continuously review this allocation of assets and make such adjustments as it deems appropriate. The portfolio does not plan to establish a minimum or a maximum percentage of the assets which it will invest in any particular type of fixed income security.

     SaBAM is an affiliate of Citigroup Inc. ("Citigroup"), and in making investment decisions is able to draw on the research and market expertise of Citigroup with respect to fixed income securities.

     The types and characteristics of the U.S. government obligations, mortgage-backed securities, investment grade corporate fixed income securities and investment grade international fixed income securities purchased by the Strategic Bond Trust are set forth in the discussion of investment objectives and policies for the Investment Quality Bond, U.S. Government Securities and Global Bond Trusts, and in the section entitled "Other Instruments" in the Statement of Additional Information. The types and characteristics of the money market securities purchased by the portfolio are set forth in the discussion of investment objectives of the Money Market Trust. Potential investors should review these other discussions in considering an investment in shares of the Strategic Bond Trust. The Strategic Bond Trust may invest without limitation in high yield domestic and foreign fixed income securities and up to 100% of the Strategic Bond Trust's assets may be invested in foreign securities. SaBAM has discretion to select the range of maturities of the various fixed income securities in which the portfolio invests. Such maturities may vary substantially from time to time depending on economic and market conditions.

     The high yield sovereign fixed income securities in which the Strategic Bond Trust may invest are U.S. dollar-denominated and non-dollar-denominated fixed income securities issued or guaranteed by governments or governmental entities of developing and emerging countries. SaBAM expects that these countries will consist primarily of those which have issued or have announced plans to issue Brady Bonds, but the portfolio is not limited to investing in the debt of such countries. Brady Bonds are debt securities issued under the framework of the Brady Plan.

     SaBAM intends to concentrate the portfolio's investments in sovereign debt in Latin American countries, including Mexico and Central and South American and Caribbean countries. SaBAM also expects to take advantage of additional opportunities for investment in the debt of North African countries (such as Nigeria and Morocco), Eastern European countries (such as Poland and Hungary), and Southeast Asian countries (such as the Philippines). Sovereign governments may include national, provincial, state, municipal or other foreign governments with authority to impose taxes. Governmental entities may include the agencies and instrumentalities of such governments, as well as state-owned enterprises.

     Although SaBAM does not anticipate investing in excess of 75% of the portfolio's assets in domestic and developing country fixed income securities that are rated below investment grade, the portfolio may invest a greater percentage in such securities when, in the opinion of the SaBAM, the yield available from such securities outweighs their additional risks. By investing a portion of the portfolio's assets in securities rated below investment grade, as well as through investments in mortgage-backed securities and international debt securities, as described below, SaBAM seeks to provide investors with a higher yield than a high-quality domestic corporate bond fund with less risk than a fund that invests principally in securities rated below investment grade. Certain of the debt securities in which the portfolio may invest may have, or be considered comparable to securities having, the lowest ratings for non-subordinated debt instruments assigned by Moody's or Standard & Poor's (i.e., rated "C" by Moody's or "CCC" or lower by Standard & Poor's).

     In light of the risks associated with investing in high yield corporate and sovereign debt securities, SaBAM considers various factors in evaluating the credit worthiness of an issue. These factors will typically include:

          CORPORATE DEBT SECURITIES                         SOVEREIGN DEBT INSTRUMENTS
------------------------------------------------------------------------------------------------
 --   issuer's financial resources                --   economic and political conditions within
 --   issuer's sensitivity to economic            the issuer's country
      conditions and trends                       --   issuer's external and overall amount of
 --   operating history of the issuer             debt, and its ability to pay principal and
 --   experience and track record of the               interest when due
      issuer's management                         --   issuer's access to capital markets and
                                                  other sources of funding
                                                  --   issuer's debt service payment history

     SaBAM also reviews the ratings, if any, assigned to a security by any recognized rating agencies, although its judgment as to the quality of a debt security may differ from that suggested by the rating published by a rating service. The Strategic Bond Trust's ability to achieve its investment objective may be more dependent on SaBAM's credit analysis than would be the case if it invested in higher quality debt securities.

Use of Hedging and Other Strategic Transactions
     The Strategic Bond Trust is currently authorized to use all of the various investment strategies referred to under "Hedging and Other Strategic Transactions." With the exception of currency transactions, however, it is not presently anticipated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio
 -- Whether the portfolio achieves its investment objective is significantly dependent on the ability of SaBAM to allocate the portfolio effectively among the different investment categories. If SaBAM does not correctly assess the returns that can be achieved from a particular category of assets, the returns for the portfolio could be volatile and the value of the portfolio may decline.
 -- The portfolio invests substantially all of its assets in fixed income securities, including a significant amount in non-investment grade fixed income securities. The risks of investing in fixed income securities is set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest up to 100% of its assets in foreign securities including securities of companies in emerging markets. Investing in foreign securities increases the risk of investing in the portfolio. However, the ability of the portfolio to spread its investments among the fixed income markets in a number of different countries may reduce the overall level of market risk of the portfolio to the extent it may reduce the portfolio's exposure to a single market. The risks of investing in foreign securities are set forth below under "Risks of Investing in Foreign Securities."
 -- The portfolio may invest in mortgage-backed securities. Investing in mortgage-backed securities subjects the portfolio to prepayment risk. Prepayments of underlying mortgages result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the value of the portfolio may decline. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 9.55% (for the quarter ended 06/30/1995) and the lowest return was -4.04% (for the quarter ended 03/31/1994).

[PERFORMANCE GRAPH]

1994                                                             -6%
1995                                                           19.2%
1996                                                           14.7%
1997                                                             11%
1998                                                            1.3%
1999                                                              2%
2000                                                            7.3%
2001                                                            6.2%

                                                                One     Five      Life of     Date First
                                                               Year     Years    Portfolio    Available
 Strategic Bond Trust Series I                                 6.24%    5.57%      7.08%      02/19/1993

 Lehman Brothers Aggregate                                     8.42%    7.43%      6.91%
 Bond Index(A)

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for this index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     SaBAM is a wholly-owned subsidiary of Citigroup. SaBAM was incorporated in 1987 and, together with affiliates in London, Frankfurt and Hong Kong, provides a full range of fixed income and equity investment advisory services for individual and institutional clients around the world, including European and Far East central banks, pension funds, endowments, insurance companies, and services as investment adviser to various investment companies. Citigroup is a diversified financial services company engaged in investment services, asset management, consumer finance and insurance services. As of December 31, 2001, SaBAM and its worldwide investment advisory affiliates manage approximately $31.5 billion in assets. SaBAM's business offices are located at 388 Greenwich Street, New York, NY 10013.

     In connection with SaBAM's service as Subadviser to the Strategic Bond Trust, SaBAM's London-based affiliate, Salomon Brothers Asset Management Limited ("SaBAM Limited"), whose business address is Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB, England, provides certain advisory services to SaBAM with regard to currency transactions and investments in non-dollar denominated debt securities for the benefit of the Strategic Bond Trust. SaBAM Limited is compensated by SaBAM at no additional expense to the Strategic Bond Trust. SaBAM Limited is a subsidiary of Salomon Smith Barney Holdings Inc, which is in turn a subsidiary of Citigroup. SaBAM Limited is a member of the Investment Management Regulatory Organization Limited in the United Kingdom and is registered as an investment adviser in the United States pursuant to the Investment Advisers Act of 1940, as amended.

     The Portfolio Manager is:

      -- Roger Lavan (since February, 1993). Mr. Lavan joined SaBAM in 1990 and is a Managing Director in the fixed income department. He is a Portfolio Manager responsible for SaBAM's investment company and institutional portfolios which invest primarily in mortgage-backed and U.S. government debt securities. He is a Chartered Financial Analyst.

     Assisted by:

      -- David Scott (since January, 1995). Mr. Scott is Managing Director and a Senior Portfolio Manager with SaBAM Limited in London with primary responsibility for managing long-term global bond portfolios. He also plays an integral role in developing strategy. Mr. Scott manages currency transactions and investments in non-dollar denominated securities for the Strategic Bond Trust.

      -- Peter Wilby (since February, 1993). Mr. Wilby, who joined SaBAM in 1989, is a Managing Director and Senior Portfolio Manager responsible for investment company and institutional portfolio investments in high yield U.S. corporate debt securities and high yield foreign sovereign debt securities. He is a Chartered Financial Analyst and a Certified Public Accountant.

GLOBAL BOND TRUST

SUBADVISER:  Pacific Investment Management Company LLC ("PIMCO")

INVESTMENT OBJECTIVE:   To seek to realize maximum total return, consistent with
                        preservation of capital and prudent investment management.

INVESTMENT STRATEGIES:  PIMCO seeks to achieve this investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in fixed income securities. These fixed income securities include fixed income securities denominated in major foreign currencies and in U.S. dollars. The portfolio may also invest in baskets of foreign currencies (such as the euro), and the U.S. dollar.

     These securities may be represented by futures contracts (including related options) with respect to such securities, and options on such securities, when PIMCO deems it appropriate to do so. Depending on PIMCO's current opinion as to the proper allocation of assets among domestic and foreign issuers, investments in the securities of issuers located outside the United States will normally vary between 25% and 75% of the portfolio's assets. The portfolio may invest up to 10% of its assets in fixed income securities that are rated below investment grade but rated "B" or higher by Moody's or Standard & Poor's (or, if unrated, determined by PIMCO to be of comparable quality). The average portfolio duration of the Global Bond Trust will normally vary within a three to seven year time frame. (Duration is a measure of the expected life of a fixed income security on a present value basis.)

     In selecting securities for the portfolio, PIMCO utilizes economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting, and other security selection techniques. The proportion of the Global Bond Trust's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on PIMCO's outlook for the U.S. and foreign economies, the financial markets, and other factors.

     The types of fixed income securities in which the Global Bond Trust may invest include the following securities which unless otherwise noted may be issued by domestic or foreign issuers and may be denominated in U.S. dollars or foreign currencies:

      -- securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;
      -- corporate debt securities, including convertible securities and corporate commercial paper;
      --   mortgage-backed and other asset-backed securities;
      --   inflation-indexed bonds issued by both governments and corporations;
      --   structured notes, including hybrid or "indexed" securities,
      --   catastrophe bonds;
      --   loan participations;
      --   delayed funding loan and revolving credit facilities;
      -- bank certificates of deposit, fixed time deposits and bankers' acceptances;
      -- debt securities issued by states or local governments and their agencies, authorities and other instrumentalities;
      --   repurchase agreements and reverse repurchase agreements;
      -- obligations of foreign governments or their subdivisions, agencies and instrumentalities; and
      --   obligations of international agencies or supranational entities.

     Fixed-income securities may have fixed, variable, or floating rates of interest, including rates of interest that vary inversely at a multiple of a designated or floating rate, or that vary according to change in relative values of currencies.

Use of Hedging and Other Strategic Transactions
     Global Bond Trust may:

      -- purchase and sell options on domestic and foreign securities, securities indexes and currencies,
      --   purchase and sell futures and options on futures,
      --   purchase and sell currency or securities on a forward basis,
      -- enter into interest rate, index, equity and currency rate swap agreements.

     The Global Bond Trust may use the above-mentioned strategies to obtain market exposure to the securities in which the portfolio primarily invests and to hedge currency risk. See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in foreign fixed income securities. The risks of investing in fixed income securities and in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio is non-diversified. The definition of a non-diversified portfolio and the risks associated with such a portfolio are set forth below under "Risk of Investing in Certain Types of Securities."

Performance(A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 8.17% (for the quarter ended 09/30/2001) and the lowest return was -4.81% (for the quarter ended 03/31/1999).

[PERFORMANCE GRAPH]

1992                                                            2.3%
1993                                                             19%
1994                                                           -5.8%
1995                                                           23.2%
1996                                                             13%
1997                                                              3%
1998                                                            7.6%
1999                                                           -6.7%
2000                                                            1.7%
2001                                                            0.5%

                                                                One      Five      Ten     Date First
                                                                Year     Years    Years    Available
 Global Bond Trust Series I                                     0.53%    1.11%    5.37%    03/18/1988

 JP Morgan Global Unhedged                                     -0.80%    2.42%    5.25%
 Bond Index

(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     PIMCO, located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660 serves as sub-advisor to the Trust portfolios listed above. PIMCO is an investment counseling firm founded in 1971. PIMCO is a Delaware limited liability company and is a subsidiary of Allianz Dresdner Asset Management of America L.P., formerly PIMCO Advisors L.P. ("ADAM LP"). ADAM LP was organized as a limited partnership under Delaware law in 1987. ADAM LP's sole general partner is Allianz-PacLife Partners LLC. Allianz-PacLife Partners LLC is a Delaware limited company with two members, ADAM U.S. Holding LLC, a Delaware limited liability company and Pacific Asset Management LLC, a Delaware limited liability company. ADAM U.S. Holding LLC's sole member is Allianz Dresdner Asset Management of America LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Allianz of America, Inc., which is wholly owned by Allianz AG. Pacific Asset Management LLC is a wholly-owned subsidiary of Pacific Life Insurance Company, which is a wholly-owned subsidiary of Pacific Mutual Holding Company. Allianz A.G. indirectly holds a controlling interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company owns an indirect minority equity interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company is a California-based insurance company. Allianz AG is a European-based, multinational insurance and financial services holding company.

     PIMCO is located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. PIMCO had approximately $241.3 billion of assets under management as of December 31, 2001.

     The Portfolio Manager is:

      -- Michael R. Asay (since May, 2001). Dr. Asay is a Senior Vice President and a Portfolio Manager at PIMCO. Dr. Asay joined PIMCO in 1999. Prior to joining PIMCO he was associated with the fixed income divisions of Goldman Sachs and Co. where he developed fixed income trading strategy and quantitative analytics for the Asian and European markets. Dr. Asay holds a Ph.D. in Financial Economics from the University of Southern California.

TOTAL RETURN TRUST

SUBADVISER:  Pacific Investment Management Company LLC ("PIMCO"),

INVESTMENT OBJECTIVE:   To seek to realize maximum total return, consistent with
                        preservation of capital and prudent investment management.

INVESTMENT STRATEGIES:  The portfolio invests, under normal market conditions, at least 65% of the portfolio's assets in a diversified portfolio of fixed income securities of varying maturities. The average portfolio duration of the Total Return Trust will normally vary within a three to six year time frame based on PIMCO's forecast for interest rates. (Duration is a measure of the expected life of a fixed income security on a present value basis.)

     The portfolio may invest up to 10% of its assets in fixed income securities that are rated below investment grade but rated "B" or higher by Moody's or Standard & Poor's (or if unrated, determined by PIMCO to be of comparable quality). The portfolio may also invest up to 20% of its assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. Portfolio holdings will be concentrated in areas of the bond market (based on quality, sector, coupon or maturity) which PIMCO believes to be relatively undervalued.

     In selecting securities for the portfolio, PIMCO utilizes economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting, and other security selection techniques. The proportion of the Total Return Trust's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on PIMCO's outlook for the U.S. and foreign economies, the financial markets, and other factors.

     The types of fixed income securities in which the Total Return Trust may invest include the following securities which unless otherwise noted may be issued by domestic or foreign issuers and may be denominated in U.S. dollars or foreign currencies:

      -- securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;
      -- corporate debt securities, including convertible securities and corporate commercial paper;
      --   mortgage-backed and other asset-backed securities;
      --   inflation-indexed bonds issued by both governments and corporations;
      --   structured notes, including hybrid or "indexed" securities,
      --   catastrophe bonds;
      --   loan participations;
      --   delayed funding loan and revolving credit facilities;
      -- bank certificates of deposit, fixed time deposits and bankers' acceptances;
      -- debt securities issued by states or local governments and their agencies, authorities and other instrumentalities;
      --   repurchase agreements and reverse repurchase agreements;
      -- obligations of foreign governments or their subdivisions, agencies and instrumentalities; and
      --   obligations of international agencies or supranational entities.

     Fixed-income securities may have fixed, variable, or floating rates of interest, including rates of interest that vary inversely at a multiple of a designated or floating rate, or that vary according to change in relative values of currencies.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Total Return Trust may invest all or a portion of its assets in repurchase agreements, cash and cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions
     Total Return Trust may:

      -- purchase and sell options on domestic and foreign securities, securities indexes and currencies,
      --   purchase and sell futures and options on futures,
      --   purchase and sell currency or securities on a forward basis,
      -- enter into interest rate, index, equity and currency rate swap agreements.

     The Total Return Trust may use the above-mentioned strategies to obtain market exposure to the securities in which the portfolio primarily invests and to hedge currency risk. As a non-fundamental operating policy, PIMCO intends to use foreign currency-related strategic transactions in an effort to hedge foreign currency risk with respect to at least 75% of the assets of the portfolio denominated in currencies other than the U.S. dollar. See "Hedging and Other Strategic Transactions" for further information on these investment strategies.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in fixed income securities. The risks of investing in fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may also invest in foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 6.43% (for the quarter ended 09/30/2001) and the lowest return was -0.50% (for the quarter ended 06/30/2001).

[PERFORMANCE GRAPH]

2000                                                           10.5%
2001                                                            8.3%

                                                                One     Five      Life of     Date First
                                                               Year     Years    Portfolio    Available
 Total Return Trust Series I                                   8.28%     N/A       6.69%      05/01/1999

 Lehman Brothers Aggregate                                     8.42%     N/A       7.16%
 Bond Index(A)

(A)The return for the index under "Life of Portfolio" is calculated from the month end closest to the inception date of the portfolio since information for the index is only provided as of a month end.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     PIMCO, located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660 serves as sub-advisor to the Trust portfolios listed above. PIMCO is an investment counseling firm founded in 1971. PIMCO is a Delaware limited liability company and is a subsidiary of Allianz Dresdner Asset Management of America L.P., formerly PIMCO Advisors L.P. ("ADAM LP"). ADAM LP was organized as a limited partnership under Delaware law in 1987. ADAM LP's sole general partner is Allianz-PacLife Partners LLC. Allianz-PacLife Partners LLC is a Delaware limited company with two members, ADAM U.S. Holding LLC, a Delaware limited liability company and Pacific Asset Management LLC, a Delaware limited liability company. ADAM U.S. Holding LLC's sole member is Allianz Dresdner Asset Management of America LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Allianz of America, Inc., which is wholly owned by Allianz AG. Pacific Asset Management LLC is a wholly-owned subsidiary of Pacific Life Insurance Company, which is a wholly-owned subsidiary of Pacific Mutual Holding Company. Allianz A.G. indirectly holds a controlling interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company owns an indirect minority equity interest in Allianz Dresdner Asset Management of America L.P. Pacific Life Insurance Company is a California-based insurance company. Allianz AG is a European-based, multinational insurance and financial services holding company.

     PIMCO is located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. PIMCO had approximately $241.3 billion of assets under management as of December 31, 2001.

     The Portfolio Manager is:

      -- William H. Gross (since May, 1999). Mr. Gross is a Managing Director, Chief Investment Officer and founding partner of PIMCO. He is also a Chartered Financial Analyst.

INVESTMENT QUALITY BOND TRUST

SUBADVISER:  Wellington Management Company, LLP ("Wellington Management")

INVESTMENT OBJECTIVE:   To provide a high level of current income consistent
                        with the maintenance of principal and liquidity.

INVESTMENT STRATEGIES:  Wellington Management seeks to achieve the portfolio's objective by investing, under normal market conditions, at least 80% of the portfolio's net assets(plus any borrowings for investment purposes) in investment grade bonds. The portfolio will invest primarily in corporate bonds and U.S. government bonds with intermediate to longer term maturities.

     Wellington Management's investment decisions derive from a three-pronged analysis, including:

      --   sector analysis,
      --   credit research, and
      --   call protection.

     Sector analysis focuses on the differences in yields among security types, issuers, and industry sectors. Credit research focuses on both quantitative and qualitative criteria established by Wellington Management, such as call protection (payment guarantees), an issuer's industry, operating and financial profiles, business strategy, management quality, and projected financial and business conditions. Individual purchase and sale decisions are made on the basis of relative value and the contribution of a security to the desired characteristics of the overall portfolio. Factors considered include:

      --   relative valuation of available alternatives,
      --   impact on portfolio yield, quality and liquidity, and
      --   impact on portfolio maturity and sector weights.

     Wellington Management attempts to maintain a high, steady and possibly growing income stream.

     At least 80% of the Investment Quality Bond Trust's assets are invested in bonds and debentures, including:

      -- marketable investment grade debt securities of U.S. and foreign issuers (payable in U.S. dollars) rated at the time of purchase "Baa" or higher by Moody's or "BBB" or higher by Standard & Poor's (or, if unrated, of comparable quality as determined by Wellington Management);
      -- securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities, including mortgage-backed securities (described below under "Other Risks of Investing"); and
      -- cash and cash equivalent securities which are authorized for purchase by the Money Market Trust.

     The balance (no more than 20%) of the Investment Quality Bond Trust's assets may be invested in:

      -- U.S. and foreign debt securities rated below "Baa" or "BBB" by Standard & Poor's (and unrated securities of comparable quality as determined by Wellington Management),
      --   preferred stocks,
      -- convertible securities (including those issued in the Euromarket), and
      -- securities carrying warrants to purchase equity securities, privately placed debt securities, asset-backed securities and privately issued and commercial mortgage-backed securities.

     In pursuing its investment objective, the Investment Quality Bond Trust may invest up to 20% of its assets in U.S. and foreign high yield (high risk) corporate and government debt securities (commonly known as "junk bonds"). These instruments are rated "Ba" or below by Moody's or "BB" or below by Standard & Poor's (or, if unrated, are deemed of comparable quality as determined by Wellington Management). The high yield sovereign debt securities in which the portfolio will invest are described above under "Strategic Bond Trust." No minimum rating standard is required for a purchase of high yield securities by the portfolio. While the Investment Quality Bond Trust may only invest up to 20% of its assets in securities rated in these rating categories at the time of investment, it is not required to dispose of bonds that may be downgraded after purchase, even though such downgrade may cause the portfolio to exceed this 20% maximum.

     The risks of investing in foreign securities are set forth above under "Risks of Investing in Certain Types of Securities." Since the portfolio will, at most, invest 20% of its assets in foreign securities, the risks associated with foreign securities will not affect the portfolio as much as a portfolio that invests more of its assets in foreign securities.

Special Risks
     The Investment Quality Bond Trust will be subject to certain risks as a result of its ability to invest up to 20% in foreign securities. The principal risks of investing in the Investment Quality Bond Trust are described in the "Risk/Return Summary" in the beginning of this Prospectus.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests substantially all of its assets in fixed income securities, including non-investment grade fixed income securities. Because the portfolio invests in fixed income securities with intermediate to longer-term maturities, the portfolio will be more sensitive to interest rate changes than a portfolio that invests in fixed income securities with shorter maturities. The risks of investing in these types of securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, C)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 6.50% (for the quarter ended 06/30/1995) and the lowest return was -4.04% (for the quarter ended 03/31/1994).

[PERFORMANCE GRAPH]

1992                                                            7.2%
1993                                                             10%
1994                                                           -4.6%
1995                                                           19.5%
1996                                                            2.6%
1997                                                            9.8%
1998                                                            8.7%
1999                                                           -1.8%
2000                                                            9.4%
2001                                                            7.3%

                                                                One    Five     Life of    Date First
                                                               Year    Years   Portfolio   Available
 Investment Quality Bond Trust Series I                        7.33%   6.59%     6.61%     06/18/1985
 Lehman Brothers Aggregate Bond Index                          8.42%   7.43%     7.23%
 Customized Benchmark(B)                                       8.82%   7.32%     7.41%

(A)Effective April 23, 1991, the portfolio changed its subadviser and investment objective. Performance reflects results prior to these changes.
(B)The Customized Benchmark is comprised of 50% of the return of the Lehman Brothers Government Bond Index and 50% of the return of the Lehman Brothers Credit Bond Index. The Customized Benchmark was prepared by the Adviser using Ibbotson Associates Software and Data.
(C)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     Wellington Management Company, LLP, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal business offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928. As of December 31, 2001, Wellington Management had investment management authority with respect to approximately $311.4 billion of client assets. The managing partners of Wellington Management are Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan.

     The Portfolio Manager is:

      -- Thomas L. Pappas (since March, 1994). Mr. Pappas, Senior Vice President of Wellington Management, has been a portfolio manager with Wellington Management since 1987. He is a Chartered Financial Analyst.

DIVERSIFIED BOND TRUST

SUBADVISER:  Capital Guardian Trust Company ("CGTC"),

INVESTMENT OBJECTIVE:   To seek high total return as is consistent with the
                        conservation of capital.

INVESTMENT STRATEGIES:  The portfolio invests its assets in fixed income securities

     CGTC seeks to achieve this investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in fixed income securities. Securities that the portfolio may invest in include one or a combination of the following categories:

      -- fixed income securities rated at the time of purchase "Baa" or better by Moody's or "BBB" or better by Standard & Poor's or fixed income securities not rated by Moody's or Standard & Poor's deemed by CGTC to be of equivalent investment quality;
      -- up to 20% of the portfolio's assets in Eurodollar fixed income securities;
      -- securities issued or guaranteed by the U.S. Government, the Canadian Government or its Provinces, or their respective agencies and instrumentalities;
      -- interest bearing short-term investments, such as commercial paper, bankers' acceptances, bank certificates of deposit and other cash equivalents, and cash.

     The remaining 20% of the portfolio's assets may be invested in other fixed income securities, including securities rated below investment grade ratings described above. Fixed-income securities may include ADRs, Yankee Bonds and Eurodollar instruments which are U.S. dollar denominated.

     All portfolio investment percentages described above are measured at the time of purchase of a security for the portfolio

Use of Hedging and Other Strategic Transactions
     The Diversified Bond Trust is currently authorized to use all of the investment strategies referred to under "Hedging and Other Strategic Transactions." However, it is not presently contemplated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests in fixed income securities, including those rated below investment grade. The risks of investing in these types of securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 6.09% (for the quarter ended 03/31/1991) and the lowest return was -2.49% (for the quarter ended 03/31/1994).

[PERFORMANCE GRAPH]

1992                                                            7.4%
1993                                                              9%
1994                                                           -1.8%
1995                                                           18.1%
1996                                                              7%
1997                                                           11.4%
1998                                                           10.7%
1999                                                            0.7%
2000                                                           10.3%
2001                                                            7.1%

                                                                One     Five      Ten     Date First
                                                               Year     Years    Years    Available
 Diversified Bond Trust Series I                               7.09%    7.97%    7.86%    08/03/1989

 Salomon Brothers Broad Investment                             8.52%    7.44%    7.28%
  Grade Bond Index(B)


(A)Effective May 1, 1999, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     CGTC is located at 333 South Hope Street, Los Angeles, California 90071. CGTC is a wholly-owned subsidiary of Capital Group International, Inc. which itself is a wholly-owned subsidiary of The Capital Group Companies, Inc. CGTC has been providing investment management services since 1968 and manages approximately $120.1 billion of assets as of December 31, 2001.

     The Portfolio Managers are:

      -- James R. Mulally (since May, 1999). Mr. Mulally is Senior Vice President, a Director, and Chairman of the Fixed Income Investment Sub-Committee for CGTC. He joined the Capital Group organization in 1980.

      -- John W. Ressner (since May, 1999). Mr. Ressner is Executive Vice President, Fixed Income Research Director, member of the Management Committee for Capital International Research Inc. He joined the Capital Group organization in 1988.

      -- Michael D. Locke (since December 2001). Mr. Locke is Vice President of Capital Research Company with portfolio specialist and research responsibilities for mortgage- and asset-backed securities and derivatives. He joined the Capital Group organization in 1996.

      -- Christine C. Cronin (since December 2001). Ms. Cronin is a Vice President of Capital Research Company with portfolio specialist responsibility for investment grade corporate bonds, and research responsibility for the airline, cruise, food, and financial services industries. She joined the Capital Group organization in 1997.

     A portion of the portfolio is managed by individual members of the research team.

U.S. GOVERNMENT SECURITIES TRUST

SUBADVISER:  Salomon Brothers Asset Management Inc ("SaBAM")

INVESTMENT OBJECTIVE:   To obtain a high level of current income consistent with
                        preservation of capital and maintenance of liquidity.

INVESTMENT STRATEGIES:  The portfolio invests a substantial portion of its assets in debt obligations and mortgage-backed securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and derivative securities such as collateralized mortgage obligations backed by such securities. The portfolio may also invest a portion of its assets in the types of securities in which the Investment Quality Bond Trust may invest.

     SaBAM seeks to attain this objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in debt obligations and mortgage-backed securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and derivative securities including:

      -- mortgage-backed securities guaranteed by the Government National Mortgage Association that are supported by the full faith and credit of the U.S. government and which are the "modified pass-through" type of mortgage-backed security ("GNMA Certificates"). Such securities entitle the holder to receive all interest and principal payments due whether or not payments are actually made on the underlying mortgages;
      -- U.S. Treasury obligations (including repurchase agreements collateralized by U.S. Treasury obligations);
      -- obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government which are backed by their own credit and may not be backed by the full faith and credit of the U.S. Government (including repurchase agreements collateralized by these obligations);
      -- mortgage-backed securities guaranteed by agencies or instrumentalities of the U.S. Government which are supported by their own credit but not the full faith and credit of the U.S. Government, such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association; and
      -- collateralized mortgage obligations issued by private issuers for which the underlying mortgage-backed securities serving as collateral are backed (i) by the credit alone of the U.S. Government agency or instrumentality which issues or guarantees the mortgage-backed securities, or (ii) by the full faith and credit of the U.S. Government.

     The U.S. Government Securities Trust must comply with diversification requirements established pursuant to the Code for investments of separate accounts funding contracts. Under these requirements, the value of the assets of the portfolio are subject to the following restrictions:

      -- no more than 55% of the value of the portfolio's assets may be represented by any one investment;
      -- no more than 70% of the value of the portfolio's assets may be represented by any two investments;
      -- no more than 80% of the value of the portfolio's assets may be represented by any three investments; and
      -- no more than 90% of the value of the portfolio's assets may be represented by any four investments.

     To determine the portfolio's compliance with the requirements above, all securities of the same issuer are treated as a single investment and each U.S. Government agency or instrumentality is treated as a separate issuer. As a result of these requirements, the U.S. Government Securities Trust may not invest more than 55% of the value of its assets in GNMA Certificates or in securities issued or guaranteed by any other single U.S. Government agency or instrumentality.

Mortgage-Backed Securities
     See "Other Risks of Investing" for a description of mortgage-backed securities and the risks associated with investing in them.

Use of Hedging and Other Strategic Transactions
     The U.S. Government Securities Trust is currently authorized to use only certain of the various investment strategies referred to under "Hedging and Other Strategic Transactions." Specifically, the U.S. Government Securities Trust may:

      -- write covered call options and put options on securities and purchase call and put options on securities,
      -- write covered call and put options on securities indices and purchase call and put options on securities indices,
      --   enter into futures contracts on financial instruments and indices,
           and
      --   write and purchase put and call options on such futures contracts.

     It is not presently anticipated that any of these strategies will be used to a significant degree by the portfolio.

Principal Risks of Investing in this Portfolio
 -- While the portfolio invests a substantial portion of its assets in securities which are guaranteed as to principal and interest by the U.S. Government or one of its agencies or instrumentalities, the market value of the portfolio could still decline due to interest rate changes. When interest rates decline, the market value of the portion of the portfolio invested at higher yields can be expected to rise. Conversely, when interest rates rise, the market value of a portfolio invested at lower yields can be expected to decline. Fixed-income securities with longer maturities are generally more sensitive to interest rate changes than those with shorter maturities.
 -- Investing in mortgage backed securities subjects the portfolio to prepayment risk. Prepayment of underlying mortgages result in a loss of anticipated interest payments and all or part of any premium paid for the security. Therefore, the portfolio could make less money than expected or could lose money. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates.

Performance(A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 5.40% (for the quarter ended 06/30/1995) and the lowest return was -2.02% (for the quarter ended 03/31/1992).

[PERFORMANCE GRAPH]

1992                                                            6.2%
1993                                                            7.6%
1994                                                           -1.2%
1995                                                           15.6%
1996                                                            3.4%
1997                                                            8.5%
1998                                                            7.5%
1999                                                           -0.2%
2000                                                           10.9%
2001                                                              7%

                                                                One    Five     Ten    Date First
                                                               Year    Years   Years   Available
 U.S. Government Securities Trust Series I                     7.03%   6.66%   6.41%   03/18/1988
 Salomon Brothers 1-10 Year Treasury Index                     8.12%   6.99%   6.61%

(A)Effective December 13, 1991, the portfolio changed its subadviser and its investment objective. Performance reflects results prior to these changes.
(B)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

SUBADVISER AND PORTFOLIO MANAGERS
     SaBAM is a wholly-owned subsidiary of Citigroup Inc. (Citigroup). SaBAM was incorporated in 1987 and, together with affiliates in London, Frankfurt and Hong Kong, provides a full range of fixed income and equity investment advisory services for individual and institutional clients around the world, including European and Far East central banks, pension funds, endowments, insurance companies, and services as investment adviser to various investment companies. Citigroup is a diversified financial services company engaged in investment services, asset management, consumer finance and insurance services. As of December 31, 2001, SaBAM and its worldwide investment advisory affiliates manage approximately $31.5 billion in assets. SaBAM's business offices are located at 388 Greenwich Street, New York, NY 10013.

     In connection with SaBAM's service as Subadviser to the Strategic Bond Trust, SaBAM's London-based affiliate, Salomon Brothers Asset Management Limited ("SaBAM Limited"), whose business address is Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB, England, provides certain advisory services to SaBAM with regard to currency transactions and investments in non-dollar denominated debt securities for the benefit of the Strategic Bond Trust. SaBAM Limited is compensated by SaBAM at no additional expense to the Strategic Bond Trust. SaBAM Limited is a subsidiary of Salomon Smith Barney Holdings Inc, which is in turn a subsidiary of Citigroup. SaBAM Limited is a member of the Investment Management Regulatory Organization Limited in the United Kingdom and is registered as an investment adviser in the United States pursuant to the Investment Advisers Act of 1940, as amended.

     The Portfolio Manager is:

      -- Roger Lavan (since February, 1993). Mr. Lavan joined SaBAM in 1990 and is a Managing Director in the fixed income department. He is a Portfolio Manager responsible for SaBAM's investment company and institutional portfolios which invest primarily in mortgage-backed and U.S. government debt securities. He is a Chartered Financial Analyst.

     Assisted by:

      -- David Scott (since January, 1995). Mr. Scott is Managing Director and a Senior Portfolio Manager with SaBAM Limited in London with primary responsibility for managing long-term global bond portfolios. He also plays an integral role in developing strategy. Mr. Scott manages currency transactions and investments in non-dollar denominated securities for the Strategic Bond Trust.

      -- Peter Wilby (since February, 1993). Mr. Wilby, who joined SaBAM in 1989, is a Managing Director and Senior Portfolio Manager responsible for investment company and institutional portfolio investments in high yield U.S. corporate debt securities and high yield foreign sovereign debt securities. He is a Chartered Financial Analyst and a Certified Public Accountant.

MONEY MARKET TRUST

SUBADVISER:  Manufacturers Adviser Corporation ("MAC")

INVESTMENT OBJECTIVE:  To obtain maximum current income consistent with preservation of principal and liquidity.

INVESTMENT STRATEGIES: The portfolio invests in high quality, U.S. dollar denominated money market instruments.

     MAC may invest the portfolio's assets in high quality, U.S. dollar denominated money market instruments of the following types:

      -- obligations issued or guaranteed as to principal and interest by the U.S. Government, or any agency or authority controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by Congress ("U.S. Government Securities"), or obligations of foreign governments including those issued or guaranteed as to principal or interest by the Government of Canada, the government of any province of Canada, or any Canadian or provincial Crown agency (any foreign obligation acquired by the portfolio must be payable in U.S. dollars);
      -- certificates of deposit, bank notes, time deposits, Eurodollars, Yankee obligations and bankers' acceptances of U.S. banks, foreign branches of U.S. banks, foreign banks and U.S. savings and loan associations which at the date of investment have capital, surplus and undivided profits as of the date of their most recent published financial statements in excess of $100,000,000 (or less than $100,000,000 if the principal amount of such bank obligations is insured by the Federal Deposit Insurance Corporation or the Saving Association Insurance Fund);
      -- commercial paper which at the date of investment is rated (or guaranteed by a company whose commercial paper is rated) within the two highest rating categories by any NRSRO (such as "P-1" or "P-2" by Moody's or "A-1" or "A-2" by Standard & Poor's) or, if not rated, is issued by a company which MAC acting pursuant to guidelines established by the Trust's Board of Trustees, has determined to be of minimal credit risk and comparable quality;
      -- corporate obligations maturing in 397 days or less which at the date of investment are rated within the two highest rating categories by any NRSRO (such as "Aa" or higher by Moody's or "AA" or higher by Standard & Poor's);
      -- short-term obligations issued by state and local governmental issuers;
      -- securities that have been structured to be eligible money market instruments such as participation interests in special purpose trusts that meet the quality and maturity requirements in whole or in part due to features for credit enhancement or for shortening effective maturity; and
      -- repurchase agreements with respect to any of the foregoing obligations.

     Commercial paper may include variable amount master demand notes, which are obligations that permit investment of fluctuating amounts at varying rates of interest. Such notes are direct lending arrangements between the Money Market Trust and the note issuer. MAC monitors the creditworthiness of the note issuer and its earning power and cash flow. MAC will also consider situations in which all holders of such notes would redeem at the same time. Variable amount master demand notes are redeemable on demand.

     All of the Money Market Trust's investments will mature in 397 days or less and the portfolio maintains a dollar-weighted average portfolio maturity of 90 days or less. By limiting the maturity of its investments, the Money Market Trust seeks to lessen the changes in the value of its assets caused by fluctuations in short-term interest rates. In addition, the Money Market Trust invests only in securities which the Trust's Board of Trustees determine to present minimal credit risks and which at the time of purchase are "eligible securities" as defined by Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Money Market Trust also intends to maintain, to the extent practicable, a constant per share net asset value of $10.00. There is no assurance that the portfolio will be able to do so.

     The Money Market Trust may invest up to 20% of its assets in any of the U.S. dollar denominated foreign securities described above. The Money market Trust is not authorized to enter into mortgage dollar rolls or warrants.

Use of Hedging and Other Strategic Transactions
     The Money Market Trust is not authorized to use any of the various investment strategies referred to under "Hedging and Other Strategic Transactions."

Principal Risks of Investing in this Portfolio
 -- An investment in the Money Market Trust is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of a shareholder's investment at $10.00 per share, it is possible to lose money by investing in this portfolio. For example, the portfolio could lose money if a security purchased by the portfolio is downgraded and the portfolio must sell the security at less than the cost of the security.
 -- The portfolio may invest up to 20% of its assets in U.S. dollar denominated foreign securities which increases the risk of investing in the portfolio as described below under "Risks of Investing in Certain Types of Securities." Since the portfolio only invests in U.S. dollar denominated securities, it will not be subject to the exchange rate risks described in this section.

Performance(A)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return was 1.52% (for the quarter ended 12/31/2000) and the lowest return was 0.49% (for the quarter ended 12/31/2001).

[PERFORMANCE GRAPH]

1992                                                            3.4%
1993                                                            2.7%
1994                                                            3.8%
1995                                                            5.6%
1996                                                            5.1%
1997                                                            5.2%
1998                                                              5%
1999                                                            4.6%
2000                                                            5.9%
2001                                                            3.6%

                                                                One     Five      Ten     Date First
                                                               Year     Years    Years    Available
 Money Market Trust Series I                                   3.59%    4.86%    4.48%    06/18/1985
 Salomon Brothers U.S. 90 Day T-Bill                           4.09%    5.02%    4.70%

(A)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.

     The 7 day yield of the Money Market Trust as of December 31, 2000 was
5.92%.

SUBADVISER AND PORTFOLIO MANAGERS
     MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios listed above. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $ billion of assets under management.

THE INDEX TRUSTS

     There are five Index Trusts - International Index, Small Cap Index, Mid Cap Index, Total Stock Market Index, and 500 Index (the "Index Trusts") - each with its own investment objective and policy. The Index Trusts differ from the actively managed portfolios described in this prospectus. Actively managed portfolios seek to outperform their respective indices through research and analysis. Over time, their performance may differ significantly from their respective indices. Index portfolios, however, seek to mirror the performance of their target indices, minimizing performance differences over time.

     An index is an unmanaged group of securities whose overall performance is used as an investment benchmark. Indices may track broad investment markets, such as the global equity market, or more narrow investment markets, such as the U.S. small cap equity market. Each Index Trust attempts to match the performance of a particular index by: (a) holding all, or a representative sample, of the securities that comprise the index and/or (b) by holding securities (which may or may not be included in the index) that MAC believes as a group will behave in a manner similar to the index. However, an index portfolio has operating expenses and transaction costs, while a market index does not. Therefore, an Index Trust, while it attempts to track its target index closely, typically will be unable to match the performance of the index exactly.

-----------------------------------------------------------------------------------------------------------
     PORTFOLIO                  INVESTMENT OBJECTIVE                        INVESTMENT STRATEGY*
-----------------------------------------------------------------------------------------------------------
Small Cap Index      To seek to approximate the aggregate total  Invests, under normal market conditions, return of a small cap U.S. domestic equity  at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 Russell 2000 Index and (b) securities
                                                                 (which may or may not be included in the
                                                                 Russell 2000 Index) that MAC believes as a
                                                                 group will behave in a manner similar to
                                                                 the index.
International Index  To seek to approximate the aggregate total  Invests, under normal market conditions,
                     return of a foreign equity market index     at least 80% of its net assets (plus any
                                                                 borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 MSCI EAFE Index and (b) securities (which
                                                                 may or may not be included in the MSCI
                                                                 EAFE Index) that MAC believes as a group
                                                                 will behave in a manner similar to the
                                                                 index.
Mid Cap Index        To seek to approximate the aggregate total  Invests, under normal market conditions,
                     return of a mid cap U.S. domestic equity    at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 S&P 400 Index and (b) securities (which
                                                                 may or may not be included in the S&P 400
                                                                 Index) that MAC believes as a group will
                                                                 behave in a manner similar to the index.
Total Stock Market   To seek to approximate the aggregate total  Invests, under normal market conditions,
  Index              return of a broad U.S. domestic equity      at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 Wilshire 5000 Index and (b) securities
                                                                 (which may or may not be included in the
                                                                 Wilshire 5000 Index) that MAC believes as
                                                                 a group will behave in a manner similar to
                                                                 the index.

-----------------------------------------------------------------------------------------------------------
     PORTFOLIO                  INVESTMENT OBJECTIVE                        INVESTMENT STRATEGY*
-----------------------------------------------------------------------------------------------------------
500 Index            To seek to approximate the aggregate total  Invests, under normal market conditions,
                     return of a broad U.S. domestic equity      at least 80% of its net assets (plus any
                     market index                                borrowings for investment purposes) in (a)
                                                                 the common stocks that are included in the
                                                                 S&P 500 Index and (b) securities (which
                                                                 may or may not be included in the S&P 500
                                                                 Index) that MAC believes as a group will
                                                                 behave in a manner similar to the index.
-----------------------------------------------------------------------------------------------------------

*"Standard & Poor's(R)," "S&P 500(R)," "Standard & Poor's 500(R)," and "Standard & Poor's 400(R)" are trademarks of The McGraw-Hill Companies, Inc. "Russell 1000(R)," "Russell 2000(R)," "Russell 2000(R) Growth," "Russell 3000(R)" and "Russell Midcap(R)" are trademarks of Frank Russell Company. "Wilshire 5000(R)" is a trademark of Wilshire Associates. "Morgan Stanley European Australian Far East Free(R)," "EAFE(R)" and "MSCI(R)" are trademarks of Morgan Stanley & Co. Incorporated. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

Use of Hedging and Other Strategic Transactions
     The Small Cap Index Trust, International Index Trust, and Total Stock Market may invest in Futures Contacts. A more complete description of this investment strategy appears under "Hedging and Other Strategic Transactions" below in this Prospectus and in the Statement of Additional Information.

     The Mid Cap Index Trust and 500 Index Trust may invest in Futures Contracts and Depository Receipts. A more complete description of this investment strategy appears under "Hedging and Other Strategic Transactions" below in this Prospectus and in the Statement of Additional Information.

Principal Risks of Investing in the Index Trusts
     Risks Applicable to All of the Index Trusts

      -- Since each of the Index Trusts are not actively managed, each Index Trust will generally reflect the performance of the index its attempts to track even in markets when this index does not perform well.

     Risks Applicable to the International Index Trust

      -- An investment in the International Index Trust involves risks similar to the risks of investing directly in the foreign securities in the MSCI EAFE Index. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the Small Cap Index Trust

      -- An investment in the Small Cap Index Trust involves risks similar to the risks of investing directly in the equity securities included in the Russell 2000 Index which are primarily small and mid cap securities. The risks of investing in equity securities and the risks of investing in small and mid cap securities (small and medium companies) are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the Mid Cap Index Trust

      -- An investment in the Mid Cap Index Trust involves risks similar to the risks of investing directly in the equity securities included in the Mid Cap Index. The risks of investing in equity securities and Mid Cap securities (medium size companies) are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the Total Stock Market Index Trust

      -- An investment in the Total Stock Market Index Trust involves risks similar to the risks of investing directly in the equity securities included in the Wilshire 5000 Index. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

     Risks Applicable to the 500 Index Trust

      -- An investment in the 500 Index Trust involves risks similar to the risks of investing directly in the equity securities included in the S&P 500 Index. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance(A, B)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     The bar chart reflects the performance of Series I shares. During the time period shown in the bar chart, the highest quarterly return and the lowest quarterly return for each Index Trust was as follows:

[PERFORMANCE GRAPH]

2001                                                            1.5%

                                                                One      Five      Life of     Date First
                                                                Year     Years    Portfolio    Available
 Small Cap Index Trust Series I                                 1.50%     N/A      -3.01%      05/01/2000
 Russell 2000 Index                                            -2.49%     N/A      -2.62%


[PERFORMANCE GRAPH]

2001                                                          -22.4%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 International Index Trust                                     -22.41%     N/A      -19.28%     05/01/2000
 MSCI EAFE Index                                               -21.21%     N/A      -18.28%


[PERFORMANCE GRAPH]

2001                                                           -1.7%

                                                                One      Five      Life of     Date First
                                                                Year     Years    Portfolio    Available
 Mid Cap Index Trust                                           -1.73%     N/A       3.14%      05/01/2000
 S&P MidCap 400 Index                                          -0.61%     N/A       3.05%

[PERFORMANCE GRAPH]

2001                                                          -11.4%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Total Stock Market Index Trust                                -11.41%     N/A      -12.72%     05/01/2000
 Wilshire 5000 Index                                           -10.97%     N/A      -13.19%


[PERFORMANCE GRAPH]

2001                                                          -12.4%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 500 Index Trust                                               -12.37%     N/A      -13.01%     05/01/2000
 S&P 500 Index                                                 -11.88%     N/A      -13.06%

                                        HIGHEST QUARTERLY RETURN    QUARTER     LOWEST QUARTERLY RETURN    QUARTER
Small Cap Index                                  20.75%            12/31/2001           -20.98%           09/30/2001
International Index                               6.03%            12/31/2001           -14.31%           03/31/2001
Mid Cap Index                                    17.71%            12/31/2001           -16.53%           09/30/2001
Total Stock Market Index                         12.15%            12/31/2001           -15.87%           09/30/2001
500 Index                                        10.56%            12/31/2001           -14.78%           09/30/2001

(A)Series II shares were first offered January 28, 2002. Series II performance will be lower than the Series I performance due to the higher Rule 12b-1 fee.
(B)Since May, 2000, certain expenses of each of the Index Trusts (except the 500 Index Trust) were reimbursed. If such expenses had not been reimbursed, returns would be lower.

SUBADVISER AND PORTFOLIO MANAGERS
     MAC manages each Lifestyle Trust. MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios of the Trust for which it is the subadviser. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $82 billion of assets under management.

     The Portfolio Managers are:

      -- Martin Ayow (since May, 2000). Mr. Ayow joined MAC in 2000. He has been managing and hedging fixed income and equity exposures for Manulife Financial using financial derivatives since 1994. Prior to joining Manulife Financial, he was Senior Treasury Officer at the Ontario Hydro Treasury Division. He is a Chartered Financial Analyst.

      -- Ram Brahmachari (since December, 2000). Mr. Brahmachari joined MAC in 2000. He is a senior analyst on the team responsible for the management of the equity index portfolios at Manulife Financial. Prior to joining Manulife, was employed as an analyst at Nortel.

THE LIFESTYLE TRUSTS

SUBADVISER:  Manufacturers Adviser Corporation ("MAC").

     There are five Lifestyle Trusts (each of which is a fund of funds) - Aggressive 1000, Growth 820, Balanced 640, Moderate 460 and Conservative 280. The Lifestyle Trusts differ from the portfolios previously described in that each Lifestyle Trust invests in a number of the other portfolios of the Trust which invest primarily in either equity securities or fixed income securities, as applicable ("Underlying Portfolios"). Each Lifestyle Trust has a target percentage allocation between the two types of Underlying Portfolios (fixed income and equity). SSgA Funds Management, Inc. provides subadvisory consulting services to MAC in its management of the Lifestyle Trusts.

------------------------------------------------------------------------------------------------------------
        PORTFOLIO                     INVESTMENT OBJECTIVE                     INVESTMENT STRATEGIES
------------------------------------------------------------------------------------------------------------
Lifestyle Aggressive 1000     Long-term growth of capital. Current     The portfolio invests 100% of its
                              income is not a consideration.           assets in Underlying Portfolios which
                                                                       invest primarily in equity
                                                                       securities.
Lifestyle Growth 820          Long-term growth of capital. Current     The portfolio invests approximately
                              income is also a consideration.          20% of its assets in Underlying
                                                                       Portfolios which invest primarily in
                                                                       fixed income securities and
                                                                       approximately 80% in Underlying
                                                                       Portfolios which invest primarily in
                                                                       equity securities.
Lifestyle Balanced 640        A balance between a high level of        The portfolio invests approximately
                              current income and growth of capital,    40% of its assets in Underlying
                              with a greater emphasis on growth of     Portfolios which invest primarily in
                              capital.                                 fixed income securities and
                                                                       approximately 60% in Underlying
                                                                       Portfolios which invest primarily in
                                                                       equity securities.
Lifestyle Moderate 460        A balance between a high level of        The portfolio invests approximately
                              current income and growth of capital,    60% of its assets in Underlying
                              with a greater emphasis on income.       Portfolios which invest primarily in
                                                                       fixed income securities and
                                                                       approximately 40% in Underlying
                                                                       Portfolios which invest primarily in
                                                                       equity securities.
Lifestyle Conservative 280    A high level of current income with      The portfolio invests approximately
                              some consideration given to growth of    80% of its assets in Underlying
                              capital.                                 Portfolios which invest primarily in
                                                                       fixed income securities and
                                                                       approximately 20% in Underlying
                                                                       Portfolios which invest primarily in
                                                                       equity securities.
------------------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION ON INVESTMENT STRATEGIES
     The Lifestyle Trusts seek to provide a variety of comprehensive investment programs designed for differing investment orientations. Each program is implemented by means of selected long-term investment allocations among the Underlying Portfolios.

     The portfolios eligible for purchase by the Lifestyle Trusts consist of all of the non-Lifestyle Trusts. The Underlying Portfolios are grouped according to whether they invest primarily in fixed income securities or equity securities. The Underlying Portfolios investing primarily in fixed income securities are the:

         --   High Yield Trust                        --   Investment Quality Bond Trust
         --   Strategic Bond Trust                    --   Diversified Bond Trust
         --   Global Bond Trust                       --   U.S. Government Securities Trust
         --   Total Return Trust                      --   Money Market Trust

     The other Underlying Portfolios invest primarily in equity securities. Because substantially all of the securities in which the Lifestyle Trusts may invest are Underlying Portfolios, each of the Lifestyle Trusts is non-diversified for purposes of the 1940 Act.

     Variations in the target percentage allocations between the two types of Underlying Portfolios (fixed income and equity) are permitted up to 10% in either direction. For example, based on its investment allocation of approximately 80% of assets in fixed income securities and 20% of assets in equity securities, the Lifestyle Conservative 280 Trust may have a fixed income/ equity allocation of 10%/90% or 30%/70%. Variations beyond the permissible deviation range of 10% are not permitted. However, in light of market or economic conditions, MAC may determine that the normal percentage limitations should be exceeded to protect the portfolio or to achieve the portfolio's objective.

     Within the prescribed percentage allocations, MAC selects the percentage levels to be maintained in specific portfolios. On each valuation day, the assets of each Lifestyle Trust are rebalanced to maintain the selected percentage level. MAC may from time to time adjust the percent of assets invested in any specific portfolios held by a Lifestyle Trust. Such adjustments may be made to increase or decrease the Lifestyle Trust's holdings of particular assets classes, such as common stocks of foreign issuers, or to adjust portfolio quality or the duration of fixed income securities. Adjustments may also be made to increase or reduce the percent of the Lifestyle Trust's assets subject to the management of a particular subadviser. In addition, changes may be made to reflect fundamental changes in the investment environment.

     Investors in any of the Lifestyle Trusts bear both the expenses of the particular Lifestyle Trust and indirectly the expenses of its Underlying Portfolios. Therefore, investors may be able to realize lower aggregate expenses by investing directly in the Underlying Portfolios of a Lifestyle Trust instead of in the Lifestyle Trust itself. An investor who chooses to invest directly in the Underlying Portfolios would not, however, receive the asset allocation services provided by MAC.

     None of the Lifestyle Trusts are authorized to enter into mortgage dollar rolls or invest in warrants.

Temporary Defensive Investing
     Although substantially all of the assets of the Lifestyle Trusts will be invested in shares of the Underlying Portfolios, the Lifestyle Trusts may invest up to 100% of their assets in cash or money market instruments of the type in which the Money Market Trust is authorized to invest for the purpose of:

      --   meeting redemption requests,
      --   making other anticipated cash payments, or
      -- protecting the portfolio in the event MAC determines that market or economic conditions warrant a defensive posture.

     To the extent a Lifestyle portfolio is in a defensive position, the ability to achieve its investment objective will be limited.

Use of Hedging and Other Strategic Transactions.
     The Lifestyle Trusts are not authorized to use any of the various investment strategies referred to under "Hedging and Other Strategic Transactions." The Lifestyle Trusts are not authorized to purchase warrants or indexed/structured securities or enter into mortgage dollar rolls.

Principal Risks of Investing in the Lifestyle Trusts
     The Lifestyle Trusts are ranked in order of risk. The Lifestyle Aggressive 1000 portfolio is the riskiest of the Lifestyle portfolios since it invests 100% of its assets in Underlying Portfolios which invest primarily in equity securities. The Lifestyle Conservative 280 portfolio is the least risky of the Lifestyle Trusts since it invests approximately 80% of its assets in Underlying Portfolios which invest primarily in fixed income securities. Each Lifestyle Trust is subject to the same risks as the Underlying Portfolios in which it invests. The principal risks of investing in each of the Lifestyle Trusts are:

      -- To the extent a Lifestyle Trust invests in Underlying Portfolios that invest primarily in equity securities, the portfolio will be subject to the risks of investing in equity securities. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
      -- To the extent a Lifestyle Trust invests in Underlying Portfolios that invest primarily in fixed income securities, the portfolio will be subject to the risks of investing in fixed income securities. Some of the fixed income portfolios may invest in non-investment grade securities. The risks of investing in fixed income securities, including non-investment grade securities, are set forth below under "Risks of Investing in Certain Types of Securities."
      -- Each of the Lifestyle portfolios is a non-diversified portfolio so that it may invest substantially all of its assets in other portfolios of the Trust. Since a non-diversified portfolio may invest a high percentage of its assets in the securities of a small number of companies, a non-diversified portfolio may be affected more than a diversified portfolio by a change in the financial condition of any of these companies or by the financial markets' assessment of any of these companies. In the case of the Lifestyle Trusts, this risk is greatly reduced since each Lifestyle Trust invests its assets in other portfolios of the Trust which have diverse holdings. See "Risks of Investing in Certain Types of Securities" for a complete definition of a non-diversified portfolio.

Performance(K)

     The performance information below does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower. The past performance of any portfolio is not necessarily an indication of how a portfolio will perform in the future.

     During the time period shown in the bar chart, the highest quarterly return and the lowest quarterly return for each Index Trust was as follows:

[PERFORMANCE GRAPH]

1997                                                           10.9%
1998                                                            4.9%
1999                                                           14.6%
2000                                                           -5.1%
2001                                                          -13.7%

                                                                 One       Five       Life of      Date First
                                                               Year(J)   Years(J)   Portfolio(J)   Available
 Lifestyle Aggressive 1000                                     -13.67%      N/A         1.78%      01/07/1997
 Russell 2000 Index(A)                                           2.49%      N/A         7.52%
 Russell 3000 Index(L)                                         -11.46%      N/A        10.14%
 Lifestyle Aggressive Composite Index(B)                       -11.49%      N/A         3.05%


[PERFORMANCE GRAPH]

1997                                                           13.8%
1998                                                            6.2%
1999                                                           16.6%
2000                                                           -3.1%
2001                                                             -9%

                                                                 One       Five       Life of      Date First
                                                               Year(J)   Years(J)   Portfolio(J)   Available
 Lifestyle Growth 820                                           -8.97%      N/A         4.48%      01/07/1997
 S&P 500 Index(A)                                              -11.88%      N/A        10.70%
 Lehman Brothers Government/                                     8.51%      N/A         7.36%
  Credit Bond Index
 Lifestyle Growth Composite Index(C)                            -7.62%      N/A         6.38%
 Lifestyle Growth Combined Index(D)                             -8.10%      N/A         5.82%


[PERFORMANCE GRAPH]

1997                                                           14.1%
1998                                                            5.7%
1999                                                           12.4%
2000                                                            2.5%
2001                                                           -4.7%

                                                                 One     Five     Life of    Date First
                                                                Year     Years   Portfolio   Available
 Lifestyle Balanced 640                                         -4.71%    N/A      5.80%     01/07/1997
 S&P 500 Index(A)                                              -11.88%    N/A     10.70%
 Lehman Brothers Government/                                     8.51%    N/A      7.36%
 Credit Bond Index
 Lifestyle Balanced Composite Index(E)                          -4.04%    N/A      7.30%
 Lifestyle Balanced Combined Index(F)                           -3.73%    N/A      6.80%

[PERFORMANCE GRAPH]

1997                                                           13.7%
1998                                                            9.8%
1999                                                            7.9%
2000                                                            4.3%
2001                                                           -1.1%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Lifestyle Moderate 460                                         -1.09%     N/A       6.81%      1/07/1997
 S&P 500 Index(A)                                              -11.88%     N/A      10.70%

 Lehman Brothers Government/                                     8.51%     N/A       7.36%
 Credit Bond Index

 Lifestyle Moderate Composite Index(G)                           0.21%     N/A       7.85%
 Lifestyle Moderate Combined Index(H)                            0.33%     N/A       7.32%


[PERFORMANCE GRAPH]

1997                                                           12.2%
1998                                                           10.2%
1999                                                            4.2%
2000                                                            7.6%
2001                                                            3.3%

                                                                 One      Five      Life of     Date First
                                                                Year      Years    Portfolio    Available
 Lifestyle Conservative 280                                      3.30%     N/A       7.47%      1/07/1997

 Lehman Brothers Government/                                     8.51%     N/A       7.36%
 Credit Bond Index

 Lifestyle Conservative Composite Index(I)                       3.43%     N/A       6.07%
 Lifestyle Conservative Combined Index(J)                        4.35%     N/A       6.09%

                                        HIGHEST QUARTERLY RETURN    QUARTER     LOWEST QUARTERLY RETURN    QUARTER
Lifestyle Aggressive                             17.52%            12/31/1998           -17.78%           09/30/1998
Lifestyle Growth                                 13.90%            12/31/1998           -13.65%           09/30/1998
Lifestyle Balanced                               10.78%            12/31/1998           -10.36%           09/30/1998
Lifestyle Moderate                                8.36%            12/31/1998            -5.15%           09/30/1998
Lifestyle Conservative                            5.17%            06/30/1997            -0.53%           09/30/1998

(A)All since inception returns for the indices begin on the month-end closest to the actual inception date of the trust.
(B)The Lifestyle Aggressive Composite Index is a blend of returns of the previous benchmark, the Russell 2000 Index since inception through April 30, 1999 and the new blended benchmark (41% Russell 1000 Index, 27% Russell 2000 Index, and 32% MSCI EAFE Index) since May 1, 1999 and thereafter. The Lifestyle Aggressive Composite Index was prepared by the Adviser using Ibbotson Associates Software and Data.
(C)The Lifestyle Growth Composite Index is a blend of returns of the previous benchmark (20% Russell 1000 Index, 50% Russell 2500 Index, 10% MSCI EAFE Index, 15% Lehman Brothers Government/Credit Bond Index, 5% U.S. 30-day T-Bill) since inception through April 30, 1999 and the new blended benchmark (42% Russell 1000 Index, 17% Russell 2000 Index, 21% MSCI EAFE Index, 20% Lehman Brothers IT Government/Credit Bond Index) since May 1, 1999 and thereafter. The Lifestyle Growth Composite Index was prepared by the Adviser using Ibbotson Associates Software and Data.
(D)The Lifestyle Growth Combined Index is comprised of 20% of the return of the Russell 1000 Index, 50% of the Russell 2500 Index, 10% of the MSCI EAFE Index, 15% of the Lehman Brothers Government/Credit Bond Index, 5% of the US 30-day T-Bill. The Lifestyle Growth Combined Index was prepared by the adviser using Ibbotson Associates Software and Data. The Lifestyle Growth Combined Index was added to more accurately reflect the investment objective of the Trust.
(E)The Lifestyle Balanced Composite Index is a blend of returns of the previous benchmark (25% Russell 1000 Index, 30% Russell 2500 Index, 5% MSCI EAFE Index, 30% Lehman Brothers Government/Credit Bond Index, 10% U.S. 30-day T-Bill) since inception through April 30, 1999 and the new blended benchmark (35% Russell 1000 Index, 10% Russell 2000 Index, 15% MSCI EAFE Index, 35% Lehman Brothers IT Government/Credit Bond Index, and 5% of the 3-month Treasury Bill) since May 1, 1999 and thereafter. The Lifestyle Balanced Composite Index was prepared by the Adviser using Ibbotson Associates Software and Data.
(F)The Lifestyle Balanced Combined Index is comprised of 25% of the return of the Russell 1000 Index, 30% of the Russell 2500 Index, 5% of the MSCI EAFE Index, 30% of the Lehman Brothers Government/Credit Bond Index, 10% of the US 30-day T-Bill. The Lifestyle Balanced Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Lifestyle Balanced Combined Index was added to more accurately reflect the investment objective of the Trust.

(G)The Lifestyle Moderate Composite Index is a blend of returns of the previous benchmark (25% Russell 1000 Index, 10% Russell 2500 Index, 5% MSCI EAFE Index, 35% Lehman Brothers Government/Credit Bond Index, 25% U.S. 30-day T-Bill) since inception through April 30, 1999 and the new blended benchmark (22% Russell 1000 Index, 8% Russell 2000 Index, 10% MSCI EAFE Index, 50% Lehman Brothers IT Government/Credit Bond Index, and 10% of the 3-month Treasury Bill) since May 1, 1999 and thereafter. The Lifestyle Moderate Composite was prepared by the Adviser using Ibbotson Associates Software and Data.
(H)The Lifestyle Moderate Combined Benchmark is comprised of 25% of the return of the Russell 1000 Index, 10% of the Russell 2500 Index, 5% of the MSCI EAFE Index, 35% of the Lehman Brothers Government/Credit Bond Index, 25% of the US 30-day T-Bill. Combined Benchmark was prepared by the Adviser using Ibbotson Associates Software and Data. The Lifestyle Moderate Combined Benchmark was added to more accurately reflect the investment objective of the Trust.
(I)The Lifestyle Conservative Composite Index is a blend of returns of the previous benchmark, the Lehman Brothers Government/Credit Bond Index since inception through April 30, 1999 and the new blended benchmark (15% Russell 1000 Index, 5% MSCI EAFE Index, 65% Lehman Brothers IT Government/Credit Bond Index, and 15% of the 3-month Treasury Bill) since May 1, 1999 and thereafter. The Lifestyle Conservative Composite Index was prepared by the Adviser using Ibbotson Associates Software and Data.
(J)The Lifestyle Conservative Combined Index is a blend of returns of the previous benchmark, the Lehman Brothers Government/Credit Bond Index since inception and the Policy Weight Benchmark (10% Russell 1000 Index, 5% MSCI EAFE Index, 25% Lehman Brothers IT Government/Credit Bond Index, 2% Lehman Brothers LT Government/Credit Bond Index, 30% Lehman Brothers 1-3 Year Government Bond Index, 8% Salomon Brothers High Yield Index, 5% NAREIT Index, 15% Salomon Brothers T-Bill) since May 1, 1999 and thereafter. The Lifestyle Conservative Combined Index was prepared by the Adviser using Ibbotson Associates Software and Data. The Lifestyle Conservative Combined Index is being added to more accurately reflect the investment objective of the Trust.
(K)During the time periods shown below, a portion of the Lifestyle Trust's expenses were reimbursed. If such expenses had not been reimbursed, returns would be lower.
(L)The Russell 3000 Index was added to more accurately reflect the investment objective of the Trust.

SUBADVISER AND PORTFOLIO MANAGERS
     MAC manages each Lifestyle Trust. MAC is a Colorado corporation. Its principal business at the present time is to provide investment management services to the portfolios of the Trust for which it is the subadviser. MAC is an indirect wholly-owned subsidiary of Manulife Financial Corporation ("MFC") based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The address of MAC is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. As of December 31, 2001, MAC together with Manulife Financial had approximately $82 billion of assets under management.

     A committee of MAC investment personnel manages each Lifestyle Trust.

SMALL-MID CAP GROWTH TRUST

SUBADVISER:  Navellier Management, Inc. ("NMI")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests principally in equity securities of fast growing companies that offer innovative products, services, or technologies to a rapidly expanding marketplace.

     The Small-Mid Cap Growth Trust will invest principally in (a) common stocks or (b) in securities convertible into common stocks or securities carrying rights or warrants to either purchase common stock or to participate in earnings. The portfolio will invest, under normal market conditions, at least 80% of its assets (plus any borrowings for investment purposes) in securities of small to mid capitalization sized companies, currently defined as companies with $2 billion to $10 billion in market capitalization at the time of purchase by the portfolio.

     In selecting investments, NMI utilizes a dynamic and objective, "bottom-up" quantitative screening process designed to identify and select inefficiently priced growth stocks with superior returns compared to their risk characteristics. The investment process focuses on several variables including, but not limited to:

      --   earnings growth,
      --   reinvestment rate,
      --   profit margin expansion,
      --   return on equity and,
      --   "reward/risk ratios"

     Investments are made primarily in securities listed on national securities exchanges, but the Small-Mid Cap Growth Trust may purchase securities traded in the U.S. over-the-counter market. The Small-Mid Cap Growth Trust may invest in the following types of foreign securities:

      --   U.S. dollar denominated obligations of foreign branches of U.S.
           banks,
      -- securities represented by ADRs listed on a national securities exchange or traded in the U.S. over-the-counter market,
      -- securities of a corporation organized in a jurisdiction other than the U.S. and listed on the New York Stock Exchange or NASDAQ, and
      -- securities denominated in U.S. dollars but issued by non U.S. issuers under U.S. Federal securities regulations (for example, U.S. dollar denominated obligations issued or guaranteed as to principal or interest by the Government of Canada or any Canadian Crown agency).

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities with emphasis on medium-sized and smaller emerging growth companies. The risks of investing in equity securities and small and medium sized companies are set forth below under "Risks of Investing in Certain Types of Securities."
 -- NMI utilizes computer models in determining a company's potential to provide an above average rate of return. If the computer model is not correct, the securities of the company purchased by the portfolio may not increase in value and could even decrease in value.

 -- The companies selected by NMI are generally in a rapid growth phase and their stocks tend to fluctuate in value more often than other small-mid cap securities.
 -- The portfolio may invest up to 100% of its assets in U.S. dollar denominated foreign securities. The risks of investing in foreign securities are set forth below under "Risks of Investing in Certain Types of Securities." Since the portfolio only invests in U.S. dollar denominated securities, it will not be subject to the risks of maintaining assets in a foreign country described in this section.

Performance
Performance is not provided for the Small-Mid Cap Growth Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     NMI manages the Small-Mid Cap Growth Trust. NMI is a Delaware corporation whose principal business at the present time is to provide investment management services to the Navellier Performance Funds and the Navellier Millennium Funds. NMI is a sub-chapter S corporation affiliated with Navellier & Associates, Inc., Navellier Hedge Management Inc., and Navellier Fund Management, Inc. and is controlled by its founder, President and CIO Louise G. Navellier. The address of NMI is One East Liberty, Third Floor, Reno, NV 89501. As of December 31, 2001, NMI together with its affiliates has approximately $4.4 billion of assets under management.

     The Portfolio Managers are:

      -- Louis G. Navellier (since July, 2001). Mr. Navellier is the founder, President and CIO of Navellier which was founded in 1987. Mr. Navellier oversees all aspects of investment research and strategy at Navellier. Mr. Navellier has provided investment strategies to individuals, pension funds and institutional portfolios since 1985. He obtained his B.S. in Finance and his M.B.A. from the California State University, Hayward.

      -- Alan Alpers (since July, 2001). Mr. Alpers is Director of Research/Senior Portfolio Manager for Navellier and is responsible for coordinating much of the quantitative analysis and portfolio allocation procedures for portfolio management. Prior to joining Navellier in 1989, he was employed by E.F. Hutton's Consulting Services Department where he evaluated, monitored and performed due diligence on various money management firms. Mr. Alpers is a Chartered Financial Analyst. He obtained his B.S. in Economics from the University of California, Davis and his M.B.A. from California State University, Sacramento.

SMALL-MID CAP TRUST

SUBADVISER: Kayne Anderson Rudnick Investment Management, LLC ("Kayne Anderson Rudnick")

INVESTMENT OBJECTIVE:  To achieve long-term capital appreciation, with dividend income as a secondary consideration.

INVESTMENT STRATEGIES: The portfolio managers follow a Quality at a Reasonable
                       Price investing strategy. We use a disciplined bottom-up, fundamental research approach to identify companies with rising free cash flow, high reinvestment rate and strong financial characteristics.

     The Kayne Anderson Rudnick investment philosophy is that superior risk-adjusted returns can be achieved through investment in high-quality companies at a reasonable price. We use a disciplined bottom-up, fundamental research approach to identify companies with rising free cash flow, high reinvestment rate, and strong financial characteristics. We engineer our Small-Mid Cap Portfolio to assure that each stock selection contributes to an overall portfolio that exhibits higher quality, superior growth, and better value than the Russell 2500(TM) Index.

     Our investment process involves screening a broad universe of 8,000 companies for the following criteria:

      --   High profitability

      --   Rising free cash flow

      --   Strong, consistent growth

      --   Low-debt balance sheet.

     The investment team subjects the approximately 250 companies that pass these screens to in-depth fundamental research involving a three-step process of qualitative, financial and valuation analyses. The portfolio manager and research analysts then create a focus list of 75 to 100 securities that merit more intensive fundamental research. The goal is to develop independent conviction in the sustainability of a company's competitive advantages, management commitment to shareholders, and expected return.

     Our portfolios consist of 25 to 35 positions. the individual security selection is complemented by a sector allocation discipline to avoid over-concentration in any single sector. We use the Russell(TM) Index as a guide for determining sector weightings. We will typically deviate within 10% from the Index. There is an additional company limit of 3% (at cost) of any one issue. Individual securities may appreciate up to 6 to 7% of the portfolio at market, in which case the portfolio manager will consider re-balancing the portfolio. We have an intermediate to long-term investment horizon of three to four years as we invest in companies that our research indicates possess sustainable competitive advantages, resulting in our low annual turnover of less than 30%.

PRINCIPAL RISKS OF INVESTING IN THIS PORTFOLIO

 -- The portfolio is managed based on proprietary analytical tools and techniques developed by the subadviser. There is no guarantee that such management tools an techniques will correctly predict earnings growth, or enable the portfolio to achieve its investment objective.

PERFORMANCE

     Performance is not provided for the Small-Mid Cap Trust since it commenced operations in July 2002.

SUBADVISER AND PORTFOLIO MANAGERS
     Kayne Anderson Rudnick Investment Management (KAR) was founded in 1984 by two successful entrepreneurs, Richard Kayne and John Anderson, to manage the funds of its principals and clients through non-traditional investment partnerships. The traditional investment management business conducted by Kayne Anderson Rudnick Investment Management began in 1989 when Allan Rudnick, president and chief investment officer, joined the firm. Mr. Rudnick has been an investment analyst and portfolio manager for over 35 years. On December 1, 2000, the name of the firm officially changed from Kayne Anderson Investment Management to Kayne Anderson Rudnick Investment Management to recognize Mr. Rudnick's contributions to the firm's success and growth. Since inception, the firm has followed a philosophy of quality at a reasonable price investing, or "QARP."

     As of December 31, 2001, Kayne Anderson Rudnick and approximately $7.6 billion in assets under management. The address of Kayne Anderson Rudnick is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

     In November 2001, Kayne Anderson Rudnick Investment Management, LLC, announced that it signed a definitive agreement to sell a majority interest in the company to Phoenix Investments Partners, Ltd., the wholly-owned asset-management subsidiary of The Phoenix Companies, Inc. (NYSE: PNX). The transaction was completed on January 29, 2002. Under the new agreement between Phoenix Investment Partners ("Phoenix") and Kayne Anderson Rudnick, Phoenix purchased an initial 60-percent interest in Kayne Anderson Rudnick on January 29, 2002. This ownership interest will increase to 75-percent in the year 2007. The remaining 25-percent ownership will be recycled among key executives and investment personnel of Kayne Anderson Rudnick key professionals, ensuring that the employees maintains a significant-ownership interest.

     The Portfolio Manager's are:

      -- ROBERT A. SCHWARZKOPF, is managing director of Small Cap Equity, co-portfolio manager for the Small and Mid Cap Equity Portfolios, and a member of the Investment Committee. He has more than 22 years of equity research experience. Before joining Kayne Anderson Rudnick in 1991, Mr. Schwarzkopf was a member of the Investment Policy Committee at the Pilgrim Group of Mutual Funds and portfolio manager for Pilgrim Regional BankShares. He earned a B.S. and M.S. in Mathematics from the University of Miami. Mr. Schwarzkopf is a Chartered Financial Analyst charterholder and a member of the Los Angeles Society of Financial Analysts.

      -- SANDI L. GLEASON, co-portfolio manager for the Small and Mid Cap Equity Portfolios, and member of the Investment Committee. She has more than eight years of equity research experience. Before joining Kayne Anderson Rudnick in 1993, Ms. Gleason was a senior consultant with Peterson Consulting Limited Partnership, a national litigation consulting firm. Ms. Gleason earned a B.S. in Business and Public Administration from the University of Arizona. She is a Chartered Financial Analyst charterholder and a member of the Los Angeles Society of Financial Analysts.

INTERNATIONAL EQUITY SELECT TRUST

SUBADVISER:  Lazard Asset Management

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: Lazard seeks to obtain this investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in equity securities. The portfolio will invest primarily in American Depository Receipts and common stocks, of relatively large non-U.S. companies with market capitalizations in the range of the Morgan Stanley Capital International (MSCI) Europe, Australia and Far East(R) Index that Lazard believes are undervalued based on their earnings, cash flow or asset values.

     The Portfolio will generally invest at least 80% of its total assets in equity securities, including American Depository Receipts, of companies located in at least three different foreign countries. The allocation of the Portfolio's assets among geographic sectors may shift from time to time based on Lazard's judgment and its analysis of market conditions. However, Lazard currently intends to invest the Portfolio's assets primarily in companies based in developed markets. The portfolio manager typically sells a stock when it is no longer considered a value company, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or falls short of Lazard's expectations.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided for the International Equity Select Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Lazard manages the International Equity Select Trust. Lazard is a division of Lazard Freres & Co. LLC ("Lazard Freres"), a New York limited liability company, which is registered as an investment adviser with the SEC and is a member of the New York, American and Chicago Stock Exchanges. Lazard Freres provides its clients with a wide variety of investment banking, brokerage and related services. Lazard and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $65.7 billion as of December 31, 2001. Lazard's clients are both individuals and institutions, some of whose accounts have investment policies similar to those of the Portfolio.

     The Portfolio Managers are:

      -- Herbert W. Gullquist (since July, 2001). Mr. Gullquist is a Vice Chairman and Managing Director of Lazard Freres and Chief Investment Officer of Lazard. He joined Lazard in 1982. Before joining Lazard he was a general partner of Oppenheimer & Company Inc. and a managing director and the chief investment officer of Oppenheimer Capital Corp. Mr. Gullquist has 39 years of investment experience and a BA from Northwestern University.

      -- John R. Reinsberg (since July, 2001). Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 19 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

      -- Ronald Saba (since July, 2001). Mr. Saba is a portfolio manager/analyst of Lazard Freres. He joined Lazard in 1996. Before joining Lazard he was a senior vice president, portfolio manager/analyst with Brandes Investment Partners, Inc. Mr. Saba has 24 years of investment experience and a M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Commerce from McGill University, Montreal.

     The International Equity Select Trust is also managed by a portfolio management team.

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SELECT GROWTH TRUST

SUBADVISER:  Roxbury Capital Management, LLC ("Roxbury")

INVESTMENT OBJECTIVE:  To seek long-term growth of capital.

INVESTMENT STRATEGIES: The portfolio invests primarily in large cap equity securities. Roxbury defines large cap equity securities as securities of companies with at least $2 billion in market cap. The portfolio may also invest up to 20% of its assets in mid cap securities and in securities of any market cap where Roxbury believes there are prospects significant appreciation in the price of the security (for example, in corporate restructurings).

     The Select Growth Trust invests primarily in large cap equity securities. Roxbury defines large cap equity securities as securities of companies with at least $2 billion in market cap. The portfolio may also invest up to 20% of its assets in mid cap securities and in securities of any market cap where Roxbury believes there are prospects significant appreciation in the price of the security (for example, in corporate restructurings).

     Roxbury's investment approach combines growth stock investing with a proprietary valuation discipline with the goal of creating portfolios of high quality companies with the potential for high return and prudent control of risk.

     Roxbury's investment philosophy is built upon three fundamental principles.

1.  QUALITY COMPANIES

     History has shown that only a few companies dominate their industries year after year and consistently build wealth for shareholders. Unique business models or franchises allow these companies to generate cash flow significantly in excess of the capital required to run their businesses and often correspond with increased market share, expanding margins and visionary management. Companies that exhibit such characteristics offer earnings predictability, a margin of safety and solid performance in volatile markets. Roxbury will seek to choose securities of such companies for the Select Growth Trust.

2.  GROWTH CRITERIA

     Roxbury's investment approach is based on their belief that, over time, stock prices follow earnings growth. Therefore, Roxbury seeks companies that can generate sustainable earnings and cash flow growth significantly higher than market averages.

3.  VALUATION DISCIPLINE

     Roxbury's investment approach is also based on their belief that valuation multiples, such as price/earnings ratios, are lagging indicators of wealth creation, and thus have only limited application to their investment selection process. Roxbury focuses on Return on Invested Capital (ROIC), which measures a company's ability to generate excess free cash flow. ROIC enables Roxbury to compare the fundamental strength of a business relative to its current stock price to find attractively prices securities.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided for the Select Growth Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Roxbury manages the Select Growth Trust. Anthony H. Browne and Harry B. Wilson founded Roxbury Capital Management, LLC's predecessor, Roxbury Capital Management in 1986. On July 31, 1998, Roxbury Capital Management entered into a strategic partnership with affiliates of Wilmington Trust Company. A Wilmington affiliate owns 100% preferred interests, and Roxbury Capital Management and two principals, Anthony H. Browne and Kevin P. Riley own 89% common interests in Roxbury Capital Management, LLC ("Roxbury"). The firm continues to be managed by Roxbury principals and employees and significant incentives are in place to insure continuity of management and the firm's proven investment philosophy. Roxbury is located at 100 Wilshire Blvd, Suite 600, Santa Monica, California 90401. As of December 31, 2001, Roxbury's assets under management were approximately $5.7 billion.

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     The Portfolio Managers are:

      -- Anthony H. Browne (since July, 2001). Mr. Browne is a co-founder and Co-Chief Investment Officer of Roxbury Capital Management and is currently a Senior Managing Director and Co-Chief Investment Officer, Portfolio Management. He oversees all aspects of Roxbury's investment and portfolio management process. Tony has 30 years of experience in the investment management field. Prior to founding Roxbury in 1986, he was President and Chief Investment Officer of CMB Investment Counselors, a Los Angeles firm with $3 billion under management. He began his career with Tweedy Browne & Co. Mr. Browne obtained his M.B.A. from Harvard Graduate School of Business and his B.A. from Harvard College.

      -- David P. Garza (since July, 2001). Mr. Garza joined Roxbury in 1994. He is currently a Managing Director of Research/Portfolio Management. He is also co-manager of Roxbury's Socially Responsible portfolios and has research responsibilities in the consumer products group. Prior to joining Roxbury, Mr. Garza was a senior accountant with Ernst & Young's Entrepreneurial Services Group.

      -- David C. Kahn (since July, 2001). Mr. Kahn is a Managing Director, Portfolio Management/Client Service for Roxbury. Prior to joining Roxbury in 1994, he was a Vice President with the Investment Management Consulting Groups of both CIBC Oppenheimer and Salomon Smith Barney. Mr. Kahn's experience also includes seven years with a New York-based proxy solicitor and merger strategist, where he developed and ran a division providing defense strategy and investor relations, consulting Fortune 1000 companies. Mr. Kahn obtained his M.B.A. for New York University and his B.A. for Bucknell University.

      -- Kevin P. Riley (since July, 2001). Mr. Riley joined Roxbury in 1986, its first year of operation. As Senior Managing Director and Co-Chief Investment Officer Portfolio Management, he oversees all aspects of Roxbury's investment research process, and is co-chairman of Roxbury's investment committee. Prior to joining Roxbury, Mr. Riley was Assistant to the Chairman and Manager of Equities at SunAmerica, Inc., a Vice President with Western Asset Management and Director of Institutional Research for a brokerage/money management firm. Mr. Riley obtained his M.B.A. from the University of California, Los Angeles and his B.A. (magna cum laude) from Claremont McKenna College. He is a Chartered Financial Analyst.

GLOBAL EQUITY SELECT TRUST

SUBADVISER:  Lazard Asset Management ("Lazard")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: Lazard seeks to obtain this investment objective by investing, under normal market conditions, at least 80% of the portfolios net assets (plus any borrowings for investment purposes) in equity securities. The portfolio will invest primarily in American and Global Depository Receipts and common stocks, of relatively large U.S. and non-U.S. companies with market capitalizations in the range of the Morgan Stanley Capital International (MSCI) World(R) Index that Lazard believes are undervalued based on their earnings, cash flow or asset values.

     The Global Equity Select Trust invests primarily in equity securities, including American and Global Depository Receipts and common stocks, of relatively large U.S. and non-U.S. companies with market capitalizations in the range of the Morgan Stanley Capital International (MSCI) World(R) Index that Lazard believes are undervalued based on their earnings, cash flow or asset values.

     The portfolio generally invests at least 80% of its total assets in equity securities, including American and Global Depository Receipts, of companies located in at least four different countries, including the United States. The allocation of the portfolio's assets among geographic regions may shift from time to time based on the Lazard's judgment and its analysis of market conditions. The portfolio manager typically sells a stock when it is no longer considered a value company, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or falls short of Lazard's expectations.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio will invest in foreign securities (including emerging market securities). The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."
 -- The portfolio may invest in equity securities of small and medium-sized companies. The risks of investing in these securities are set forth below under "Risks of Investing in Certain Types of Securities."

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Performance
Performance is not provided for the Global Equity Select Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Lazard manages the Global Equity Select Trust. Lazard, a division of Lazard Freres & Co. LLC ("Lazard Freres"), a New York limited liability company, which is registered as an investment adviser with the SEC and is a member of the New York, American and Chicago Stock Exchanges. Lazard Freres provides its clients with a wide variety of investment banking, brokerage and related services. Lazard and its affiliates provide investment management services to client discretionary accounts with assets totaling approximately $65.7 billion as of December 31, 2001. Lazard's clients are both individuals and institutions, some of whose accounts have investment policies similar to those of the Portfolio.

     The Portfolio Managers are:

      -- Herbert W. Gullquist (since July, 2001). Mr. Gullquist is a Vice Chairman and Managing Director of Lazard Freres and Chief Investment Officer of Lazard. He joined Lazard in 1982. Before joining Lazard he was a general partner of Oppenheimer & Company Inc. and a managing director and the chief investment officer of Oppenheimer Capital Corp. Mr. Gullquist has 39 years of investment experience and a BA from Northwestern University.

      -- John R. Reinsberg (since July, 2001). Mr. Reinsberg is a Managing Director of Lazard Freres. He joined Lazard in 1991. Before joining Lazard he was an executive vice president with General Electric Investment Corporation. Mr. Reinsberg has 19 years of investment experience, a BA from the University of Pennsylvania and an MBA from Columbia University.

      -- Ronald Saba (since July, 2001). Mr. Saba is a portfolio manager/analyst of Lazard Freres. He joined Lazard in 1996. Before joining Lazard he was a senior vice president, portfolio manager/analyst with Brandes Investment Partners, Inc. Mr. Saba has 24 years of investment experience and a M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Commerce from McGill University, Montreal.

     The International Equity Select Trust is also managed by a portfolio management team.


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CORE VALUE TRUST

SUBADVISER:  Rorer Asset Management, LLC ("Rorer")

INVESTMENT OBJECTIVE:  To seek long-term capital appreciation.

INVESTMENT STRATEGIES: The portfolio invests, under normal market conditions, primarily in equity and equity-related securities of companies with market capitalization greater than $1 billion at the time of purchase. Rorer seeks to select securities for the portfolio which it believes to be undervalued relative to the stock market in general.

     Rorer seeks to achieve the portfolio's objective by investing the portfolio's assets, under normal market conditions, primarily in equity and equity-related securities of companies with market capitalization greater than $1 billion at the time of purchase. Rorer seeks to select securities for the portfolio which it believes to be undervalued relative to the stock market in general.

     The Rorer approach to stock selection starts with a quality universe of those stocks that are included in the S&P 500 Index and the Russell 1000 Index that are U.S. domiciled, have five years of trading history and a market capitalization in excess of $1 billion. These companies are subjected to a rigorous quantitative screening process designed to filter out a list of potential purchase candidates based on two factors: attractive valuation and earnings momentum. The valuation methodology identifies the equities of those companies trading below historic valuation norms relative to the market as defined by the S&P 500. The earnings momentum measure identifies those companies, which are experiencing upward estimate revisions from the analytical community and, thereby, have the best potential to provide positive earnings.

     Buy: After the screening process is complete, fundamental and economic analysis is performed on those 75-100 companies, which meet the valuation, earnings momentum and portfolio guidelines. This fundamental analysis is extensive in scope and rigorous in its discipline. The analysis of each company's fundamentals, including interest rate and business cycle analysis and trading liquidity, is always considered as a whole before the time of purchase.

     Sell: The Rorer sell process is highly disciplined. In its implementation, it seeks to realize substantial profits after they have been earned or, conversely, to conserve capital when circumstances so dictate. Specifically, an upside price objective is established at the time of purchase. This price target is set at a level that the stock is reasonably expected to achieve within an 18-24 month time frame. Alternatively, a stock will be sold if its fundamentals fail to meet expectations or if its position exceeds our industry and position weighting limits.

     Portfolio Design: The foregoing research process results in a portfolio of approximately 30-40 companies. In addition, exposure in any single industry is generally limited, under normal market conditions, to approximately 20% of the total value of the portfolio.

Temporary Defensive Investing
     To meet redemption requests or pending investment of its assets or during unusual market conditions, the Core Value Trust may place all or a portion of its assets in cash or cash equivalents. To the extent the portfolio is in a defensive position, the ability to achieve its investment objective will be limited. The Core Value Trust seeks to maintain no more than 10% of its assets in cash or cash equivalents during normal market conditions and it anticipates that no more than 5% of its assets will be invested in cash or cash equivalents under normal market conditions.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests primarily in equity securities. The risks of investing in equity securities are set forth below under "Risks of Investing in Certain Types of Securities."

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 --   The price of the securities purchased by the portfolio will increase if other investors in the stock market subsequently believe that the securities are undervalued and are willing to pay a higher price for them. If other investors in the stock market continue indefinitely to undervalue these securities, or if in fact these securities are not undervalued, the value of the portfolio may decline.

Performance
Performance is not provided for the Core Value Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Rorer manages the Core Value Trust. Rorer, located at One Liberty Place, Philadelphia, Pennsylvania 19103, is a 24-year old firm which as of December 31, 2001 managed approximately $12.2 billion in assets primarily through a Large Cap Value discipline. Rorer focuses on high quality, but currently "out of favor" securities with strong fundamentals, which are positioned for growth. The most significant factor that distinguishes Rorer from its peers is its strong sell discipline. Rorer is 65% owned by Affiliated Managers Group.

     The Portfolio Managers are:

      -- Edward C. Rorer (since July, 2001). Mr. Rorer founded Rorer in 1978 and is the firm's Chairman & Chief Investment Officer. He received his M.B.A. from the University of Pennsylvania and his B.A. from Trinity College.

      -- James G. Hesser (since July, 2001). Mr. Hesser joined Rorer in 1992 and is currently its President. He received his B.A. from Rider University.

      -- Clifford B. Storms, Jr. CFA, EVP (since July, 2001). Mr. Storms joined Rorer in 1990 and is the firm's Director of Research. He received his M.B.A. from the University of North Carolina at Chapel Hill and his B.A. from Dickinson College.

HIGH GRADE BOND TRUST

SUBADVISER:  Allegiance Capital, Inc. ("Allegiance")

INVESTMENT OBJECTIVE:  To maximized total return, consistent with the preservation of capital and prudent investment management.

INVESTMENT STRATEGIES: Allegiance seeks to attain the portfolio's investment objective by investing, under normal market conditions, at least 80% of the portfolio's net assets (plus any borrowings for investment purposes) in investment grade, fixed income securities of varying maturities.

     The High Grade Bond Trust invests primarily (at least 80% under normal market conditions) in investment grade, fixed income securities of varying maturities. Investment grade fixed income securities include, but are not limited to:

      -- Securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities, including mortgage-backed securities such as GNMA, FNMA and FHLMC pass through certificates (U.S. Government Obligations"),
      -- U.S. domestic corporate bonds rated Baa or higher by Moody's or BBB or higher by S&P (or securities of comparable quality as determined by Allegiance),
      -- Commercial mortgage-backed securities and asset-backed securities rated Aaa or higher by Moody's or AAA or higher by S&P (or securities of comparable quality as determined by Allegiance).

     In managing the portfolio, Allegiance expects to maintain an average duration of five to six years. (Duration is a mathematical calculation widely used by fixed income managers to measure the potential volatility of individual fixed income securities and/or a portfolio of fixed income securities, to changes in the level of interest rates.) Variations in this range will generally be based on Allegiance's perception of current trends for the U.S. economy and the level of U.S. interest rates.

     In managing the portfolio, Allegiance may allocate the portfolio assets to several of the various sectors of the fixed income market including those listed above. Adjustments among these sectors will be made based on the trends of spread movements in the yields of each sector to the yield of the U.S. Treasury securities. As the spread in yields of sectors widens to the level of yield for U.S. Treasuries, those sectors may be removed or reduced in size within the portfolio. For those sectors in which their spread in yields to the yield of U.S. Treasuries narrows, those sectors may be increased in size as a component in the portfolio.

     In managing the portfolio, Allegiance will determine the mix of maturities of securities purchased by the portfolio in order to attempt to maintain an average portfolio duration of five to six years. Maturities of securities for a particular duration will vary depending on changes (or perceived changes) in the slope of the yield curve for U.S. securities. The slope of the yield curve will generally flatten (narrow as to the difference in yield of 2-year to 30-year Treasury issues) when the Federal

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

Reserve is raising interest rate levels (or the perception of a need to raise interest rates exists). In such a case, the maturities of securities will be adjusted to a barbell of short and long maturity issues, with the average duration being in the five to six year range. The slope of the yield curve will generally steepen (widen as to the difference in the yield of 2-year to 30-year Treasury issues) when the Federal Reserve is easing interest rates (or the perception of the need to ease interest rates exists). In such a case, the maturities of securities will generally be focused intermediate issues in the three-year to ten-year range.

Principal Risks of Investing in this Portfolio
 -- The portfolio invests substantially all its assets in fixed income securities. The risks of investing in fixed income securities are set forth below under "Risks of Investing in Certain Types of Securities."

Performance
Performance is not provided for the High Grade Bond Trust since it commenced operations in July, 2001.

SUBADVISER AND PORTFOLIO MANAGERS
     Allegiance manages the High Grade Bond Trust. Allegiance, located at 300 Pacific Coast Highway, Suite 405, Huntington Beach, California 92648 is a California corporation. Allegiance's sole business is to provide fixed income investment services to clients. Allegiance is privately owned by 34 employees and two non-employee investors. As of December 31, 2001, Allegiance had over $2.625 billion of fixed income assets under management for clients.

     The Portfolio Manager is:

      -- William Mawhorter (since July, 2001). Mr. Mawhorter, Chief Investment Officer and Chairman of Allegiance, co-founded Allegiance in November of 1988. Mr. Mawhorter has 32 years of fixed income investment experience. Prior to founding Allegiance, Mr. Mawhorter was Chief Investment Officer of Govaars and Associates.


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                              FINANCIAL HIGHLIGHTS

     The financial highlights table included with each portfolio description is intended to help investors understand the financial performance of the portfolio for the past five years (or since inception in the case of a portfolio in operation for less than five years. Certain information reflects financial results for a single share of a Trust portfolio. The total returns presented in the table represent the rate that an investor would have earned (or lost) on an investment in a particular Trust portfolio (assuming reinvestment of all dividends and distributions). The financial statements of the Trust as of December 31, 2001, have been audited by PricewaterhouseCoopers LLP, independent accountants. The report of PricewaterhouseCoopers LLP is included, along with the Trust's financial statements, in the Trust's annual report which has been incorporated by reference into the Statement of Additional Information and is available upon request.

     The performance information included in the "Financial Highlights" does not reflect fees and expenses of any variable insurance contract which may use the Trust as its underlying investment medium. If such fees and expenses had been reflected, performance would be lower.

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ADDITIONAL INFORMATION

     Additional information about the Trust's investments is available in the Trust's annual and semi-annual reports to shareholders. The Trust's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Trust's performance during its last fiscal year.

     Additional information about the Trust is also contained in the Statement of Additional Information dated the same date as this Prospectus. The Statement of Additional Information is incorporated by reference into this Prospectus. The annual and semi-annual reports, the Statement of Additional Information and other information about the Trust are available upon request and without charge by writing the Trust at 73 Tremont Street, Boston, MA 02108 or calling the Trust at (800) 344-1029. Shareholder inquiries should also be directed to this address and phone number.

     Information about the Trust (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington D.C. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission ("SEC") at 1-202-942-8090. Reports and other information about the Trust are available on the SEC's Internet site at http://www.sec.gov and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section in Washington D.C. 20549-0102.

       The Trust's Investment Company and 1933 Act File Numbers are 811-4146 and
                                                                         2-94157
                                                                   MIT.PRO5/2002

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